UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PACIFIC GAS AND ELECTRIC COMPANY

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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2010 Annual Meetings • Joint Proxy Statement

March 31, 2010

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 2010 annual meetings of PG&E Corporation and Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, May 12, 2010, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

The following Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the nominees for director and ratification of the appointment of the independent registered public accounting firm for 2010 for each company, and to provide an advisory vote on executive compensation for each company. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote “FOR” each of these items.

PG&E Corporation shareholders also will be asked to vote on a management proposal to amend the PG&E Corporation 2006 Long-Term Incentive Plan. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “FOR” this proposal.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “AGAINST” these proposals.

Your vote on these items at the annual meetings is important. For your convenience, we offer you the option of submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend the annual meetings, please vote as soon as possible so that your shares can be represented at the annual meetings.

Sincerely,

Peter A. Darbee
Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation

Christopher P. Johns
President of Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement		1

Questions and Answers		1

Corporate Governance		6

Item No. 1:	Election of Directors	15

Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company		28

Item No. 2:	Ratification of Appointment of the Independent Registered Public Accounting Firm	36

Information Regarding the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company		37

Report of the Audit Committees		39

Item No. 3:	Advisory Vote on Executive Compensation	40

Compensation Discussion and Analysis		42

Compensation Committee Report		57

Executive Officer Compensation Information		58

Item No. 4:	Approval of Certain Performance Goals and Amendments to the PG&E Corporation 2006 Long-Term Incentive Plan (To Be Voted on by PG&E Corporation Shareholders Only)	76

Item Nos. 5 through 9:	PG&E Corporation Shareholder Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	86

Other Information		95

Appendix A – PG&E Corporation Corporate Governance Guidelines		A-1

Appendix B – Secondary Pay Comparator Group of General Industry Companies		B-1

Appendix C – PG&E Corporation 2006 Long-Term Incentive Plan		C-1

Map and Directions to the PG&E Corporation and Pacific Gas and Electric Company Joint Annual Meeting

Joint Notice of Annual Meetings of Shareholders

of PG&E Corporation and Pacific Gas and Electric Company

March 31, 2010

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, May 12, 2010, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, for the purpose of considering the following matters:

For PG&E Corporation and Pacific Gas and Electric Company shareholders:

•	To elect the following 11 and 12 individuals, respectively, nominated by the applicable Board of Directors to each serve as director on each Board for the ensuing year:

David R. Andrews	Maryellen C. Herringer	Forrest E. Miller
Lewis Chew	Christopher P. Johns*	Rosendo G. Parra
C. Lee Cox	Roger H. Kimmel	Barbara L. Rambo
Peter A. Darbee	Richard A. Meserve	Barry Lawson Williams

*	Christopher P. Johns is a nominee for director of Pacific Gas and Electric Company only.

•	To ratify each Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2010 for PG&E Corporation and Pacific Gas and Electric Company,

•	To provide an advisory vote on executive compensation, and

•

To transact any other business that may properly come before the meetings and any adjournments or postponements of the meetings. If such matters are raised by shareholders, those matters must be properly submitted consistent with the respective company’s advance notice bylaws and other requirements relating to such matters.

For PG&E Corporation shareholders only:

•	To approve amendments to the PG&E Corporation 2006 Long-Term Incentive Plan, and

•	To act upon proposals submitted by PG&E Corporation shareholders and described on pages 86 through 94 of the Joint Proxy Statement.

This notice serves as the notice of annual meetings for those shareholders of PG&E Corporation or Pacific Gas and Electric Company who previously elected to receive their proxy materials in paper format. All other shareholders were sent an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2010 and Notice of Annual Meeting” (“Notice of Annual Meeting and Internet Availability of Proxy Materials”) for PG&E Corporation or Pacific Gas and Electric Company, as applicable.

The Boards of Directors have set the close of business on March 15, 2010 as the record date for determining which shareholders are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of

PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary of PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation and Pacific Gas and Electric Company

Joint Proxy Statement

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) (each a “Board” and together, the “Boards”) are soliciting proxies for use at the companies’ annual meetings of shareholders, including any adjournments or postponements.

This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and the Utility and their respective Boards and management, and provides general information about the voting process and attendance at the annual meetings.

A Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice”) or a copy of the Joint Proxy Statement, a proxy card, and the 2009 Annual Report (“Annual Report”) were mailed to shareholders beginning on or about March 31, 2010. The materials were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of the Utility at the close of business on March 15, 2010. This date is the record date set by the Boards to determine which shareholders may vote at the annual meetings.

The proxy materials are available on the website referenced in the Notice. For shareholders who prefer to access the proxy materials in printed form, the Notice also contains instructions on how to request a printed set of proxy materials by mail.

Questions and Answers

How do I vote?

You can attend and vote at the annual meetings, or the proxyholders will vote your shares as you indicate on your proxy. There are three ways to submit your proxy:

1.	Over the Internet. Shareholders may submit proxies over the Internet by following the instructions in the Notice from PG&E Corporation or the Utility, as applicable or for shareholders who received the proxy materials by mail by following the instructions on the proxy card or voting instruction card.

2.	By telephone. You may submit proxies by calling the toll-free number found on the proxy card or voting instruction card.

3.	By mail. You may submit proxies by completing, signing, and dating the proxy card or voting instruction card and mailing it in the postage-paid envelope provided.

If you submit your proxy over the Internet or by telephone, your vote must be received by 6:00 a.m., Eastern time, on Wednesday, May 12, 2010. These Internet and telephone voting procedures comply with California law. If you submit your proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Wednesday, May 12, 2010.

What am I voting on and what are each Board’s voting recommendations?

PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal
4	Amendments to the PG&E Corporation 2006 Long-Term Incentive Plan	For this proposal
5-9	Shareholder Proposals	Against these proposals

The Utility’s shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation
1	Election of Directors	For all nominees
2	Ratification of Appointment of the Independent Registered Public Accounting Firm	For this proposal
3	Advisory Vote on Executive Compensation	For this proposal

What vote is required to approve each item?

A majority voting standard applies to the election of each director nominee and to the approval of each other item described in this Joint Proxy Statement. A director nominee will be elected, and a proposal will be approved, if a majority of the shares represented and voting approve that nominee’s election or the proposal. Abstentions will not be considered in determining whether a majority of the shares represented and voting have elected a director nominee or approved a proposal. Similarly, any broker non-votes (see definition below) that occur with respect to a proposal will not be considered in determining whether a majority of the shares represented and voting have approved that proposal. As explained below, broker non-votes do not apply to the ratification of the appointment of the independent registered public accounting firm or the advisory vote on executive compensation.

In addition, the shares voting affirmatively must equal at least a majority of the required quorum. This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote. For this purpose, abstentions could prevent the election of a director nominee or the approval of a proposal, and broker non-votes that occur with respect to director elections or a proposal could prevent the election of a nominee or approval of a proposal, if the number of shares voting affirmatively do not constitute a majority of the required quorum.

What is a broker non-vote?

If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker or other registered holder with instructions as to how you want your shares to be voted. Under the rules of the New York Stock Exchange (“NYSE”), if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on certain routine matters, like the ratification of the appointment of the independent registered public accounting firm and the advisory vote on executive compensation. However, your broker may not use its discretion to vote your shares on certain other matters, like director elections and shareholder proposals. When a broker votes your shares on routine matters but is unable to vote your shares on other matters because you have failed to provide instructions, a “broker non-vote” occurs with respect to these other matters.

What shares am I entitled to vote?

If you are a PG&E Corporation registered shareholder, you are entitled to vote all the shares of PG&E Corporation common stock in your account as of the close of business on March 15, 2010, including shares in the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan. If you are a Utility registered shareholder, you are entitled to vote all the shares of Utility preferred stock in your account as of the record date.

If you are a registered shareholder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately for each company. If you receive more than one copy of the Notice or more than one proxy card for either company, it means that your shares are held in more than one account. You should vote the shares in all of your accounts.

How many copies of the Joint Proxy Statement and Annual Report will I receive?

If you are a registered shareholder of PG&E Corporation common stock and/or Utility preferred stock, for each account you will receive one Notice, unless you have requested paper copies of the proxy materials, in which case you will receive one Joint Proxy Statement, a proxy card, and one Annual Report.

If you are a beneficial owner of PG&E Corporation common stock and/or Utility preferred stock and you receive your proxy materials through Broadridge Investor Communication Solutions (“Broadridge”), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Joint Proxy Statement and the Annual Report than the number of beneficial owners at that address. Securities and Exchange Commission (“SEC”) rules permit Broadridge to deliver only one Joint Proxy Statement and one Annual Report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at that same address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Joint Proxy Statement and the Annual Report, or any future proxy statement or annual report, or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge and you wish to request delivery of a single copy of the annual report or the proxy statement to the shared address in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at One Market, Spear Tower, Suite 2400, San Francisco, CA 94105, or call 1-415-267-7070.

Are proxy materials for the annual meetings available on-line?

Yes. You can go on-line at www.pgecorp.com/investors/financial_reports/ to access this Joint Proxy Statement and the Annual Report.

You also can vote your proxy on-line, as noted on page 1 of this Joint Proxy Statement. Specific voting instructions also are included on the Notice and the proxy card.

What if I return my proxy but I do not specify how I want my shares voted?

The PG&E Corporation proxyholders will vote those shares in accordance with the PG&E Corporation Board’s recommendations, which are as follows: “For” Items 1, 2, 3, and 4, and “Against” Items 5 through 9. The Utility’s proxyholders will vote those shares in accordance with the Utility Board’s recommendations which are “For” Items 1, 2, and 3.

What if I do not submit my proxy?

Your shares will not be voted if you do not provide a proxy or vote at the annual meetings.

Can I change my proxy vote?

You can change your proxy vote or revoke your proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary in writing, or (4) submitting a written ballot at the annual meetings.

Is my vote confidential?

PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

Corporate Election Services will act as the proxy tabulators and the inspectors of election for the 2010 annual meetings. Corporate Election Services is independent of PG&E Corporation and the Utility and the companies’ respective directors, officers, and employees.

How many shares are entitled to vote at the annual meetings?

As of the record date, there were [XXX,XXX,XXX] shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

As of the record date, there were [XX,XXX,XXX] shares of Utility preferred stock, $25 par value, and

[XXX,XXX,XXX] shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.

A quorum is necessary to conduct business at each annual meeting. A majority of the shares entitled to vote at each meeting must be represented at the meeting in person or by proxy to constitute a quorum. Abstentions and broker non-votes will be considered in determining whether a quorum is present at each meeting.

May I attend the annual meetings?

All shareholders of record as of the record date may attend the annual meetings of PG&E Corporation and the Utility. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meetings.

If you are a registered shareholder, your Notice will be your admission ticket. Please bring the Notice to the annual meetings. If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings, and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Utility stock as of the record date.

May I bring a guest to the annual meetings?

Each registered shareholder or beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder’s proposal, or (4) financial or legal advisors.

Shareholders must provide advance written notice to the Corporate Secretary if they intend to bring any legal proxy, qualified representative, or advisor to the annual meetings. The notice must include the name and address of the legal proxy, representative, or advisor, and must be received at the principal executive office of the appropriate company by 5:00 p.m., Pacific time, on May 5, 2010, in order to allow enough time for the issuance of additional admission tickets. We recommend that shareholders send their notice by a method that allows them to determine when the notice was received at the principal executive office of the appropriate company.

How will the annual meetings be conducted?

The Chairman of the Board (“Chairman”) of PG&E Corporation will preside over the meetings and make any and all determinations regarding the conduct of the meetings.

All items of business described in this Joint Proxy Statement will be deemed presented at the annual meetings.

For each shareholder proposal, a qualified representative will have an opportunity to discuss that item. Other shareholders will have an opportunity to raise other comments and questions regarding that proposal.

There will be a general question and answer period. Questions and comments should pertain to corporate performance, items for consideration at the annual meetings, or other matters of interest to shareholders generally. The meeting is not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or the Utility.

Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the company officer chairing the meetings. Each person called upon during the meetings will have a maximum of three minutes on any one question or comment.

Can shareholders introduce other proposals (including director nominations) during the annual meetings?

Each company’s Bylaws require advance written notice of the intention to make a shareholder proposal or bring other matters for action (including introducing nominees for director) at an annual meeting. The notice for proposals and other matters to be considered by shareholders at the 2010 annual meetings must have been received at the principal executive office of the appropriate company by February 15, 2010. The companies did not receive timely advance written notice of any shareholder matters that will be introduced at the annual meetings.

If you would like to introduce a shareholder proposal or other business during PG&E Corporation’s or the Utility’s 2011 annual meeting, each company’s Bylaws state that your proper advance written notice of the matter must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on February 14, 2011. However, if the 2011 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2010 annual meetings, your notice will be timely if it is received no later than the tenth day after the date on which that company publicly discloses the date of its 2011 annual meeting. These deadlines also may change in response to legal and regulatory requirements.

If you would like to nominate an individual for director during the annual meeting, certain additional information must be provided in your advance written notice. While you should consult the appropriate company’s Bylaws for specific requirements, your notice generally should include:

1.	A brief description of your nomination,

2.	Your name and address, as they appear in the company’s records,

3.	The class and number of shares of the company’s stock that you own,

4.	Any material interest you may have in the nomination,

5.	The nominee’s name, age, business address, and residence address,

6.	The nominee’s principal occupation and the class and number of shares of the company’s stock owned by the nominee, and

7.	Any other information that would be required under the rules of the SEC in a proxy statement listing the nominee as a candidate for director.

If you wish to submit advance notice of other business to be brought before the 2011 annual meetings, we recommend that you use a delivery method that indicates when the advance notice of other business was received at the principal executive office of the appropriate company.

Is there a different due date that applies if I want my shareholder proposal to be included in the proxy statement for the 2011 annual meetings?

Yes. If you would like to submit a proposal to be included in either company’s proxy statement for the 2011 annual meetings, that company’s Corporate Secretary must receive your proposal after the date of the 2010 annual meetings, but by 5:00 p.m., Pacific time, on December 1, 2010.

If you wish to submit a shareholder proposal for inclusion in the 2011 proxy statement, we recommend that you use a delivery method that indicates when your proposal was received at the principal executive office of the appropriate company.

How much did this proxy solicitation cost?

PG&E Corporation and the Utility hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $13,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Corporate Governance

PG&E Corporation and the Utility are committed to good corporate governance practices that provide a framework within which the Boards and management of PG&E Corporation and the Utility can pursue the companies’ business objectives. The foundation for these practices is the independent nature of each Board and its fiduciary responsibility to the company’s shareholders.

Corporate Governance Guidelines

Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of PG&E Corporation and the Utility and that are updated from time to time as appropriate and as recommended by the PG&E Corporation Nominating and Governance Committee. Other corporate governance practices may be found in the charters of the various committees of the PG&E Corporation and Utility Boards.

The PG&E Corporation Corporate Governance Guidelines are included as Appendix A to this Joint Proxy Statement. The Utility’s Corporate Governance Guidelines are substantially similar to the PG&E Corporation Corporate Governance Guidelines and, therefore, are not included in this Joint Proxy Statement. Additional information regarding the availability of the companies’ corporate governance documents can be found on page 14 of this Joint Proxy Statement.

Board Leadership Structure

Chairman of the Board

The primary duty of the Chairman is to preside over meetings of the respective Board. The Chairman also establishes the agenda for Board meetings, designates members of management who are present at Board meetings, and is consulted regarding members of management who are present at Board committee meetings. The Chairman has the authority to call regular and special meetings of the Board and is consulted regarding nominees for the Board and the composition and chairmanship of Board committees.

PG&E Corporation and the Utility each believe that it is not in the best interest of the company and its shareholders to have an inflexible rule regarding whether the offices of Chairman and Chief Executive Officer (“CEO”) must be separate. When a vacancy occurs in the office of either the Chairman or the CEO, the affected Board will consider the circumstances existing at that time and will determine whether the role of Chairman should be separate from that of the CEO and, if the roles are separate, whether the Chairman should be selected from the independent directors or from management. In addition, at least annually, each Board reviews the respective company’s Board leadership structure to assess whether it is appropriate.

In the past, PG&E Corporation and the Utility each have had both combined and separate Chairman and CEO positions. In each case, the applicable Board was able to consider all eligible directors and not exclude any eligible candidate from consideration for the position of Chairman. More recently, when the positions have been combined, each company also has had a strong and independent lead director (see the discussion under “Independent Lead Director/Executive Session Meetings” on page 7 of this Joint Proxy Statement).

At PG&E Corporation, the Chairman is PG&E Corporation’s CEO and President, Peter A. Darbee. Mr. Darbee has been an executive officer of PG&E Corporation since 1999, when he was elected as the company’s Senior Vice President and Chief Financial Officer (“CFO”). He has served as the CEO and President of PG&E Corporation since January 2005 and as Chairman since January 2006. In addition, he was the Chairman of the Utility from January 2006 to May 2007 and was President and CEO of the Utility from September 2008 to July 2009. The PG&E Corporation Board believes that having Mr. Darbee serve concurrently as the company’s Chairman and CEO is the most appropriate Board leadership structure at this time because, among other things, his extensive business experience at, and knowledge of, both PG&E Corporation and the Utility allow him to serve as an effective link between the Board and management, and facilitate bringing to the Board’s attention key business issues and stakeholder interests as the Board fulfills its duties.

At the Utility, the positions of Chairman and principal executive officer have been separated. The Chairman of the Utility is C. Lee Cox, who is the independent lead director of both the Utility and PG&E Corporation. Under the rules of the California Public Utilities Commission, the same individual may not serve as Chairman of both PG&E Corporation and the Utility. In light of the foregoing and given Mr. Cox’s leadership skills and extensive business experience and expertise (as described further on page 18 of this Joint Proxy Statement), the Utility Board considers Mr. Cox to be the most effective director to serve in the Chairman position. For these reasons, the Utility Board believes that this Board leadership structure is the most appropriate for the Utility at this time.

Board and Director Independence

The PG&E Corporation Corporate Governance Guidelines set forth a policy that 75% of the directors should be independent, as defined in the Guidelines and set forth on pages A-1 – A-8 of this Joint Proxy Statement. The NYSE rules also require that a majority of PG&E Corporation’s directors be independent, as defined by the NYSE, and that independent directors meet regularly. The definition of “independence” in the PG&E Corporation Corporate Governance Guidelines is more stringent than, and satisfies, the NYSE definitions.

The Utility’s Corporate Governance Guidelines also set forth a policy that 75% of the directors should be independent, as defined in the Guidelines. The NYSE Amex Equities (“AMEX”) rules also require that the Utility’s independent directors meet regularly. The Utility Board is exempt from AMEX rules requiring that at least a majority of the directors meet the stock exchange’s definition of “independent director” because PG&E Corporation holds approximately 96% of the voting power of the Utility and the Utility is a “controlled subsidiary.” The definition of “independence” in the Utility’s Corporate Governance Guidelines is more stringent than, and satisfies, the AMEX definitions.

Only independent directors may serve on PG&E Corporation’s Audit Committee, Compensation Committee, Finance Committee, Nominating and Governance Committee, and Public Policy Committee, and on the Utility’s Audit Committee.

Audit Committee members must meet additional independence standards. Only independent directors may serve as chairs of the PG&E Corporation and Utility Board committees listed above.

Independent Lead Director/Executive Session Meetings

PG&E Corporation and the Utility each have had an independent lead director since 2003. The lead director is elected from among the independent chairs of the respective company’s standing Board committees, or, in the case of the Utility, the standing Board committees of the Utility or PG&E Corporation, and must have served as a director of the respective company for at least one year. The independent directors of each company select the lead director, following nomination by the PG&E Corporation Nominating and Governance Committee. The lead director serves a term of three years and may be re-elected to consecutive terms.

Currently, C. Lee Cox is the independent lead director of both PG&E Corporation and the Utility.

The duties of the lead director are set forth in each company’s Corporate Governance Guidelines and are identical for each company. Among other things, the lead director acts as a liaison between the Chairman (if the Chairman is not an independent director) and the independent directors. The lead director approves the agendas and schedules for meetings of the Board, as well as information sent to members of the Board.

At each regularly scheduled Board meeting, the independent directors of each Board meet in executive session without the other directors. The lead director coordinates the activities of the independent directors, including establishing the agenda for each executive session meeting of independent directors, presiding over these executive session meetings, and determining which, if any, other individuals (including members of management and independent advisors) should attend each executive session meeting. The lead director also may call special meetings of the independent directors.

The lead director receives written communications from each company’s shareholders and other interested parties, and is available for consultation and direct communication with major shareholders.

Director Nomination Process

The Boards of PG&E Corporation and the Utility each select nominees based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee’s recommendations are based upon a review of the qualifications of Board candidates, and consultation with the PG&E Corporation Chairman or the Utility Chairman, as applicable, and the PG&E Corporation CEO. For more information, see pages 15-27 of this Joint Proxy Statement related to Item No.1 (Election of Directors).

The Committee accepts recommendations for director nominees from a variety of sources, including executive search firms, shareholders, management, and Board members. The Committee reviews all recommended candidates for nomination at the annual meetings at the same time and uses the same review criteria for all candidates.

During 2008 and 2009, several directors retired or otherwise left the PG&E Corporation and Utility Boards, thereby creating vacancies on the Boards. On September 16, 2009, each Board elected two directors to fill these vacancies: Lewis Chew and Rosendo G. Parra. Mr. Chew and Mr. Parra both were identified through a third-party search firm. On February 17, 2010, the Utility Board elected Christopher P. Johns as a director. Each of these new directors is nominated for re-election at the companies’ respective 2010 annual meetings.

In 2008, the Committee retained an independent

third-party search firm to assist in the identification of candidates for director nominees. Based on an examination of the existing composition of the Boards, the qualifications of the current directors, the specific qualifications for director candidates that previously were approved by the Boards, and applicable stock exchange and other regulatory requirements regarding the independence and qualifications of the Boards as a whole and any standing Board committees, during 2008 and 2009, the search firm conducted research and initial interviews with potential candidates and provided the Committee and the PG&E Corporation Chairman with background information regarding a list of individuals who conformed with the applicable qualifications and characteristics.

Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility, as applicable, by writing to that company’s Corporate Secretary. Each recommendation must include:

1.	A brief description of the candidate,

2.	The candidate’s name, age, business address, and residence address,

3.	The candidate’s principal occupation and the class and number of shares of the company’s stock owned by the candidate, and

4.	Any other information that would be required under the rules of the SEC in a proxy statement listing the candidate as a nominee for director.

Recommended candidates may be required to provide additional information.

Board Committees

The principal standing committees of the PG&E Corporation Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee. The Utility Board has two principal standing committees: the Executive Committee and the Audit Committee.

Each company’s Board has adopted a formal charter for each of the Board committees listed above, which sets forth that committee’s duties and responsibilities. These committee charters are available in the Corporate Governance section of PG&E Corporation’s website (www.pgecorp.com/aboutus/) or the Utility’s website (www.pge.com/about/), as applicable. Shareholders also may obtain a printed copy of a Board committee’s charter by sending a written request to the Corporate Secretary of the appropriate company.

The membership and duties of the companies’ principal standing Board committees are described below.

	Executive Committees	Audit Committees	Compensation Committee	Finance Committee	Nominating and Governance Committee	Public Policy Committee
Independent Non-Employee Directors:
D. R. Andrews	X	X			X	X*
L. Chew		X				X
C. L. Cox(1)	X		X*	X
M. C. Herringer	X	X			X*
R. H. Kimmel				X		X
R. A. Meserve					X	X
M. S. Metz (through May 13, 2009)	X	X				X
F. E. Miller		X	X
R. G. Parra				X	X
B. L. Rambo	X		X	X*	X
B. L. Williams(2)	X	X*(2)	X	X
Employee Directors:
P. A. Darbee	X*
C. P. Johns	X(3)
Number of Meetings in 2009 (PG&E Corporation/Utility where applicable)	0/0	4/4	4	6	4	4

*	Committee Chair

(1)	Independent lead director of PG&E Corporation and the Utility and the non-executive Chairman of the Utility.

(2)	Audit committee financial expert, as defined by the SEC.

(3)	Member of the Utility’s Executive Committee only.

Executive Committees

The PG&E Corporation and Utility Boards each have an Executive Committee that may exercise any of the powers and perform any of the duties of the respective Board. This authority is subject to provisions of law and certain limits imposed by the PG&E Corporation Board or the Utility Board (as the case may be). The Executive Committees meet as needed.

Audit Committees

Each Board has a standing Audit Committee that advises and assists the appropriate Board with respect to:

•	Monitoring the integrity of the respective company’s financial statements,

•	Financial and accounting practices,

•	Internal controls, and external and internal auditing programs,

•

Selection and appointment of the respective company’s independent registered public accounting firm, pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and evaluation of the independence, qualifications, and performance of the independent registered public accounting firm,

•	Business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, the Utility, and their respective subsidiaries,

•	Review and oversight of related party transactions, and

•

Guidelines and policies for managing and assessing major risks, and review of processes used by other committees of the PG&E Corporation Board or the Utility Board to monitor and control major financial risk exposures.

Independence. Each member of the PG&E Corporation and Utility Audit Committees must be independent, as defined in the appropriate company’s Corporate Governance Guidelines, in SEC rules regarding audit committee independence, and in applicable stock exchange rules.

Financial literacy and expertise. Each member of the PG&E Corporation and Utility Audit Committees must be financially literate, as defined in the applicable stock exchange rules. One member of each Audit Committee also must be an “audit committee financial expert.”

The Boards of PG&E Corporation and the Utility each have determined that all members of the respective company’s Audit Committee are financially literate, and that Barry Lawson Williams, the independent chair of each company’s Audit Committee, is an “audit committee financial expert,” as defined by the SEC.

Service on other audit committees. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their subsidiaries, that Committee member must inform the appropriate company’s Board. In order for that member to continue serving on the Audit Committee, the Board must affirmatively determine that the simultaneous service does not impair that committee member’s ability to serve effectively on the Audit Committee.

Compensation Committee

The Compensation Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•	The compensation of directors,

•	Employment, compensation, and benefits policies and practices,

•	Review of potential risks arising from compensation policies and practices,

•	The development, selection, and compensation of policy-making officers, and

•	The evaluation of management and long-range planning for officer development and succession.

The PG&E Corporation Board has delegated to the Compensation Committee the authority to administer the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP), under which equity-based awards are made. The PG&E Corporation Board also has delegated to the CEO of PG&E Corporation the authority to make LTIP awards to certain eligible participants within the guidelines adopted by the Compensation Committee. The Compensation Committee may delegate its authority with respect to ministerial matters under the LTIP to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources. The Compensation Committee also oversees other employee benefit plans.

Among other things, the Committee:

•

Reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, although the Committee has delegated to the PG&E Corporation CEO the authority to approve compensation for certain officers, and

•

Recommends to the independent members of the appropriate Board the compensation of the CEOs of PG&E Corporation and the Utility (or, if the office of Utility CEO is not filled, the President of the Utility).

Independence. The Compensation Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and by the NYSE.

Because PG&E Corporation holds approximately 96% of the voting power of the Utility, the Utility is a “controlled subsidiary” of PG&E Corporation and will not be subject to certain AMEX rules that otherwise would require that all members of the

Compensation Committee meet the AMEX definition of “independent director” and would impose requirements on the Utility’s methods for determining executive compensation.

Compensation Consultant. The Compensation Committee retains an independent consulting firm to help evaluate PG&E Corporation’s compensation policies, to provide information about industry compensation practices and competitive compensation levels at companies within a comparator group, and to recommend compensation alternatives that are consistent with PG&E Corporation’s compensation policies. The Committee approves the retention of the compensation consultant, the consultant’s fees, and the scope of the engagement.

At the beginning of 2009, the Compensation Committee retained Hewitt Associates, LLC (“Hewitt”) as its independent compensation consultant. During 2009, PG&E Corporation paid Hewitt approximately $118,000 for executive compensation services. Hewitt’s estimated fees were presented to the Committee in February 2009 during the Committee’s annual review of the services provided by the independent compensation consultant.

In addition, management retained Disability Management Alternatives (“DMA”), a subsidiary of Hewitt, to perform short-term disability, long-term disability, and leave management administration services for PG&E Corporation and the Utility during 2009. Management initially retained DMA for such services prior to Hewitt’s acquisition of DMA during 2008. Fees paid to DMA in 2009 were approximately $996,000. The individual at Hewitt who served as the Compensation Committee’s primary compensation consultant was not involved in any of the services provided by DMA. The Committee was informed that management historically has obtained these types of services from DMA, but the Committee was not required to approve these services and did not do so.

During 2009, the Compensation Committee determined that, in order to avoid potential conflicts of interest, its compensation consultant should provide no other services to PG&E Corporation or its affiliates. Hewitt no longer met this standard. Accordingly, the Committee interviewed several compensation consulting firms and in September 2009 selected Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant.

During 2009, FWC provided advice regarding executive and non-employee director compensation trends and policies with respect to the amount and form of compensation, and assisted with the Committee’s compensation risk assessment, but did not advise the Committee with respect to compensation actually paid during 2009 to PG&E Corporation and Utility executive officers whose compensation is reported in the tables in this Joint Proxy Statement or to non-employee directors. FWC and its affiliates only provide executive and non-employee director compensation consulting services to the Committee, and do not provide any services directly to management of PG&E Corporation or the Utility.

During 2009, the Compensation Committee also adopted a formal policy reflecting its commitment to maintain the compensation consultant’s independence from management. In general, the policy states that the Committee’s compensation consultant will be deemed independent if (1) the consultant is retained and terminated by the Committee and reports solely to the Committee, and (2) the consultant and its affiliates do not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its Chair and in the capacity of the Committee’s agent.

Compensation Setting Process.

Non-employee directors. The Boards of PG&E Corporation and the Utility each establish the level of compensation for that company’s non-employee directors, based on the recommendation of the Compensation Committee and taking into account the impact of compensation on director independence. Directors who also are current employees of either company receive no additional compensation for service as directors.

The Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of its independent compensation consultant.

Executive officers. Each year, the Compensation Committee (and with respect to the CEO of PG&E Corporation and the CEO or the President of the Utility, the independent members of the applicable

Board, based on the Committee’s recommendation) approves the amounts of total target compensation for executive officers, based on a review of comparative data as well as the PG&E Corporation CEO’s recommendations (and with respect to the PG&E Corporation CEO, the compensation consultant’s recommendations). The Committee uses comparative data throughout the year to set the total target compensation of new executive officers. The Committee also reviews other benefits provided to executive officers.

The PG&E Corporation Board has delegated the administration of the LTIP to the Compensation Committee (except for awards granted to the PG&E Corporation CEO or to the Utility CEO or President), including the power to determine the types of awards to be granted, the amounts, terms, and conditions of LTIP awards, and the individuals to whom LTIP awards are granted.

The PG&E Corporation Board has delegated to the PG&E Corporation CEO the authority to approve compensation, within guidelines approved by the Compensation Committee, to lower-level officers and to non-officer employees. With respect to annual equity awards, such Committee-approved guidelines include the LTIP award value ranges for different categories of employees, as well as the terms and conditions of all LTIP awards to be made during the year. The guidelines also specify the grant date for annual LTIP awards. Actual awards are generally made within the range of target LTIP values previously approved by the Committee.

Finance Committee

The Finance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiaries, including specific actions required to achieve those objectives. Among other things, the Committee reviews:

•	Long-term financial and investment plans and strategies,

•	Annual financial plans,

•	Dividend policy,

•	Short-term and long-term financing plans,

•	Proposed capital projects,

•	Proposed divestitures,

•	Strategic plans and initiatives,

•	Major commercial banking, investment banking, financial consulting, insurance, and other financial relationships, and

•

Major financial risk exposures associated with (i) energy commodities and derivatives, (ii) risks identified through PG&E Corporation’s enterprise risk management program, and (iii) merger and acquisition transactions considered by the Committee, as well as the overall steps that management has taken to monitor and control such exposures.

Each year, the Finance Committee also presents for the PG&E Corporation and Utility Boards’ review and approval (1) a five-year financial plan for PG&E Corporation and its subsidiaries that incorporates, among other things, PG&E Corporation’s business strategy goals, and (2) an annual budget that reflects elements of the approved five-year plan. Members of the Board receive a monthly report that compares PG&E Corporation’s performance to the budget and provides other information about financial performance.

Independence. The Finance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines. All Committee members meet these independence requirements.

Nominating and Governance Committee

The Nominating and Governance Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to:

•

The selection of directors, including reviewing the appropriate skills and characteristics required of Board members, reviewing the qualifications of Board candidates, and recommending nominees for election to the Boards,

•	The chairmanship and membership of Board committees, and the nomination of a lead director of each company’s Board,

•	Corporate governance matters, including the companies’ governance principles and practices, and the review of shareholder proposals, and

•	Evaluation of the Boards’ performance and effectiveness.

Independence. The Nominating and Governance Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines and by the NYSE. All Committee members meet these independence requirements.

Because PG&E Corporation and a subsidiary hold approximately 96% of the voting power of the Utility, the Utility is a “controlled subsidiary” of PG&E Corporation and will not be subject to certain AMEX rules that otherwise would require that all members of the Committee meet the AMEX definition of “independent director” and would impose requirements on the Utility’s director nomination process.

Public Policy Committee

The Public Policy Committee of PG&E Corporation advises and assists the Boards of PG&E Corporation and the Utility with respect to public policy and corporate responsibility issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries.

Among other things, the Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to:

•	Protection and improvement of the quality of the environment, and compliance with environmental and hazardous waste management standards and regulations,

•	Charitable and community service organizations and activities,

•	Political contributions,

•	Diversity, inclusion, and workforce development,

•	Development of diverse suppliers to PG&E Corporation, the Utility, and their respective subsidiaries, and

•	Significant societal, governmental, and environmental trends and issues that may affect operations.

Independence. The Public Policy Committee must be composed entirely of independent directors, as defined in the Corporate Governance Guidelines.

Board-Level Oversight of Risk Management

As part of their oversight functions, the PG&E Corporation and Utility Boards generally oversee the companies’ risk management policies and programs, and allocate certain specific oversight responsibilities to the Board committees, consistent with the substantive scope of each committee’s charter. If a specific element of risk oversight is delegated to a Board committee, that committee provides a report of its activities to the applicable Board.

The allocation of Board-level risk oversight responsibility is based on legal requirements and internal governance standards. Some of the key areas in which risk management oversight has been allocated to Board committees include the following:

•	The Boards evaluate risks associated with major investments and strategic initiatives, with assistance from the PG&E Corporation Finance Committee.

•	The Boards oversee the implementation and effectiveness of the overall legal compliance and ethics programs, with assistance from the PG&E Corporation and Utility Audit Committees.

•

Each company’s Audit Committee discusses the guidelines and policies that govern the processes by which major risks are assessed and managed, and considers risk issues associated with overall financial reporting and disclosure processes.

•

The PG&E Corporation Finance Committee reviews the strategies developed to manage the largest individual risks identified in management’s enterprise risk management program (described below) and also discusses risk exposures related to energy commodities and derivatives.

•	The PG&E Corporation Compensation Committee oversees potential risks arising from the companies’ compensation policies, practices, and plans.

Other risk oversight responsibilities also have been allocated, consistent with each committee’s substantive scope.

The allocation of Board-level risk oversight responsibility is reviewed periodically. The last assessment was conducted in December 2009 by the PG&E Corporation Nominating and Governance Committee.

Management has the day-to-day responsibility for assessing and managing PG&E Corporation’s and the Utility’s exposure to various risks. Management provides various reports to the Boards and their committees regarding different elements of corporate risk management programs and activities. Among other things, management’s enterprise risk management program focuses on identifying and addressing the largest risks facing the enterprise. PG&E Corporation and the Utility also have a Chief Risk and Audit Officer who functionally reports to the Audit Committees of PG&E Corporation and the Utility.

Board of Directors Retirement Policy

The Boards of PG&E Corporation and the Utility may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70.

Availability of Governance Documents

The following corporate governance documents are available in the Corporate Governance section of PG&E Corporation’s website (www.pgecorp.com/aboutus/) or the Utility’s website (www.pge.com/about/):

•	PG&E Corporation’s and the Utility’s respective Bylaws,

•

PG&E Corporation’s and the Utility’s respective Corporate Governance Guidelines (the PG&E Corporation Corporate Governance Guidelines are also included as Appendix A to this Joint Proxy Statement and are substantially similar to the Utility’s Guidelines),

•	PG&E Corporation’s and the Utility’s respective codes of conduct and ethics that apply to each company’s directors and employees, including executive officers, and

•

Charters of the following Board committees: the companies’ Audit Committees, the companies’ Executive Committees, the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Public Policy Committee.

Shareholders also may obtain printed copies of these documents by sending a written request to the Corporate Secretary of the appropriate company.

Contacting the Directors or Officers of PG&E Corporation or Pacific Gas and Electric Company

Correspondence to the Board of PG&E Corporation or the Utility or any individual directors (including the non-employee or independent directors as a whole, or the lead director) or to PG&E Corporation or Utility officers should be sent to the principal executive office of the appropriate company in care of the Corporate Secretary. Correspondence addressed to either company’s Board as a body, or to all of the directors (or the independent directors) in their entirety, will be forwarded to the lead director. The Corporate Secretary will regularly provide each Board with a summary of communications from shareholders and other interested parties that the Corporate Secretary receives on behalf of that Board. A majority of the independent members of the Boards of PG&E Corporation and the Utility have approved this process for shareholders to send communications to the Boards.

The addresses of the principal executive offices are:

PG&E Corporation

One Market, Spear Tower, Suite 2400

San Francisco, CA 94105

Pacific Gas and Electric Company

77 Beale Street, 32nd Floor

San Francisco, CA 94105

Item No. 1:

Election of Directors of PG&E Corporation and

Pacific Gas and Electric Company

Shareholders are being asked to elect 11 directors to serve on the Board of PG&E Corporation and 12 directors to serve on the Board of the Utility. The 11 nominees for director of PG&E Corporation also are nominees for director of the Utility.

The nominees for director were selected by the Boards of PG&E Corporation and the Utility, as applicable, based on recommendations received from the PG&E Corporation Nominating and Governance Committee. The Committee reviews the qualifications of Board candidates in consultation with the PG&E Corporation Chairman or the Utility Chairman, as applicable, and the PG&E Corporation CEO.

All nominees are current directors who were elected by shareholders at the 2009 annual meetings, except for (1) Lewis Chew and Rosendo G. Parra, both of whom were elected to the PG&E Corporation and Utility Boards on September 16, 2009, and (2) Christopher P. Johns, who was elected to the Utility Board on February 17, 2010.

The Nominating and Governance Committee reviews Board candidates with a goal of creating for each company a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the company’s operations, understand the complexities of the company’s business environment, and possess capabilities to provide valuable insight and oversight. In conducting this review, the Committee considers the requirements for director independence and other qualifications contained in each company’s Corporate Governance Guidelines and Board committee charters. The Committee also considers factors such as diversity, age, skills, and any other factors that it deems appropriate, given the current needs of the Boards and the companies.

With respect to diversity, the Nominating and Governance Committee seeks a range of different backgrounds, perspectives, skills, and experiences. Although there is no set policy regarding diversity of nominees for director, the Committee and the Boards annually review the diversity of the director nominees and the extent to which diverse backgrounds, perspectives, skills, and experiences are represented by the members of the Boards.

If elected as director, all of the nominees have agreed to serve and will hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director.

If any of the nominees become unavailable at the time of the annual meetings to accept nomination or election as a director, the proxyholders named on the PG&E Corporation or Utility proxy card (as applicable) will vote for substitute nominees at their discretion.

Information is provided on the following pages about the nominees for director, including principal occupations and directorships held during the past five years, certain other directorships, age, length of service as a director of PG&E Corporation and/or the Utility, and membership on Board committees. Information regarding attendance at Board and committee meetings and ownership of PG&E Corporation and Utility stock is provided in the section entitled “Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company,” which can be found on pages 28-35 of this Joint Proxy Statement.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR Each of the Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and

Pacific Gas and Electric Company

The Boards of PG&E Corporation and the Utility believe that the nominees for director who are listed below would, if elected, constitute a balanced and multi-disciplinary Board composed of qualified, dedicated, ethical, and highly regarded individuals. The information provided below includes a description of each nominee’s specific experience, qualifications, attributes, or skills that indicate why that person should serve as a director of the applicable company, in light of the company’s business and structure.

David R. Andrews

Mr. Andrews is retired Senior Vice President, Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses) and served in that position from February 2002 to November 2004. He also is a founder of MetaJure, Inc. (a company focused on developing information access solutions for lawyers by the application of technology) and has been Co-Chairman of that company since 2007. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the international law firm of McCutchen, Doyle, Brown & Enersen, LLP (now Bingham McCutchen) from May 2000 to January 2002 and from 1981 to July 1997. He founded that firm’s environmental practice and served as Chairman of the firm from 1991 to 1994. From August 1997 to April 2000, Mr. Andrews was Legal Adviser (General Counsel) to the U.S. Department of State. From 1980 to 1981, he served as the Principal Deputy General Counsel to the U.S. Department of Health and Human Services. From 1976 to 1980, he served as the Special Assistant for Policy and Legal Counsel to the Deputy Administrator of the U.S. Environmental Protection Agency.

Mr. Andrews has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California) since April 2000 and has been the lead director of UnionBanCal Corporation since 2009. He previously served as chair of UnionBanCal Corporation’s nomination and governance committee and was a member of that company’s audit committee. Mr. Andrews also has been a director of the James Campbell Company LLC (real estate) since January 2007. He is the presiding director of that company, the chair of its nomination and governance committee, and a member of its compensation committee. Mr. Andrews previously served on the supervisory and joint boards of directors of James Hardie Industries N.V. (fiber cement manufacturing) from September 2007 to February 2009 and was chair of that company’s compensation committee and a member of its nomination and governance committee.

In 2009, Mr. Andrews was selected as a member of The Conference Board Task Force on Executive Compensation. He has served as a Senior Fellow for Corporate Governance at the National Chamber Foundation, U.S. Chamber of Commerce. He also has served on the Boards of Trustees of several not-for-profit organizations, including the Lawyers Committee for Civil Rights (promoting equal justice through rule of law), the American Bar Association’s Central European and Eurasian Law Initiative (promoting independent and civil rights in Eurasia), and the Asia Foundation (promoting economic and social development in Asia).

Mr. Andrews, 68, has been a director of PG&E Corporation and the Utility since August 2000. He currently is Chair of the PG&E Corporation Public Policy Committee, a member of the PG&E Corporation and Utility Audit Committees and Executive Committees, and a member of the PG&E Corporation Nominating and Governance Committee. He brings a wealth of management, leadership, and business skills from his professional experience described above, including as an executive and a director of, and legal counsel to, other large public companies and as legal counsel to the Executive Branch. His specific experience and expertise include legal, corporate governance, executive compensation, environmental, governmental, and public policy matters, as well as an in-depth knowledge of PG&E Corporation and the Utility.

Lewis Chew

Mr. Chew is Senior Vice President, Finance and Chief Financial Officer of National Semiconductor Corporation (“National Semiconductor”) (design, manufacturing, and sale of semiconductors with a focus on energy efficiency, in Santa Clara, California) and has held that position since 2001. He joined National Semiconductor in 1997 as Director of Internal Audit and was named Vice President and Controller in 1998. Prior to joining National Semiconductor, Mr. Chew was a Partner and certified public accountant at KPMG, LLP (accounting firm), where he served mainly technology and financial institution clients. He joined KPMG, LLP in 1984.

Mr. Chew previously was a director of Foveon Inc. (design and development of image sensors for digital cameras). He currently serves on the Advisory Board of the Santa Clara University Accounting Department and on the Board of Regents of Archbishop Mitty High School in San Jose, California.

Mr. Chew, 47, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and a member of the PG&E Corporation Public Policy Committee. As an executive of a large industrial customer in the technology sector in the Utility’s service area, he brings a high-tech perspective, as well as insights from a customer’s perspective. Mr. Chew has specific financial expertise and executive management and leadership skills gained from serving as Chief Financial Officer of National Semiconductor and as an audit partner at KPMG, LLP. He also has experience managing and overseeing all financial functions at a large public international corporation, as well as information systems, investor relations, business planning, corporate controllership, strategic planning, business development, worldwide operations finance, and global internal audit functions.

C. Lee Cox

Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. (wireless service provider) and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation (telecommunications utility), from 1987 until his retirement in April 1997. His positions at those entities included, among others, Vice President of Corporate Communications, Executive Vice President of Operations, and Executive Vice President of Marketing.

Mr. Cox previously served on the boards of directors of Pacific Telesis Group (regional telephone operating company), AirTouch Communications, Inc., Netcom On-Line Communications Services, Inc. (Internet access provider), Cellular Communications, Inc. (cellular telephone services), and Riverstone Networks (provider of networking switching hardware). He currently is a board member of the SPCA for Monterey County and the Nancy Buck Ransom Foundation. He is a past member of the Board of Governors of the Commonwealth Club of California and the Board of Trustees of the World Affairs Council.

Mr. Cox, 69, has been a director of PG&E Corporation and the Utility since 1996 and has served as the non-executive Chairman of the Board of the Utility since January 2008 and as the lead director of PG&E Corporation and the Utility since April 2004. He currently is Chair of the PG&E Corporation Compensation Committee, a member of the PG&E Corporation Finance Committee, and a member of the PG&E Corporation and Utility Executive Committees. He previously served as Chair of the PG&E Corporation and Utility Audit Committees. Mr. Cox brings in-depth knowledge of PG&E Corporation and the Utility, as well as corporate governance, compensation, and finance matters, based on his experience as lead director of each company and as Chair and a member of several key Board committees. He also brings executive management, business, and leadership skills gained as the chief executive officer and a director of other large public companies. Mr. Cox’s specific experience and expertise include managing and directing operations, corporate communications, and marketing functions at other large companies that are regulated by the California Public Utilities Commission.

Peter A. Darbee

Mr. Darbee is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation. During his career at PG&E Corporation, he has held the following positions:

•     Chairman of the Board since January 2006,

•     Chief Executive Officer since January 2005,

•     President from January 2005 to June 2007 and since September 2007, and

•     Senior Vice President and Chief Financial Officer from September 1999 to December 2004.

Mr. Darbee also held the following positions at the Utility:

•     President and Chief Executive Officer from September 2008 to July 2009, and

•     Chairman of the Board from January 2006 to May 2007.

Before joining PG&E Corporation, Mr. Darbee was Vice President and Chief Financial Officer of Advanced Fibre Communications, Inc. (broadband solutions for the telecommunications industry) from 1997 to 1999. He was Vice President, Chief Financial Officer, and Controller of Pacific Bell (telecommunications utility) from 1994 to 1997. As an investment banker with Goldman Sachs & Co. (investment bank) from 1989 to 1994, Mr. Darbee was Vice President and co-head of the firm’s energy and telecommunications group. He also held positions at Salomon Brothers (investment bank), Kidder, Peabody & Co. (investment bank), AT&T (telecommunications services and equipment), and Citibank (bank and financial services).

Mr. Darbee graduated from the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives in June 2004. He is a member of the Edison Electric Institute Executive Committee, serves as Chairman of the CEO Policy Committee on Public and Governmental Affairs, and is a member of the CEO board of the Clean Energy Group. Mr. Darbee also serves as the United States co-chair for the Global Leadership Technology Exchange and the business co-chair of the Washington, D.C.-based Alliance to Save Energy. He is active in numerous civic and community organizations, including The Business Council, the California Business Roundtable, and the San Francisco Symphony Board of Governors.

Mr. Darbee, 57, has been a director of PG&E Corporation and the Utility since January 2005. He currently is Chair of the PG&E Corporation and Utility Executive Committees. Mr. Darbee brings an in-depth knowledge of the business and operational issues facing PG&E Corporation and the Utility, and the leadership, management, and business skills gained during his tenure as an executive and a director of PG&E Corporation and the Utility and, prior to that, as an executive and a manager at various telecommunications and investment banking entities. Mr. Darbee also has been recognized as a leader in the areas of climate change, energy efficiency, renewable energy, and other aspects of energy and environmental policy.

Maryellen C. Herringer

Ms. Herringer is an attorney-at-law. She held various executive positions at APL Limited (intermodal shipping and rail transportation company) from 1991 until it was acquired by Neptune Orient Lines in December 1997, most recently serving as Executive Vice President, General Counsel, and Secretary. In those positions, she was responsible for overseeing a broad range of functions at APL Limited, including legal, risk management, corporate communications, human resources, internal audit, tax, and community affairs. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster from 1989 to 1991 and Senior Vice President and General Counsel of Transamerica Corporation (insurance and financial services) from 1981 to 1989.

Ms. Herringer has been a director of ABM Industries Incorporated (facilities services) since 1993 and has served as the non-executive Chairman of the Board of that company since March 2006. She is a member of that company’s compensation committee and its executive committee, and previously was chair of its compensation committee and a member of its audit committee. In addition, Ms. Herringer was a director of Wachovia Corporation (bank holding company) and a member of that company’s risk committee until it merged with Wells Fargo in December 2008. She also served as a director of Golden West Financial Corporation (savings and loan holding company) and World Savings Bank (savings and loan) from 1996 until they were acquired by Wachovia Corporation in October 2006 and was chair of those companies’ nominating and governance committee and a member of their audit committee. Ms. Herringer currently is a member of the Board of Trustees of the Benilde Religious Trust and the Board of Trustees of Mills College. She previously served on the boards of numerous educational institutions and not-for-profit organizations, including St. Mary’s College of California, Vassar College, the Alameda County Hospital Authority, and the San Francisco Chamber of Commerce. She also was Chair of the Business Law Section of the State Bar of California.

Ms. Herringer, 66, has been a director of PG&E Corporation and the Utility since October 2005. She currently is Chair of the PG&E Corporation Nominating and Governance Committee, and is a member of the PG&E Corporation and Utility Audit Committees and Executive Committees. She previously was a member of the PG&E Corporation Public Policy Committee. Ms. Herringer brings leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Her specific expertise includes legal, corporate governance, risk management, and internal audit matters, as well as corporate transactions and mergers and acquisitions. Ms. Herringer’s involvement in local educational, community, and business organizations also provides a perspective regarding the Utility’s customer base.

Christopher P. Johns

Mr. Johns is President of Pacific Gas and Electric Company. During his career at the Utility, he has held the following positions:

•     President since August 2009,

•     Senior Vice President, Financial Services from May 2009 to July 2009,

•     Senior Vice President and Treasurer from October 2005 through April 2009,

•     Chief Financial Officer from October 2005 through May 2007, and

•     Vice President and Controller from June 1996 through December 1999.

Mr. Johns also held the following positions at PG&E Corporation:

•     Treasurer from October 2005 to April 2009,

•     Chief Financial Officer from January 2005 through July 2009,

•     Senior Vice President from September 2001 to July 2009,

•     Controller from July 1997 to October 2005, and

•     Vice President from July 1997 to September 2001.

Prior to becoming an officer of the Utility, Mr. Johns was a partner at KPMG Peat Marwick (accounting firm). He graduated from the Massachusetts Institute of Technology Reactor Technology Course for Utility Executives in June 2006. Mr. Johns also serves on the Board of Directors of the California Chamber of Commerce and the Board of Trustees of the San Francisco Ballet.

Mr. Johns, 49, has been a director of the Utility since February 2010. He currently is a member of the Utility’s Executive Committee. Mr. Johns brings a detailed knowledge of the Utility’s operations and experience with the Utility’s and PG&E Corporation’s finance and accounting functions, including oversight of treasury, investor relations, and business planning, along with the management, leadership, and problem-solving skills gained in his years as an executive of PG&E Corporation and the Utility and as a partner at KPMG Peat Marwick.

Roger H. Kimmel

Mr. Kimmel is Vice Chairman of Rothschild Inc. (international investment banking firm) and has held that position since January 2001. His investment banking work includes cross-border and domestic public company mergers and acquisitions, capital market transactions, corporate governance, and advising special committees of boards of directors. He also serves as chairman of Rothschild Inc.’s Investment Banking Committee. Prior to joining Rothschild Inc., Mr. Kimmel was a partner in the international law firm of Latham & Watkins LLP from December 1986 to January 2001, where his practice focused on mergers and acquisitions, capital markets, and corporate governance matters.

Mr. Kimmel has been a director of Endo Pharmaceuticals Holdings Inc. (pharmaceutical company) since July 2000 and has served as that company’s non-executive Chairman of the Board since May 2007. He also is chair of that company’s nominating and governance committee, as well as a member of its audit committee and its transactions committee. In addition, Mr. Kimmel has served as a director of Schiff Nutrition International, Inc. (vitamins and nutritional supplements company) since 1996. He previously was a director of Algos Pharmaceutical Corporation from July 1996 until it merged with Endo Pharmaceuticals Holdings Inc. in July 2000. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since January 2009. He has been a public speaker on corporate governance issues and private equity transactions.

Mr. Kimmel, 63, has been a director of PG&E Corporation and the Utility since January 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Public Policy Committee. Mr. Kimmel brings business, finance, and legal skills, as well as leadership and problem-solving skills developed as an executive and a director of, and legal counsel to, other large public companies. His specific expertise includes corporate transactions, finance, investment banking, international business, corporate governance, and legal matters.

Richard A. Meserve

Dr. Meserve is President of the Carnegie Institution of Washington (not-for-profit scientific research institution) and has held that position since April 2003. Dr. Meserve, who has both a Ph.D. in applied physics and a law degree, also has served as Senior Of Counsel to the international law firm of Covington & Burling LLP since April 2004 and was a partner in that firm from 1984 to 1999. Prior to joining the Carnegie Institution of Washington, Dr. Meserve was Chairman of the U.S. Nuclear Regulatory Commission from October 1999 to March 2003. Before joining Covington & Burling LLP in 1981, he served as legal counsel to President Carter’s science and technology advisor and as a law clerk to Justice Harry A. Blackmun of the U.S. Supreme Court. In February 2009, U.S. Secretary of Energy Steven Chu appointed Dr. Meserve to the Blue Ribbon Commission on America’s Nuclear Future.

Dr. Meserve has served as a director of Luminant Holding Company LLC (holding company for Texas-based electric power supplier) since 2008 and as a member of the board of trustees of Universities Research Association, Inc. (consortium of research-oriented universities) since 2004. He also is a member of the independent advisory board of UniStar Nuclear Energy LLC (design, licensing, construction, and operations of new nuclear power plants) and Constellation Energy Nuclear Group, LLC (existing nuclear power plant owner and operator). Dr. Meserve was a member of the board of trustees of the Carnegie Institution of Washington from 1992 until his appointment as President of that institution in April 2003. Dr. Meserve serves as Chairman of the International Nuclear Safety Group, chartered by the International Atomic Energy Agency, and of the Nuclear and Radiation Studies Board of the National Academies of Sciences and Engineering. He is a member of the Board of Overseers of Harvard University and serves on the Council and Trust of the American Academy of Arts and Sciences. Dr. Meserve also is a member of numerous national scientific and research-oriented organizations.

Dr. Meserve, 65, has been a director of PG&E Corporation and the Utility since December 2006. He currently is a member of the PG&E Corporation Nominating and Governance Committee and the PG&E Corporation Public Policy Committee. Dr. Meserve brings technical, legal, regulatory, and public policy expertise in numerous areas, including nuclear power, energy policy, and climate change, as well as leadership and business skills developed as an executive and a director of, and an advisor to, national and international scientific, research-oriented, and legal organizations.

Forrest E. Miller

Mr. Miller is Group President-Corporate Strategy and Development of AT&T Inc. (communications holding company) and has held that position since June 2007. In that position, he is responsible for overseeing enterprise-wide strategic planning and mergers and acquisitions activities. From December 2006 to June 2007, he was Group President-Strategic Initiatives and Human Resources of AT&T Inc. Before that, Mr. Miller was Group President of AT&T Corp., the Global Enterprise division of AT&T Inc. He assumed that responsibility in November 2005, immediately after the close of the merger between SBC Communications and AT&T Corp. He had overall responsibility for the integration of the two companies’ enterprise operations. Between 1984 and November 2005, Mr. Miller held a variety of executive positions at SBC Communications (communications holding company) and its predecessor Pacific Telesis Group, including Group President-External Affairs and Planning, Group President-Corporate Planning, President and CEO-SBC Southwestern Bell, President and CEO-SBC SNET, and President and CEO-SBC Directory Services. Prior to joining Pacific Telesis Group, Mr. Miller was a supervising consultant at Marakon Associates (management consulting firm), and before that he was a senior accountant at Coopers & Lybrand (accounting firm).

Mr. Miller currently serves as a trustee of Trinity University in San Antonio, Texas. He has served on the management board of the Graduate School of Business at Stanford University and as Chairman of the Board of the Yellow Pages Publishers Association.

Mr. Miller, 57, has been a director of PG&E Corporation and the Utility since February 2009. He currently is a member of the PG&E Corporation and Utility Audit Committees and the PG&E Corporation Compensation Committee. Mr. Miller brings strategic management, leadership, and business skills developed as an executive of other large public companies in both regulated and competitive markets, as well as specific expertise in a number of areas, including strategic planning, corporate finance, mergers and acquisitions, and government and regulatory affairs.

Rosendo G. Parra

Mr. Parra is a retired executive of Dell Inc. (international information technology company). From 1993 until his retirement in 2007, he held various executive and senior management positions at Dell Inc., including Senior Vice President for the Home and Small Business Group from June 2006 to April 2007 and Senior Vice President and General Manager, Dell Americas from April 2002 to June 2006. In those roles, Mr. Parra led Dell Inc.’s activities in the Americas. Those activities included marketing, sales, manufacturing, logistics/distribution, call center operations, and services to all customer segments in the Americas, including consumer, small business, medium, large, and global corporate accounts, as well as government and education. Mr. Parra also is a co-founder of Daylight Partners (technology-focused venture capital firm) and has been a Partner of that firm since December 2007. Prior to joining Dell Inc., Mr. Parra was a senior executive of GRiD Computer Systems Inc. (producer of ruggedized and pen-based computers) for four years and spent 12 years with RadioShack Corporation (consumer electronics specialty retailer), where he served in a number of retail operating roles.

Mr. Parra has been a director of Brinker International (casual restaurant dining company) since December 2004 and is a member of that company’s compensation committee and its governance and nominating committee. He also has been a director of NII Holdings, Inc. (mobile communications services in Latin America) since October 2008 and is a member of that company’s compensation committee. Mr. Parra previously served as a director of YMAX Communications Corporation (voice-over-IP phone company).

Mr. Parra, 50, has been a director of PG&E Corporation and the Utility since September 2009. He currently is a member of the PG&E Corporation Finance Committee and the PG&E Corporation Nominating and Governance Committee. Mr. Parra brings business management, leadership, and problem-solving skills developed as an executive and a director of other large public companies, and specific experience in various areas, including technology, product development, manufacturing, sales, marketing, and customer service.

Barbara L. Rambo

Ms. Rambo is Chief Executive Officer of Taconic Management Services (management consulting and services company) and has held that position since October 2009. Prior to joining Taconic Management Services, she was Vice Chair and a director of Nietech Corporation (payments technology company) from October 2006 to October 2009 and Chief Executive Officer of that company from November 2002 to October 2006. She previously served as Chairman of the Board of OpenClose Technologies (financial services company) from July 2001 to December 2001, as President and Chief Executive Officer of that company from January 2000 to June 2001, and as a director of that company from January 2000 to March 2002. Before that, Ms. Rambo held various executive and management positions at Bank of America from 1974 to 1998, most recently serving as Group Executive Vice President and head of commercial banking from 1993 to 1998.

Ms. Rambo has been a director of International Rectifier Corporation (power management technologies) since December 2009 and serves on that company’s compensation and stock options committee. She also has been a director of West Marine, Inc. (boating supply retailer) since November 2009 and is a member of that company’s audit committee and its governance and compensation committee. In addition, since October 2007, Ms. Rambo has been a director of UnionBanCal Corporation (financial holding company) and Union Bank, N.A. (commercial bank, formerly Union Bank of California), where she chairs a strategic planning initiative of the board. She is a member of those companies’ audit committee and their compensation committee, and is a past member of their public policy committee. Previously, Ms. Rambo was a member of the Board of Directors of Gymboree Corporation (children’s clothing) from 1996 to 2007 and served on that company’s audit committee and its compensation committee. She has served as a director or member of numerous professional and civic organizations, including the College of William and Mary Board of Sponsors and the Board of Trustees of the San Francisco Ballet.

Ms. Rambo, 57, has been a director of PG&E Corporation and the Utility since January 2005. She currently serves as Chair of the PG&E Corporation Finance Committee and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation and Utility Executive Committees. She brings leadership and business skills developed as an executive and a director of other large public companies, with a focus on the financial services and technology sectors, and specific experience in various areas, including corporate finance, capital markets, sales and marketing, operations, and executive management.

Barry Lawson Williams

Mr. Williams is retired Managing General Partner of Williams Pacific Ventures, Inc. (business and real estate investment and consulting) and also has served as President of that company since 1987. He served as interim President and Chief Executive Officer of the American Management Association International (management development organization) from November 2000 to June 2001, as a mediator for JAMS (mediation and arbitration services) from 1994 to 2002, and as President of C.N. Flagg Power, Inc. (construction services) from 1989 to 1992. In addition, Mr. Williams has been a general partner in various real estate joint ventures located primarily within the Utility’s service territory.

Mr. Williams has been a director of CH2M Hill Companies, Ltd. (engineering and environmental consulting) since 1995 and serves on that company’s audit, compensation, and risk committees. In addition, he has been a director of The Simpson Manufacturing Company Inc. (building construction products) since 1994 and is chair of that company’s acquisitions and strategy committee, a member of its compensation and leadership development committee and its governance and nominating committee, and a past member of its audit committee. He also has been a director of SLM Corporation (student loans and financial services) since July 2000 and is a member of that company’s audit committee and a past member of its finance committee. Mr. Williams has been a member of the Board of Trustees of The Northwestern Mutual Life Company (life and disability insurance and annuities) since 1987 and is a member of that company’s operations and technology committee and a past member of its human resources and audit committees. Previously, he was a director of R.H. Donnelley Corporation (marketing services company) from June 1998 to February 2010 and served on that company’s audit, compensation, and governance committees. Mr. Williams also is a director or trustee of numerous not-for-profit organizations, including locally based cultural organizations such as the American Conservatory Theater, and mentoring programs such as Management Leadership for Tomorrow.

Mr. Williams, 65, has been a director of the Utility since 1990 and a director of PG&E Corporation since 1996. He currently serves as Chair of the PG&E Corporation and Utility Audit Committees, and is a member of the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, and the PG&E Corporation and Utility Executive Committees. He previously served as Chair of the PG&E Corporation Finance Committee. Mr. Williams brings management, leadership, and business skills developed as an executive and a director of numerous public and privately held companies. In his capacity as president, chief executive officer, and general partner of several organizations, he has managed and directed their operational and financial functions. He has experience in numerous areas, including in financial, audit, engineering, construction, real estate, and environmental matters, as well as mediation expertise. Mr. Williams’ involvement in the local community provides a valuable perspective on the Utility’s customer base. He also has an in-depth knowledge of PG&E Corporation and the Utility, based on his tenure as a director.

Information Regarding the

Boards of Directors of PG&E Corporation and

Pacific Gas and Electric Company

The following section describes (1) the composition of the Boards of Directors and principal standing Board committees of PG&E Corporation and the Utility, (2) the functioning of the Boards and these Board committees, (3) qualifications and compensation of directors, and (4) other information regarding the director nominees.

Director Independence

The PG&E Corporation and Utility Corporate Governance Guidelines provide that each Board must have at least 75% independent directors (as defined in the Corporate Governance Guidelines, which are included as Appendix A to this Joint Proxy Statement), and that the following Board committees must be comprised entirely of independent directors: the PG&E Corporation and Utility Audit Committees, the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Public Policy Committee. Additional qualification requirements apply to members of the Audit Committees.

The Boards of PG&E Corporation and the Utility each have affirmatively determined that the following directors are independent: David R. Andrews, Lewis Chew, C. Lee Cox, Maryellen C. Herringer, Roger H. Kimmel, Richard A. Meserve, Mary S. Metz (director until May 13, 2009), Forrest E. Miller, Rosendo G. Parra, Barbara L. Rambo, and Barry Lawson Williams. Each of these directors is independent because they:

•	Do not have any material relationship with either PG&E Corporation or the Utility that would interfere with the exercise of independent judgment,

•	Are “independent” as defined by applicable NYSE and AMEX rules, and

•	Satisfy each of the categorical standards adopted by the Boards for determining whether a specific relationship is “material” and a director is independent. Those categorical standards are set forth in Appendix A on pages A-5 and A-6 of this Joint Proxy Statement.

The PG&E Corporation and Utility Audit Committees, the PG&E Corporation Compensation Committee, the PG&E Corporation Finance Committee, the PG&E Corporation Nominating and Governance Committee, and the PG&E Corporation Public Policy Committee are each comprised solely of the above independent directors.

In the process of determining each director’s independence, the Boards considered transactions between PG&E Corporation or the Utility and their respective directors and their immediate family members, and entities with which the directors or their immediate family members were affiliated. Other than transactions with AT&T Inc. and Covington & Burling LLP, these transactions only involved the Utility’s provision of utility services at rates or charges fixed in conformity with law or governmental authority, which the Boards determined were not material and did not affect the director’s independence. PG&E Corporation and the Utility received from AT&T Inc. (of which Mr. Miller serves as an executive officer) utility services at rates or charges fixed in conformity with law or governmental authority, and other telecommunications services and related equipment in the ordinary course of business, which the Boards determined were not material and did not affect Mr. Miller’s independence. Within the past three years, PG&E Corporation and the Utility have received legal services from Covington & Burling LLP (to which Dr. Meserve is Senior Of Counsel), all of which were performed in the ordinary course of business. The annual dollar value of such services was less than the $10,000 per year disclosure threshold for review pursuant to the companies’ Related Party Transaction Policy. The Boards have determined that these transactions were not material.

Director Attendance at Board and Committee Meetings During 2009

During 2009, there were 8 meetings of the PG&E Corporation Board and 22 meetings of the PG&E Corporation Board committees. Each incumbent PG&E Corporation director attended at least 80% of the total number of applicable Board and Board committee meetings held during the period of their service on the Board and Board committees during 2009.

During 2009, there were 8 meetings of the Utility Board and 4 meetings of the Utility Board committees. Each incumbent Utility director attended at least 86% of the total number of applicable Board and Board committee meetings held during the period of their service on the Board and Board committees during 2009.

Director Attendance at the 2009 Annual Meetings

Each member of the Board of PG&E Corporation or the Utility is expected to attend that company’s annual meeting. Eight of the nine incumbent directors who were Board members at the time of PG&E Corporation’s 2009 annual meeting of shareholders attended PG&E Corporation’s 2009 annual meeting.

Eight of the nine incumbent directors who were Board members at the time of the Utility’s 2009 annual meeting of shareholders) attended the Utility’s 2009 annual meeting.

Compensation of Non-Employee Directors

In December 2006, the PG&E Corporation Nominating, Compensation, and Governance Committee (the PG&E Corporation Compensation Committee’s predecessor) reaffirmed the following approach for determining compensation levels for non-employee directors of PG&E Corporation and the Utility:

•	Target total compensation (i.e., Board and committee retainers, meeting fees, chairperson retainers, and equity) should be competitive with the average of the comparator group,

•	Director compensation should be set for two-year periods, to achieve the preceding objective at the midpoint of each period,

•

Target total compensation for the companies’ Audit Committees and their Chair should reflect a premium to account for their increased responsibility and accountability pursuant to stock exchange requirements and legislation, and

•	Target total compensation for the lead director should reflect the same premium as for the Chair of the Audit Committees.

The following section provides additional information regarding compensation paid to the non-employee directors of PG&E Corporation and the Utility during 2009.

2009 Director Compensation

This table summarizes the principal components of compensation paid or granted during 2009 to the non-employee directors of PG&E Corporation and the Utility.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
D. R. Andrews	$98,750	$54,981	$37,860	$95	$191,686
L. Chew(5)	$27,492	$0	$0	$24	$27,516
C. L. Cox	$145,750	$89,981	$0	$95	$235,826
M. C. Herringer	$96,250	$89,981	$0	$2,595	$188,826
R. H. Kimmel	$88,250	$67,481	$24,336	$95	$180,162
R. A. Meserve	$81,250	$89,981	$0	$1,095	$172,326
M. S. Metz (retired May 13, 2009)	$37,250	$89,981	$0	$17,595	$144,826
F. E. Miller	$65,250	$67,481	$24,336	$95	$157,162
R. G. Parra(5)	$28,242	$0	$0	$24	$28,266
B. L. Rambo	$101,000	$89,981	$0	$95	$191,076
B. L. Williams	$149,250	$89,981	$0	$2,595	$241,826

(1)	Represents receipt of retainers and meeting fees consistent with the schedule described in the narrative following this table. Retainers paid to Mr. Chew and Mr. Parra reflect their election to the Boards on September 19, 2009. Total meeting fees were: Mr. Andrews $36,250, Mr. Chew $11,500, Mr. Cox $33,250, Ms. Herringer $33,750, Mr. Kimmel $33,250, Dr. Meserve $26,250, Dr. Metz $9,750, Mr. Miller $15,750, Mr. Parra $12,250, Ms. Rambo $38,500, and Mr. Williams $44,250.

(2)	Represents the grant date fair value of restricted stock and restricted stock units (“RSUs”) granted in 2009 measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”). Grant date fair value is measured using the closing price of PG&E Corporation common stock. In 2009, each non-employee director, except Mr. Chew and Mr. Parra, received 1,266 shares of restricted stock with a grant date value of $44,981. Mr. Cox, Ms. Herringer, Dr. Meserve, Dr. Metz, Ms. Rambo, and Mr. Williams each received 1,266.54 RSUs with a grant date value of $45,000. Mr. Kimmel and Mr. Miller each received 633.27 RSUs with a grant date value of $22,500, and Mr. Andrews received 281.45 RSUs with a grant date value of $10,000. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2009 was: Mr. Andrews 4,887, Mr. Chew 0, Mr. Cox 10,997, Ms. Herringer 6,782, Mr. Kimmel 1,920, Dr. Meserve 6,003, Dr. Metz 10,564, Mr. Miller 1,920, Mr. Parra 0, Ms. Rambo 8,501, and Mr. Williams 7,961.

(3)	Represents the fair value of stock options granted in 2009, measured in accordance with FASB ASC Topic 718. Assumptions used in determining the grant date fair value are set forth in the Stock Options section of Note 13 to the Consolidated Financial Statements in the 2009 Annual Report. In 2009, Mr. Andrews received 6,363 stock options with a grant date value of $37,860 and Mr. Kimmel and Mr. Miller each received 4,090 stock options with a grant date value of $24,336. The exercise price of the stock options, $35.53, is the closing price of PG&E Corporation common stock on the March 9, 2009 grant date. The aggregate number of option awards outstanding for each non-employee director at December 31, 2009 was: Mr. Andrews 41,847, Mr. Chew 0, Mr. Cox 0, Ms. Herringer 2,491, Mr. Kimmel 4,090, Dr. Meserve 0, Dr. Metz 1,890, Mr. Miller 4,090, Mr. Parra 0, Ms. Rambo 0, and Mr. Williams 25,245.

(4)	Represents (i) premiums paid for accidental death and dismemberment insurance, (ii) matching gifts to qualified educational and environmental nonprofit organizations pursuant to the PG&E Corporation Matching Gifts Program, which establishes a set fund for matching eligible gifts made by employees and directors on a dollar-for-dollar basis, up to a total of $2,500 per calendar year per individual, as follows: Ms. Herringer $2,500, Dr. Meserve $1,000, Dr. Metz $2,500, and Mr. Williams $2,500, and (iii) retirement benefits of $15,000 paid to Dr. Metz under the former PG&E Corporation Retirement Plan for Non-Employee Directors (additional information regarding this plan can be found under “Director retirement benefits from PG&E Corporation or the Utility” on page 32 of this Joint Proxy Statement.)

(5)	Mr. Chew and Mr. Parra were elected as directors of PG&E Corporation and the Utility on September 16, 2009.

Director retainers and fees. During 2009, each director who was not an officer or employee of PG&E Corporation or the Utility received a quarterly retainer of $13,750. The non-employee directors who chaired the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee each received an additional quarterly retainer of $1,875. The non-employee director who chaired the Audit Committees received an additional quarterly retainer of $12,500. In addition, the non-employee director who served as lead director received an additional quarterly retainer of $12,500.

Non-employee directors also receive a fee of $1,750 for each Board or Board committee meeting attended, except that members of the Audit Committees receive a fee of $2,750 for each Audit Committee meeting attended.

Directors also receive a $1,750 per meeting fee for attending shareholder meetings that are not held on the same day as a meeting of the respective company’s Board.

Non-employee director stock-based compensation. Under the PG&E Corporation 2006 Long-Term Incentive Plan (“LTIP”), each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation.

Awards for 2009 were granted on March 9, 2009. Such grants had a total aggregate value of $90,000, composed of:

•	Restricted shares of PG&E Corporation common stock valued at $45,000 (based on the closing price of PG&E Corporation common stock on the grant date), and

•

A combination, as elected by the director, of non-qualified stock options and RSUs with a total value of $45,000, based on increments valued at $5,000 (or if no election is made, stock options and RSUs with a value of $22,500 each).

The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20%. The exercise price of stock options is the market value of PG&E Corporation common stock (i.e., the closing price) on the grant date. The value of each RSU is based on the closing price of PG&E Corporation common stock on the grant date.

Stock options vest over a four-year period following the grant date, with one-third of the grant vesting on each of the second, third, and fourth anniversaries of grant, except that stock options will vest immediately upon mandatory retirement from the Board, or upon a director’s death or disability. If a director ceases to be a member of the Board for any other reason, any unvested stock options will be forfeited.

Restricted stock awards vest over the five-year period following the grant date, except that restricted stock will vest immediately upon mandatory retirement from the Board or upon a director’s death or disability. If a director ceases to be a member of the Board for any other reason, any unvested shares of restricted stock will be forfeited.

RSUs granted to non-employee directors are payable only in the form of PG&E Corporation common stock following a director’s retirement from the Board after five consecutive years of service or upon reaching mandatory retirement age, or upon a director’s death or disability. If a director ceases to be a member of the Board for any other reason, all RSUs will be forfeited.

A non-employee director’s equity-based awards also will vest or accelerate in full if there is a Change in Control, as defined in the LTIP.

Stock-based compensation received by directors during 2009. On March 9, 2009, each non-employee director received stock-based compensation under the LTIP. Each non-employee director received 1,266 restricted shares of PG&E Corporation common stock. In addition, directors who were granted stock options received options to purchase 909 shares of PG&E Corporation common stock for each $5,000 increment of value (subject to a $45,000 limit) at an exercise price of $35.53 per share, and directors who were granted RSUs received 141 RSUs for each $5,000 increment of value (subject to a $45,000 limit).

Director payments for attending meetings of both PG&E Corporation and the Utility. Directors who serve on both the PG&E Corporation and Utility Boards and corresponding committees do not receive additional compensation for concurrent service on the Utility’s Board or its committees. However, separate meeting fees are paid for each meeting of the Utility Board, or a Utility Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and the Utility that meetings of the companies’ Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

Director’s ability to defer retainers and fees. Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all or part of their retainers and fees. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation invested in the Utility Bond Fund.

Director reimbursement for travel and other expenses. Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of PG&E Corporation or the Utility.

Director retirement benefits from PG&E Corporation or the Utility. The PG&E Corporation Retirement Plan for Non-Employee Directors was terminated effective January 1, 1998. Directors who had accrued benefits under the Plan were given a one-time option of either (1) receiving the benefit accrued through 1997, upon their retirement, or (2) converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of accrued retirement benefits, or distributions from the Deferred Compensation Plan relating to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

Related Person Transactions

During 2009, BlackRock, Inc. (“BlackRock”) became beneficial owner of 5.1% of PG&E Corporation common stock, upon BlackRock’s acquisition of Barclays Global Investments on December 1, 2009.

Affiliates of BlackRock provide investment management services to PG&E Corporation’s and the Utility’s employee benefit trusts and to the Utility’s nuclear decommissioning trusts. In exchange for these services, BlackRock’s affiliates earned approximately $3 million in fees during 2009. These investments were initiated prior to BlackRock’s becoming a 5% owner of PG&E Corporation. The fees for managing these funds are independently negotiated. As such, the terms of engagement for these services are comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. PG&E Corporation and the Utility expect to continue to obtain similar services and products from BlackRock and its affiliates in the future, at similar levels, in the normal course of the companies’ business operations.

Sara A. Cherry became Vice President, Finance and Chief Financial Officer of the Utility effective March 1, 2010. Her husband, Brian K. Cherry, is Vice President, Regulatory Relations of the Utility. If Mr. Cherry remains employed with the Utility throughout 2010, his annual compensation for 2010 is expected to be substantially similar to annual compensation earned in 2009, which consisted of approximately $400,000 in salary and short-term incentive awards as well as LTIP awards with an estimated fair market value of approximately $210,000.

Review, Approval, and Ratification of Related Person Transactions

At their December 20, 2006 meetings, the Boards of PG&E Corporation and the Utility each adopted the joint Related Party Transaction Policy. The Related Party Transaction Policy generally applies to transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404(a)”), except that the policy has a lower dollar threshold than Item 404(a). This policy was amended at the February 20, 2008 and February 18, 2009 Board meetings.

Under the Related Party Transaction Policy, at the first meeting of each year, each company’s Audit Committee must review, approve, and/or ratify related party transactions (other than the types of transactions that are excluded from disclosure under Item 404(a) as described below) with values exceeding $10,000, in which either company participates and in which any “Related Party” has a material direct or indirect interest. For these purposes, “Related Party” generally includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5% of the company’s voting securities, or (3) those parties’ immediate family members.

After the annual review and approval of related party transactions, if either company wishes to enter into a new related party transaction, then that transaction must be either pre-approved or ratified by the appropriate Audit Committee. If a transaction is not ratified in accordance with the Related Party Transaction Policy, management shall make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain Committee approval or ratification, the Chair of the appropriate Audit Committee may elect to approve a particular related party transaction and then report on such approval to the full Audit Committee at the Committee’s next regularly scheduled meeting. If the

Chair of the Audit Committee has an interest in the proposed related party transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee, provided that such member reports such approval to the full Committee at the Committee’s next regularly scheduled meeting.

As part of the Audit Committees’ review of any related party transaction, the Committees consider whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. The Related Party Transaction Policy also requires that each Audit Committee disclose to the respective Board any material related party transactions.

As provided in Item 404(a), the following types of transactions are excluded from the Related Party Transaction Policy:

•	Transactions where the rates or charges are determined by competitive bids,

•	Transactions for the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority,

•	Transactions for services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services,

•	Benefits received on a pro rata basis by holders of company securities,

•

Transactions where the individual’s interest arises solely from (1) such person’s position as a director of another corporation or organization which is a party to the transaction, or (2) the direct or indirect ownership of such person and a specific group (consisting of directors, nominees for director, and executive officers of the corporation, or any member of their immediate families), in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction, or (3) both such position and ownership,

•	Transactions where the individual’s interest arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is party to the transaction with PG&E Corporation, the Utility, or any of their respective subsidiaries or affiliates, and the transaction is not material to such other person,

•

Transactions where the individual’s interest arises only from such person’s position as a limited partner in a partnership engaged in a transaction with PG&E Corporation or the Utility, in which the individual’s interest (when aggregated with any other related parties) is less than 10% and the individual does not serve as a general partner, nor hold another position in the partnership,

•

An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation is reported pursuant to Item 402 of Regulation S-K (“Item 402”),

•

An employment relationship or transaction involving an executive officer of the respective company (and any related compensation resulting solely from that relationship or transaction), if the compensation would have been reported pursuant to Item 402 as compensation earned for services if that individual were a named executive officer, and such compensation had been approved or recommended to the Board by the PG&E Corporation Compensation Committee (or its predecessor, the PG&E Corporation Nominating, Compensation, and Governance Committee) and the executive officer is not an immediate family member of another related party, and

•	Compensation provided to a director, provided that compensation is reported pursuant to Item 402.

During 2009, the Corporation and the Utility engaged in related party transactions with BlackRock, as previously disclosed. These transactions conform with the Related Party Transaction Policy.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 11, 2010 by the directors, the nominees for director, and the individuals named in the Summary Compensation Table appearing in this Joint Proxy Statement, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 11, 2010, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation’s deferred compensation and equity plans.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)		Common Stock Equivalents(5)	Total
David R. Andrews(6)			*
Lewis Chew(6)			*
C. Lee Cox(6)			*
Peter A. Darbee(7)			*
Maryellen C. Herringer(6)			*
Christopher P. Johns(8)			*
Roger H. Kimmel(6)			*
Richard A. Meserve(6)			*
Forrest E. Miller(6)			*
Rosendo G. Parra(6)			*
Barbara L. Rambo(6)			*
Barry Lawson Williams(6)			*
Kent M. Harvey			*
Hyun Park(9)			*
Rand L. Rosenberg(10)			*
John S. Keenan(11)			*
Barbara L. Barcon(12)			*
All PG&E Corporation directors and executive officers as a group (18 persons)			*
All Utility directors and executive officers as a group (27 persons)			*

*	Less than 1 percent

(1)	This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Andrews x,xxx shares, Mr. Cox x,xxx shares, Mr. Darbee xx,xxx shares, Ms. Herringer x,xxx shares, all PG&E Corporation directors and executive officers as a group xx,xxx shares, and all Utility directors and executive officers as a group xx,xxx shares.

(2)

This column includes the following shares of PG&E Corporation common stock which the listed individuals have the right to acquire within 60 days of March 11, 2010 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the PG&E Corporation 2006 Long-Term Incentive Plan: Mr. Andrews xx,xxx shares, Ms. Herringer x,xxx shares, Mr. Williams xx,xxx shares, Mr. Johns xx,xxx shares, all PG&E Corporation directors and executive officers as a group xx,xxx shares, and all Utility directors and executive officers as a group xxx,xxx shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the PG&E Corporation Long-Term Incentive Program or the PG&E Corporation 2006 Long-Term Incentive Plan, as appropriate. This column also includes x,xxx shares of PG&E Corporation common stock underlying RSUs granted to Mr. Darbee in May 2008 and January 2009. Because Mr. Darbee is retirement-eligible, under the terms of those awards, he would have the right to acquire such stock within 60 days if he resigned from PG&E Corporation on March 11, 2010.

(3)	This column includes restricted shares of PG&E Corporation common stock granted under the PG&E Corporation Long-Term Incentive Program or the PG&E Corporation 2006 Long-Term Incentive Plan. As of March 11, 2010, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews x,xxx shares, Mr. Cox x,xxx shares, Ms. Herringer x,xxx shares, Mr. Kimmel x,xxx shares, Dr. Meserve x,xxx shares, Mr. Miller x,xxx shares, Ms. Rambo x,xxx shares, Mr. Williams x,xxx shares, Mr. Johns xx,xxx shares, Mr. Park xx,xxx shares, Mr. Rosenberg xx,xxx shares, all PG&E Corporation directors and executive officers as a group xxx,xxx shares, and all Utility directors and executive officers as a group xxx,xxx shares.

(4)	The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 11, 2010.

(5)	This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)	Mr. Andrews, Mr. Chew, Mr. Cox, Ms. Herringer, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)	Mr. Darbee is a director and the CEO and President of PG&E Corporation, and a director and an executive officer of the Utility. He is named in the Summary Compensation Table.

(8)	Mr. Johns is a director and the President of the Utility, and an executive officer of PG&E Corporation. He is named in the Summary Compensation Table.

(9)	Mr. Park is an executive officer of both PG&E Corporation and the Utility, and is named in the Summary Compensation Table.

(10)	Mr. Rosenberg is an executive officer of PG&E Corporation and is named in the Summary Compensation Table.

(11)	Mr. Keenan is an executive officer of the Utility and is named in the Summary Compensation Table.

(12)	Ms. Barcon was the CFO of the Utility from March 28, 2008 to February 28, 2010, and is named in the Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation’s and the Utility’s directors and certain officers, and persons who own greater than 10% of PG&E Corporation’s or the Utility’s equity securities must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or the Utility with copies of all such reports that they file.

Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2009 all filing requirements applicable to their respective directors, officers, and 10% shareholders were satisfied. No information is reported for individuals during periods in which they were not directors, officers, or 10% shareholders of the respective company.

Item No. 2:

Ratification of Appointment of the Independent Registered

Public Accounting Firm for PG&E Corporation and

Pacific Gas and Electric Company

The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for that company to audit the consolidated financial statements as of and for the year ended December 31, 2010, and to audit the effectiveness of internal control over financial reporting, as of December 31, 2010. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as independent public accountants for PG&E Corporation and the Utility since 1999.

One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders.

PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the appropriate Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche.

Information Regarding the Independent Registered

Public Accounting Firm for PG&E Corporation and

Pacific Gas and Electric Company

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective subsidiaries have paid to the independent registered public accounting firm, in order to consider whether those fees are compatible with maintaining the firm’s independence.

Table 1:

Estimated Fees Billed to PG&E Corporation

(Amounts include Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries shown in Table 2 below)

	2009	2008
Audit Fees	$4.5 million	$4.5 million
Audit-Related Fees	$0.3 million	$0.3 million
Tax Fees	$0.2 million	$0.7 million
All Other Fees	$0	$0

Table 2:

Estimated Fees Billed to Pacific Gas and Electric Company and its Subsidiaries

(Amounts are included in Estimated Fees Billed to PG&E Corporation shown in Table 1 above)

	2009	2008
Audit Fees	$3.9 million	$3.7 million
Audit-Related Fees	$0.3 million	$0.2 million
Tax Fees	$0.2 million	$0.7 million
All Other Fees	$0	$0

Audit Fees. Audit fees billed for 2009 and 2008 relate to services rendered by Deloitte & Touche in connection with reviews of Quarterly Reports on Form 10-Q, certain limited procedures on registration statements, the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries, and the audits of both PG&E Corporation’s and the Utility’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees. Audit-related fees billed in 2009 and 2008 relate to services rendered by Deloitte & Touche to both PG&E Corporation and its subsidiaries and the Utility and its subsidiaries for employee benefit plan audits, nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, and required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries.

Tax Fees. Tax fees billed in 2009 and 2008 relate to services rendered by Deloitte & Touche to PG&E Corporation and its subsidiaries for tax advice provided with respect to changes in tax accounting, routine tax compliance matters, general tax planning and advice, and tax controversy support.

All Other Fees. Deloitte & Touche provided no services in this category to PG&E Corporation and its subsidiaries or to the Utility and its subsidiaries during 2009 and 2008.

Obtaining Services from the Independent Registered Public Accounting Firm

The following section describes policies and procedures regarding how PG&E Corporation, the Utility, and their consolidated affiliates may obtain services from Deloitte & Touche, including limitations on the types of services that the companies may obtain, and approval procedures relating to those services.

Services Provided by the Independent Registered Public Accounting Firm

In June 2002, PG&E Corporation adopted a policy providing that the company and its controlled subsidiaries only could enter into new engagements with Deloitte & Touche and its affiliate, Deloitte Consulting, for three types of services. The three permitted categories of services are:

•	Audit services,

•	Audit-related services, and

•	Tax services that Deloitte & Touche and its affiliates are allowed to provide to Deloitte & Touche’s audit clients under the Sarbanes-Oxley Act.

PG&E Corporation and its subsidiaries traditionally have obtained these types of services from its independent registered public accounting firm.

Audit Committee Pre-Approval Policy for Services Provided by the Independent Registered Public Accounting Firm

At the beginning of each year, the PG&E Corporation and Utility Audit Committees approve the selection of the independent registered public accounting firm for that fiscal year, and approve obtaining from the accounting firm a detailed list of (1) audit services, (2) audit-related services, and (3) tax services, all up to specified fee amounts.

(1)	“Audit services” generally include audit and review of annual and quarterly financial statements and services that only the independent registered public accounting firm reasonably can provide (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).

(2)	“Audit-related services” generally include assurance and related services that traditionally are performed by the independent registered public accounting firm (e.g., employee benefit plan audits, agreed-upon procedure reports related to contractual obligations, and attest services that are not required by statute or regulation).

(3)	“Tax services” generally include compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.

In determining whether to pre-approve any services from the independent registered public accounting firm, the Audit Committees assess, among other things, the impact of that service on the accounting firm’s independence.

Additional Services. After the initial annual pre-approval, the Audit Committees must pre-approve any proposed engagement of the independent registered public accounting firm for any audit, audit-related, and tax services that are not included on the list of pre-approved services, and must pre-approve any listed pre-approved services that would cause PG&E Corporation or the Utility to exceed the authorized fee amounts. Other services may be obtained from the independent registered public accounting firm only following review and approval by the applicable company’s management and review and pre-approval by the applicable Audit Committee.

Delegation of Pre-Approval Authority. Each Audit Committee has delegated to the Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve audit and non-audit services provided by the company’s independent registered public accounting firm. Any pre-approvals granted under this authority must be presented to the full Audit Committee at the next regularly scheduled Committee meeting.

Monitoring Pre-Approved Services. At each regular meeting of the Audit Committees, management provides a report on the nature of specific audit and non-audit services being performed by Deloitte & Touche for the company and its subsidiaries, the year-to-date fees paid for those services, and a comparison of year-to-date fees to the pre-approved amounts.

Pre-Approval of Services During 2009 and 2008. During 2009 and 2008, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their consolidated affiliates were approved under the applicable pre-approval procedures.

Report of the Audit Committees

The Audit Committees of PG&E Corporation and the Utility are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.

In this regard, management has assured the Audit Committees that the consolidated financial statements of PG&E Corporation and the Utility were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committees reviewed and discussed these audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committees also discussed with the independent registered public accounting firm matters that are required to be discussed by Statement on Auditing Standards No. 114 (the successor to Statement on Auditing Standards No. 61 –“Communication with Audit Committees”).

Deloitte & Touche was the independent registered public accounting firm for PG&E Corporation and the Utility in 2009. Deloitte & Touche provided to the Committees the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and the Committees discussed with Deloitte & Touche that firm’s independence.

Based on the Committees’ review and discussions described above, the Committees recommended to the Boards that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

March 31, 2010

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Barry Lawson Williams, Chair

David R. Andrews

Lewis Chew

Maryellen C. Herringer

Forrest E. Miller

Item No. 3:

Advisory Vote on Executive Compensation for PG&E Corporation and

Pacific Gas and Electric Company

PG&E Corporation and the Utility each believe that it is important to give shareholders the opportunity to provide input on executive compensation. Therefore, PG&E Corporation and the Utility each ask its shareholders to consider the following resolution:

Resolved: Shareholders approve of the company’s overall pay-for-performance compensation policies and practices, as well as the compensation of the company’s executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as described in the Compensation Discussion and Analysis and the compensation tables (and accompanying narrative) in this Joint Proxy Statement.

PG&E Corporation and the Utility each believe that its executive compensation policies and practices are effective in tying a significant portion of pay to performance, while providing competitive compensation that attracts and retains talented personnel, and aligning executive officers’ interests with shareholder interests.

In establishing PG&E Corporation’s officer compensation programs for 2009 (which also cover officers of the Utility), the PG&E Corporation Compensation Committee established three objectives. Each of these objectives, and how these objectives were met for 2009, is discussed in the Compensation Discussion and Analysis (“CD&A”), which can be found immediately following this Item No. 3, and is summarized below.

•	A significant component of every officer’s compensation should be tied directly to PG&E Corporation’s financial performance.

With the exception of base salary, all elements of annual officer compensation are tied to corporate operational and/or financial performance and, therefore, provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value. More than two-thirds of the target average compensation for named executive officers (“NEOs”) listed in the summary compensation table for 2009 (with the exception of the PG&E Corporation CEO) was performance-based. For the PG&E Corporation CEO, approximately 85% of annual target compensation was performance-based.

•	Target cash compensation (base salary and target short-term incentive) should be competitive with the average target cash compensation for comparable officers in the Pay Comparator Group.

Target cash compensation for 2009 generally was within a range of 15% above to 15% below the corresponding measure for the Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess its competitive pay position. (Additional information regarding the Pay Comparator Group can be found in the CD&A.)

•	Long-term compensation should be tied to PG&E Corporation’s long-term performance for shareholders.

The target values of long-term incentive awards granted in 2009 under the PG&E Corporation 2006 Long-Term Incentive Plan (“LTIP”) were designed to deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group of companies upon achievement of the 75th percentile total shareholder return (“TSR”) performance (as measured by the value of PG&E Corporation stock price appreciation and dividends) relative to the Performance Comparator Group (a subset of the Pay Comparator Group that provides the basis for corporate performance comparisons under the LTIP). To the extent that PG&E Corporation performs at the 50th percentile level, LTIP payouts would be targeted at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on PG&E Corporation’s performance as measured by relative TSR performance as compared to the Performance Comparator Group.

The 2009 LTIP awards were comprised equally of restricted stock units (“RSUs”) and performance shares, except that Peter A. Darbee, the CEO of PG&E Corporation, received 40% RSUs and 60% performance shares. RSU value is tied directly to the price of PG&E Corporation common stock. Performance share value is tied to the relative three-year performance of PG&E Corporation common stock as compared to the stock performance of companies in the Performance Comparator Group. Mr. Darbee’s 2009 LTIP award contained a greater proportion of performance shares in order to tie more of his compensation directly to PG&E Corporation’s long-term performance for shareholders.

Details regarding the companies’ executive compensation programs, including the overall pay-for-performance policies and practices, are described more fully in the CD&A, the compensation tables, and the accompanying narrative, all of which can be found immediately following this Item No. 3.

If the shareholders of either company do not approve this proposal, the PG&E Corporation Compensation Committee and members of management will investigate the reasons for such rejection and will consider those reasons when developing future executive compensation programs, practices, and policies.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR this Proposal to Approve Each Company’s Overall Pay-for-Performance Compensation Policies and Practices, as well as the Compensation of the Executive Officers Named in the Summary Compensation Table, as Described in this Joint Proxy Statement.

Compensation Discussion and Analysis (CD&A)

This section explains the compensation philosophy for PG&E Corporation and the Utility and describes how compensation programs are designed and operate with respect to the named executive officers for whom compensation is disclosed in the tables following this CD&A.

2009 Highlights

Corporate Performance

PG&E Corporation’s financial performance for 2009 reflects earnings per share from operations of $3.21,1 as compared to $2.95 per share for 2008. This represents an 8.8% increase over 2008, and was in the upper half of the range with respect to the company’s guidance on 2009 earnings per share of $3.15 to $3.25. PG&E Corporation’s overall operational performance for 2009 was also above target. This performance for 2009 positively impacted payouts under the Short-Term Incentive Plan (“STIP”), which measures financial and operating performance on an annual basis, as well as the PG&E Corporation 2006 Long-Term Incentive Plan (“LTIP”).

Corporate Governance and Compensation Practices

The PG&E Corporation Compensation Committee continued to review its compensation practices and policies in comparison to evolving best practices. Since the beginning of 2009, the Committee or the Boards (at the Committee’s recommendation) have adopted several new policies and programs, including:

•	The Executive Incentive Compensation Recoupment Policy (or clawback policy),

[1]	PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations is not a substitute or alternative for income available for common shareholders presented in accordance with GAAP (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).

•	The Statement of Policy with Respect to the Independence of the Compensation Consultant,

•	A policy against granting additional years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan,

•	A policy against paying tax gross-ups to executives,

•	The Committee’s use of tally sheets for named executive officers (“NEOs”), and

•	Incentive plan risk assessment.

Each of these initiatives is discussed in more detail throughout this Joint Proxy Statement.

Information in the CD&A

This CD&A discusses the compensation for 2009 that was awarded to, earned by, or paid to certain executive officers of PG&E Corporation and the Utility whose compensation is reported in the tables in this Joint Proxy Statement. Under the SEC’s proxy rules, NEOs of PG&E Corporation and the Utility generally consist of the principal executive officer and principal financial officer of each company and the three highest paid executive officers of each company.

This CD&A answers the following questions:

•	Who plays a role in establishing executive compensation?

•	How do shareholders provide input regarding the executive compensation program?

•	What factors guided the Committee’s 2009 officer compensation program goals and objectives?

•	How did the Committee benchmark and establish the 2009 officer compensation program?

•	What are the components of the 2009 officer compensation program?

•	How is officer compensation aligned with the competitive market?

•	What are the other elements of executive compensation?

•	What compensation is payable upon termination and/or a change in control of PG&E Corporation?

•	Are there any material differences in compensation paid to the different NEOs?

Who Plays a Role in Establishing Executive Compensation?

The Committee, comprised entirely of independent directors, oversees and establishes officer compensation policies for PG&E Corporation. These policies also cover officers of the Utility and each company’s subsidiaries. The Committee works with an independent executive compensation consultant, who provides advice regarding executive compensation programs and practices and recommends compensation alternatives that are consistent with PG&E Corporation’s compensation philosophies.

In February 2009, the Committee retained Hewitt Associates, LLC (“Hewitt”) as its independent compensation consulting firm. As described on page 11 of this Joint Proxy Statement, affiliates of Hewitt provided other services to PG&E Corporation and Utility management.

During 2009, the Committee determined that, in order to avoid potential conflicts of interest, its compensation consultant should provide no other services to PG&E Corporation or its affiliates. Hewitt no longer met this standard. Accordingly, the Committee interviewed several compensation consulting firms and in September 2009 selected Frederic W. Cook & Co., Inc. (“FWC”) as its compensation consultant to advise on compensation programs and practices, including 2010 officer pay levels.

During 2009, the Committee also adopted a formal policy to maintain the compensation consultant’s independence from management. In general, the policy states that the Committee’s executive compensation consultant will be independent if (1) the consultant is retained by the Committee and reports solely to the Committee, and (2) the consultant and its affiliates do not perform any work for PG&E Corporation or its affiliates, except at the request of the Committee or its chair and in the capacity of the Committee’s agent.

The CEO of PG&E Corporation generally attends a portion of each Committee meeting, but does not participate in the Committee’s deliberations or decisions with respect to his pay. At the Committee’s request, the CEO reviews with the Committee the performance of the other NEOs, but no other NEO has any input into executive compensation decisions. The CEO also recommends adjustments, if any, in base pay, the target annual incentive opportunity, and equity awards for the other NEOs. These recommendations are given appropriate weight by the Committee in the compensation-setting process, given the CEO’s direct knowledge of the performance and contributions of each of the NEOs. The Committee exercises its discretion to accept, reject, or modify the CEO’s recommendations based on the Committee members’ collective assessment of the NEOs’ performance and pay position relative to market benchmarks provided by the Committee’s independent compensation consultant, as well as PG&E Corporation’s overall financial and operating performance.

Additional details regarding the processes for determining and setting executive compensation are set forth on pages 11 and 12 of this Joint Proxy Statement.

How Do Shareholders Provide Input Regarding the Executive Compensation Program?

PG&E Corporation and the Utility feel that it is important to provide shareholders with the means to provide input on PG&E Corporation’s executive compensation programs and the clarity of the company’s disclosures regarding such programs.

In 2009, PG&E Corporation initiated a dialogue with its top 40 institutional investors by requesting their views on the company’s executive compensation policies and programs. In 2010, PG&E Corporation expanded its outreach and requested such input from its 100 largest institutional investors, including input on the company’s use of metrics and comparator groups to determine incentive pay.

With the exception of one respondent who commented on the use of multiple comparator groups, all respondents viewed PG&E Corporation’s compensation practices favorably.

Starting with their annual meetings in 2010, PG&E Corporation and the Utility have voluntarily agreed to provide shareholders with the right to cast an advisory vote on the companies’ executive compensation policies and practices and NEO compensation. (See pages 40-41 of this Joint Proxy Statement.) As described more fully in that section of this Joint Proxy Statement, PG&E Corporation and the Utility believe that their executive compensation program is transparent, is appropriately market-based, and reflects PG&E Corporation’s and the Utility’s philosophy of pay-for-performance and strong shareholder alignment. For these reasons, we believe shareholders should vote in favor of the proposal to approve PG&E Corporation’s and the Utility’s executive compensation policies and practices and NEO compensation. The Committee will take the results of this vote into consideration as it develops its executive compensation program for the following year.

What Factors Guided the Committee’s 2009 Officer Compensation Program Goals and Objectives?

The Committee established its officer compensation program for 2009 to meet three primary goals:

•	To emphasize long-term incentives to further align shareholders’ and officers’ interests, and focus employees on enhancing total return for shareholders.

•	To attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation’s businesses.

•	To manage the delivery of compensation in a cost-efficient and transparent manner.

To meet these goals, the Committee determined that:

•	A significant component of every officer’s compensation should be tied directly to PG&E Corporation’s financial performance.

•	Target cash compensation (base salary and target short-term incentive) should be competitive with the average target cash compensation for comparable officers in the Pay
Comparator Group (discussed more fully below).

•	Long-term compensation should be tied to PG&E Corporation’s long-term performance for shareholders.

PG&E Corporation’s compensation policies and practices described below and elsewhere in this Joint Proxy Statement are designed to meet these goals and objectives. These goals and objectives remain unchanged from 2008.

How Did the Committee Benchmark and Establish the 2009 Officer Compensation Program?

The Committee uses a primary Pay Comparator Group of publicly traded gas and electric utilities to evaluate market practice and assess PG&E Corporation’s and the Utility’s competitive pay position. In addition, the Committee uses a secondary general industry comparator group of companies having a revenue and market capitalization scope similar to that of PG&E Corporation. All elements of total direct pay (base pay and short-and long-term incentive targets) are compared individually and in the aggregate to the primary Pay Comparator Group in the case of all officers. Comparisons also are made to the secondary general industry comparator group for officers whose job scope and skills are easily transferable to other industries, such as officers responsible for corporate support functions.

The Committee annually reviews and approves the Pay Comparator Group, which consists of all companies listed in the Standard & Poor’s Multi-Utilities Index and Electrics Index, as well as the Dow Jones Utility Index, providing objective criteria for determining the Pay Comparator Group. A total of 27 companies were listed in 2009:

AES Corporation

Allegheny Energy

Ameren Corporation

American Electric Power

CenterPoint Energy, Inc.

CMS Energy

Consolidated Edison

DTE Energy

Dominion Resources, Inc.

Duke Energy

Edison International

Entergy Corporation

Exelon Corporation

FPL Group

First Energy

Integrys Energy Group, Inc.

NiSource, Inc.

PPL Corporation

Pinnacle West Capital

Progress Energy, Inc.

Public Service Enterprise Group

Sempra Energy

Southern Company

TECO Energy

TXU Corporation

Williams Companies

Xcel Energy, Inc.

For 2009, the secondary general industry comparator group was based on Hewitt’s proprietary executive compensation database. The group included 84 companies with annual revenues between $8 billion and $20 billion (with median revenues of $12.3 billion and median market capitalization of $16.6 billion). A list of these 84 companies is included in Appendix B to this Joint Proxy Statement.

PG&E Corporation also identifies a Performance Comparator Group, which is a subset of the Pay Comparator Group. The Performance Comparator Group consists of companies with operating characteristics and business models comparable to PG&E Corporation and is used for evaluating relative TSR performance in connection with the LTIP. This subset of companies is not used separately to benchmark officer compensation. For 2009, the Performance Comparator Group consisted of the following 12 companies:

Ameren Corporation

American Electric Power

CenterPoint Energy, Inc.

Consolidated Edison

Entergy Corporation

FPL Group

NiSource, Inc.

Pinnacle West Capital

Progress Energy, Inc.

Southern Company

TECO Energy

Xcel Energy, Inc.

The Committee does not adhere strictly to formulas or survey data to determine the actual mix and amounts of compensation elements. The Committee considers various additional factors, including each NEO’s scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation’s overall financial and operating results. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the Committee’s objectives of attracting, retaining, and motivating a talented executive leadership team.

In reviewing and establishing compensation for NEOs, the Committee reviewed tally sheets prepared by FWC.

The Committee appropriately weighs the tax deductibility limitations imposed by Section 162(m) of the U.S. Internal Revenue Code. The Committee in its discretion may award forms of compensation that are not deductible under Section 162(m) when it determines that such awards best carry out the goals and objectives of its officer compensation programs.

What Are the Components of the 2009 Officer Compensation Program?

Total annual compensation each year includes (1) base salary, (2) the annual cash incentive under the STIP, and (3) the value of equity awards granted under the LTIP. The following charts illustrate the percentage of target 2009 compensation allocated to base salary, short-term incentives, and long-term incentives for the PG&E Corporation CEO and for the other NEOs on average.

2009 PG&E Corporation CEO Target Compensation

Average 2009 Target Compensation for Other NEOs

The Committee believes that these proportions of base salary relative to target short-term and long-term incentives provide the right mix to attract, retain, and motivate officers with the necessary skills and experience for the development and successful operation of PG&E Corporation’s businesses. They also provide a direct connection between compensation and performance in both the achievement of key operating results and long-term shareholder value, as more fully described below.

As indicated by the charts above, a greater portion of the PG&E Corporation CEO’s compensation is tied to the long-term performance of the company, which the Committee believes is appropriate given the CEO’s role.

How Is Officer Compensation Aligned with the Competitive Market?

During the last quarter of fiscal year 2008, the Committee reviewed a market analysis conducted by Hewitt of each NEO’s compensation levels for 2008 in order to determine whether to adjust any NEO’s pay for 2009. In February 2009, the Committee (and the independent members of the applicable Boards in the case of Mr. Darbee, who was CEO of both PG&E Corporation and the Utility at the time) approved increases to the base salaries, target short-term incentive opportunities, and long-term incentives for NEOs effective March 1, 2009.

In setting 2009 compensation levels, base pay and short-term incentive targets were aligned with the market average. The target LTIP award values are designed to deliver long-term incentive compensation at approximately the 75th percentile level of the Pay Comparator Group of companies upon achievement of 75th percentile TSR performance relative to our Performance Comparator Group. To the extent that the company performs at the 50th percentile level, LTIP payouts would be targeted at approximately the 50th percentile level of the Pay Comparator Group. Actual LTIP amounts realized by NEOs depend on company performance as measured by relative TSR performance as compared to the Performance Comparator Group. (TSR performance is discussed further under the Long-Term Incentives section on pages 50-53 of this Joint Proxy Statement.)

Base Salary

For NEO compensation, the base salary component falls within a range of only 15% to 43% of target total compensation, depending on officer level. This is consistent with the Committee’s objective of tying a significant component of every NEO’s compensation directly to PG&E Corporation’s performance for shareholders through short-term and long-term incentives.

For 2009, the Committee approved a base salary increase budget of 3.75%. Base pay increases to NEOs, excluding any internal equity or promotional adjustments, equaled approximately 4.0%. The comparative data indicated that the companies in the Pay Comparator Group expected to provide officers a 3.8% average salary increase in 2009, and that those companies’ average salary increase in 2008 was 3.8% percent. Lump-sum payments may be used in lieu of increases to base pay in those cases where an officer’s current salary is well above competitive market pay levels and continued increases to base pay could place the officer’s salary outside of a market average pay range. Mid-year increases could also occur in the case of promotions, or where an officer’s compensation does not reflect appropriate internal equity when compared to the salaries of officers whose roles are viewed to be comparable. For NEOs, mid-year salary increases are subject to Committee approval.

In the case of NEOs with positions that could be benchmarked, base pay at PG&E Corporation and the Utility is generally within a range of between 15% above and 15% below (the “15% band”) the average pay of the appropriate benchmark position in the Pay Comparator Group at the time of benchmarking. The Committee believes that this level of comparability to the market is appropriate and consistent with the pay philosophy of aligning compensation with market average, while taking into consideration other factors relative to establishing individual pay levels. Based on analysis of competitive salary levels of comparable roles, Rand L. Rosenberg, Senior Vice President, Corporate Strategy and Development of PG&E Corporation, was given a lump-sum payment in lieu of an increase to base pay. For the position of Vice President, Finance and CFO of the Utility, held by Barbara L. Barcon, a base pay increase of 3.0% was provided in addition to a lump-sum payment of $2,000 to ensure adherence to the salary increase budget and appropriate alignment to market.

Effective August 1, 2009, the annual base salary for Kent M. Harvey was increased to $525,000 from $408,168. This increase reflects his increased responsibilities following his election and promotion to the positions of Senior Vice President and CFO of PG&E Corporation and Senior Vice President, Financial Services of the Utility. Prior to that time, Mr. Harvey served as Senior Vice President and Chief Risk and Audit Officer of PG&E Corporation. Effective August 1, 2009, the annual base salary for Christopher P. Johns was increased to $635,000 from $572,271. This increase reflects his increased responsibilities following his election and promotion to the position of President of the Utility. Prior to that time, Mr. Johns served as Senior Vice President and CFO of PG&E Corporation and Senior Vice President, Financial Services of the Utility.

Short-Term Incentives

NEOs and other eligible employees may earn annual performance-based cash incentive compensation under the STIP.

STIP payments are calculated by multiplying an individual’s target STIP award (measured as a percentage of base salary that varies by officer level, or the “participation rate”) by the overall STIP performance score. The STIP performance score is the overall score for performance on each of the STIP measures, and can range from zero if minimum performance goals are not met to 2.0 if maximum performance goals are met.

For 2009, the Committee approved NEO participation rates that ranged from 45% of base salary to 100% of base salary (the 100% participation rate applies only to the CEO of PG&E Corporation). This range is within the 15% band of the Pay Comparator Group’s average annual incentive participation rates.

Effective March 1, 2009, Christopher P. Johns’ and John S. Keenan’s STIP participation rates were increased from 55% to 70%. This increase followed a recommendation by Hewitt that the annual incentive levels for the positions then held by Mr. Keenan (Utility Chief Operating Officer) and Mr. Johns (PG&E Corporation CFO) be increased accordingly based on benchmarking data from the Pay Comparator Group. 2009 STIP participation rates for all other NEOs remained the same as for 2008.

Effective August 1, 2009, Mr. Johns’ STIP participation rate was increased from 70% to 75%, reflecting his increased responsibilities following his election and promotion to the position of President of the Utility. Also effective August 1, 2009, Kent M. Harvey’s STIP participation rate was increased from 50% to 65%, reflecting his increased responsibilities following his election and promotion to the positions of Senior Vice President and CFO of PG&E Corporation and Senior Vice President, Financial Services of the Utility. Both Mr. Johns’ and Mr. Harvey’s 2009 STIP participation rates were prorated based on the number of months at each participation rate during the year.

2009 STIP Structure and Results

In 2008, the Committee established 2009 STIP financial and operational performance goals at minimum (or “threshold”), target, and maximum levels, and determined the relative weightings of each component (the “STIP Structure”). The Committee designed the 2009 STIP Structure with the objective of aligning officer compensation with the goal of delivering financial results for the benefit of shareholders, as well as delivering safe, reliable, and exceptional service to Utility customers.

Under the 2009 STIP Structure, 50% of the overall STIP performance score is based on corporate financial performance, as measured by earnings from operations, which is PG&E Corporation’s basis for reporting and providing guidance to the financial community. Meeting the earnings from operations target continues to be an important objective for management; therefore, this component is a primary element of the 2009 STIP Structure. For 2009, the Committee increased the weighting of the earnings from operations measure from 40% (in 2008) to 50%. PG&E Corporation believes that using earnings from operations as the STIP metric gives executives line of sight to key financial drivers in the business.

The Committee has adopted threshold, target, and maximum STIP financial performance goals that correspond to STIP financial performance scores ranging from 0.5 to 2.0. The threshold goal is met if earnings from operations are at least 93% of budgeted earnings from operations, resulting in a minimum STIP financial performance score of 0.5. The target goal is met if earnings from operations are equal to budgeted earnings from operations, resulting in a target STIP financial performance score of 1.0. The maximum goal is met if earnings from operations equal or exceed 105% of budgeted earnings from operations, resulting in a maximum STIP financial performance score of 2.0. To meet the maximum goal, 2009 earnings from operations must be 15.4% greater than the 2008 earnings from operations results.

Based on 2009 earnings from operations of $1,223 million, the Committee determined that the 2009 STIP corporate financial performance score was 1.574. This result was due to additional revenues generated by new capital investments in the Utility’s infrastructure, the recovery of previously incurred costs through the regulatory process, and improved operational performance.

In addition to corporate financial performance, 50% of the overall 2009 STIP score was determined by PG&E Corporation’s performance against key operational objectives aligned with the delivery of safe, reliable, and exceptional service to customers.

2009 STIP – Operational Performance Measures

Measure	Relative Weight	2009 Target Goal (1.0)	2009 Results
Customer Satisfaction and Brand Health Survey Index	17.5%	76.1	76.8
Reliable Energy Delivery Index	17.5%	1.000	1.775
Employee Engagement Premier Survey Results Index	5.0%	69.50%	66.70%
Safety Performance[2]	10.0%	2.755	2.382
Total Weightings:	50%

These four measures have the following definitions:

•

Customer Satisfaction and Brand Health Survey Index (17.5% weighting) – The Customer Satisfaction and Brand Health Index measures Utility customer perceptions of the Utility’s performance in delivering services, such as reliability, pricing of services, customer service experience, and favorability toward the Pacific Gas and Electric Company brand. These scores are derived from the results of surveys conducted by an independent third party. The 2009 target goal is the 2008 result of 76.1. In light of declining economic conditions throughout the Utility’s service territory, the Committee determined that maintaining a result of 76.1 represented a significant challenge. For 2009, PG&E Corporation’s Customer Satisfaction and Brand Health Survey Index result was 76.8, which exceeded the target goal of 76.1. Management believes that this positive outcome resulted from strong reliability performance and improved community and customer outreach on payment assistance options.

[2]	For Safety Performance, a lower year-over-year result indicates improved performance.

•

Reliable Energy Delivery Index (17.5% weighting) – The Reliable Energy Delivery Index measures electric and gas reliability performance. The index is composed of the following three subcomponents, each with equal weighting:

•

System Average Interruption Frequency Index (“SAIFI”) measures the average frequency of utility electric service outages. The 2009 SAIFI target goal is the 2008 result of 1.197 and represents a 5.0% improvement from the 2008 target goal of 1.257. The result for 2009 of 1.111 was approximately 7.2% better than the target of 1.197.

•

Customer Average Interruption Duration Index (“CAIDI”) measures the average duration of utility electric service outages. The 2009 CAIDI target goal of 124.3 represents a 3.0% improvement from the 2008 result of 128.1. The result for 2009 of 118.2 was approximately 4.9% better than target of 124.3.

•

Gas System Leak Resurvey measures progress against milestones on the Utility’s gas system leak resurvey program, which accelerates the resurvey of approximately 1.2 million gas services by April 30, 2010. The 2009 resurvey target goal of 1,050,000 represents the number of resurveys to be completed during 2009. The result for 2009 of 1,114,878 resurveys was approximately 6.1% better than target.

For 2009, PG&E Corporation’s result on the Reliable Energy Delivery Index was 1.775. This result exceeded the target goal of 1.000. Management believes that this positive outcome was driven by reliability improvements. Fewer storms in 2009 than in 2008 also positively affected both SAIFI and CAIDI. Positive performance on the gas system leak resurvey work was driven by more aggressive planning, focus, and effective execution assisted by good weather.

•

Employee Engagement Premier Survey Results Index (5% weighting) – This index is an average of responses to 40 questions in the company’s Employee Engagement Premier Survey. The survey is the primary tool used to measure employee engagement and organizational health, and is conducted by an independent third party. Engaged employees are those who understand the organization’s vision, feel a sense of ownership for the company success, and actively contribute to improve performance at PG&E Corporation and the Utility.

The target goal of 69.50% was an increase from the 2008 result of 68.60%, requiring a significant improvement in performance for this metric. For 2009, PG&E Corporation’s result on the Employee Engagement Premier Survey Results Index was 66.70%, which was below the target. As a result, the 2009 STIP rating on this measure was 0.000. Management believes that this decrease in performance reflects a challenging year for employees, including continued focus on performance and cost management. While survey scores declined overall compared to 2008, there were improvements in several areas, including work group collaboration and intent to remain employed by PG&E Corporation or the Utility.

•

Safety Performance (10% weighting) – This measures the Occupational Safety and Health Administration (“OSHA”) Recordable Rate, which is based on the number of OSHA recordable injuries, illnesses, or exposures that (1) result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness, and (2) occur in the current year. The 2009 target goal for the OSHA Recordable Injury Rate is a 15% improvement from 2008 performance, which is consistent with the annual targeted reductions for 2007 and 2008. For 2009, PG&E Corporation’s Safety Performance result was 2.382. This result exceeded the target of 2.755. Management believes that this positive result was driven by the high degree of focus placed on safety during 2009.

The combined 2009 operational performance results yielded a combined 2009 STIP operational performance score of 1.721. This score was combined with the corporate financial performance score of 1.574 to yield an overall 2009 STIP score of 1.648. The 2009 STIP payments to the NEOs are shown in the Summary Compensation Table.

Under the STIP, the Committee has full discretion to lower the final STIP payments from the amount that would be paid based on achievement of the targets.

The Committee did not exercise its discretion to modify any 2009 STIP payments.

2010 STIP Structure

In February 2010, the Committee approved the structure, measures, and their relative weightings for the 2010 STIP.

For 2010, the corporate financial performance goal for STIP will be PG&E Corporation’s earnings from operations and will comprise 50% of the overall STIP score.

The 2010 STIP financial performance score has a threshold of 95% (compared to 93% in 2009) of budgeted earnings from operations to 105% at maximum, representing a minimum STIP financial performance score of 0.5 to a maximum STIP financial performance score of 2.0. To meet the maximum goal, 2010 earnings from operations would have to increase by at least 14.9% above 2009 earnings from operations. The Committee believes that this presents a significant challenge to management and, if achieved, would justify a maximum STIP financial performance score of 2.0.

For 2010, STIP operational performance measures have been expanded to include environmental leadership as a new fifth goal. The target operational performance goals for the 2010 STIP are set forth in the table below.

2010 STIP – Operational Performance Goals

Performance Measures	Weight	2010 Target Goal
Customer Satisfaction and Brand Health Survey Index	15.0%	77.7
Reliable Energy Delivery Index	15.0%	1.00
Safety Index	10.0%	1.00
Employee Engagement Premier Survey Results Index	5.0%	68.70%
Environmental Leadership Index	5.0%	1.0
Total Weightings:	50%

The Customer Satisfaction and Brand Health Index, Reliable Energy Delivery Index, and the Employee Engagement Premier Survey Results Index are largely the same as those used for the 2009 STIP. Changes for 2010 are highlighted below.

•

Safety Index – The safety measure is now expressed as an index because it includes an additional measure. For 2010, the Safety Index includes (1) OSHA Recordable Rate, and (2) Motor Vehicle Incident (“MVI”) Rate. The MVI rate represents the number of motor vehicle incidents per 1 million miles driven, where the company driver could have prevented an accident, but failed to do so. For 2009, only the OSHA Recordable Rate measure was used in the STIP. In addition, for 2010, if the Utility experiences any employee fatality during the year, the overall STIP score for the Safety Index will be capped at a maximum score of 1.00. These measures reinforce PG&E Corporation’s and the Utility’s commitment to their employees and the importance of safety to the companies’ performance.

•

The Environmental Leadership Index is a new performance measure. Including this measure in the STIP increases alignment with PG&E Corporation’s and the Utility’s strategic goals for environmental leadership. The Environmental Leadership Index is a composite score of two equally weighted subcomponents: (1) Environmental Compliance, measured by the Notice of Violation (“NOV”) rate defined as the rate of Notices of Violations per 100 agency inspections, and (2) the companies’ Operational Footprint, which measures the percent reduction of energy and water use in a subset of the Utility’s facilities, and the increase in the diversion rate of solid waste from landfills.

Long-Term Incentives

For 2009 compensation, the Committee (and, with respect to Mr. Darbee, the independent members of the PG&E Corporation Board) approved LTIP guidelines that include the range of target LTIP award values based on officer level, the terms and conditions of all LTIP awards, and the grant date for annual LTIP awards. Actual awards (both annual and mid-year) are made within the range of target LTIP values previously approved by the Committee and granted consistent with the PG&E Corporation Equity Grant Date Policy, which was first adopted in June 2007 and last amended in December 2009.

In December 2008, the Committee (and the independent members of each Board in the case of Mr. Darbee) approved the recommended 2009 target LTIP award values for the NEOs, ranging from $300,000 to $5,300,000 (the upper end applicable only to Mr. Darbee). The 2009 annual LTIP awards granted to the NEOs, with the exception of Mr. Darbee, were comprised of 50% restricted stock units (“RSUs”) and 50% performance shares. The independent members of each company’s Board determined that a higher percentage of Mr. Darbee’s long-term incentives should be tied directly to PG&E Corporation’s long-term performance for shareholders. Therefore, they approved an LTIP award comprised of approximately 40% RSUs and 60% performance shares. Prior to 2009, Mr. Darbee’s annual LTIP award was comprised of 50% RSUs and 50% performance shares.

The Committee believes that this allocation of equity balances the interests of shareholders and officers by linking the value of long-term compensation to stock price appreciation and relative TSR. Details regarding restricted stock units and performance share grants are provided below.

Restricted stock units. RSUs are hypothetical shares of stock that are settled in an equal number of shares of PG&E Corporation common stock. RSUs align officers’ interests with those of shareholders (i.e., stock price appreciation and dividends). RSUs also serve as a retention mechanism, because RSUs generally only vest if the officer remains employed over the vesting period.

The number of RSUs granted to each NEO in 2009 was determined by dividing one-half of that NEO’s target LTIP award value (40% in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock for the first five business days of March 2009 (or the closing price on the grant date for non-annual grants), as reported on the New York Stock Exchange. RSUs granted in 2009 are shown in the “Grants of Plan-Based Awards in 2009” table on page 61 of this Joint Proxy Statement. RSUs vest in 20% increments on the first, second and third anniversary of the date of grant. The remaining 40% vests on the fourth anniversary of the date of grant.

Performance shares. Performance shares are hypothetical shares of PG&E Corporation common stock that are tied directly to PG&E Corporation’s performance for shareholders. The number of performance shares granted in 2009 to each NEO was determined by dividing one-half of that NEO’s actual LTIP award value (60% in the case of Mr. Darbee) by the average daily closing price of a share of PG&E Corporation common stock for the first five business days of March 2009, as reported on the New York Stock Exchange. Performance shares granted in 2009 are shown in the “Grants of Plan-Based Awards in 2009” table below.

Performance shares granted in 2009 will vest, if at all, on the third business day of March 2012 following completion of the three-year performance period starting January 1, 2009 and ending December 31, 2011. The payout value of any vested performance share will be based on PG&E Corporation’s TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in cash and will be calculated by multiplying (1) the number of vested performance shares by (2) the average closing price of PG&E Corporation common stock over the last 30 calendar days of the year preceding the vesting date, and by (3) a payout factor based on PG&E Corporation’s relative TSR performance against the Performance Comparator Group.

As shown in the LTIP Performance Share Payout Scale below, there will be no payout if PG&E Corporation’s TSR falls below the 25th percentile of the Performance Comparator Group; there will be a 25% payout if PG&E Corporation’s TSR is at the 25th percentile; there will be a 100% payout if PG&E Corporation’s TSR is at the 75th percentile; and there will be a 200% payout if PG&E Corporation’s TSR ranks first in the Performance Comparator Group.

LTIP Performance Share Payout Scale

Number of Companies in Total

(including PG&E Corporation) = 13

Company Rank	Company Performance Percentile	Rounded Payout
1	100	200%
2	92	170%
3	83	130%
4	75	100%
5	67	90%
6	58	75%
7	50	65%
8	42	50%
9	33	35%
10	25	25%
11	17	0%
12	8	0%
13	0	0%

In 2009, PG&E Corporation marked the end of the three-year performance cycle for annual performance share awards offered under the LTIP that were granted in 2007. For the three years ended December 31, 2009, PG&E Corporation’s TSR, as measured by stock price appreciation and dividends, ranked 5th among the 13 companies in the Performance Comparator Group. That rank represents performance at the 67th percentile, resulting in a payout of 90% of the original target share award. PG&E Corporation’s TSR performance for the three years was 5.6%, which was better than the median among the comparator group of companies of 1.9% and the (15.9%) negative return of the S&P 500 for the same period.

Beginning with the March 2010 LTIP awards, performance shares will be settled in shares of PG&E Corporation common stock and will no longer be settled in cash. This change facilitates greater stock ownership at both the officer and non-officer levels. This change also will cause the performance shares to be treated as equity awards (rather than liability awards) for accounting purposes.

Executive Stock Ownership Guidelines

The Executive Stock Ownership Program is designed to encourage senior executive officers to achieve and maintain a minimum investment in PG&E Corporation common stock at levels set by the

Committee, and further aligns executive interests with those of PG&E Corporation’s shareholders. Executive stock ownership guidelines have been adopted by most of the companies in the Pay Comparator Group, and are increasingly viewed as an important element of a company’s governance policies.

The stock ownership target for the PG&E Corporation CEO is three times base salary. The target ownership level for other NEOs is two times base salary. Officers are encouraged to meet their stock ownership target within five years after becoming subject to the Program.

The Committee also authorized the use of Special Incentive Stock Ownership Premiums (“SISOPs”), which are designed to provide incentives to eligible officers to assist in achieving minimum stock ownership targets established by the Committee, prior to the end of the five-year period. SISOPs are awarded to eligible officers if they achieve and maintain stock ownership levels early, prior to the end of the third year following the year in which an officer first became an eligible executive. SISOPs are stock units awarded under the LTIP and are credited to the officer’s deferred compensation account in the 2005 PG&E Corporation Supplemental Retirement Savings Plan (“SRSP”).

If at the end of five years, an executive officer fails to meet or maintain the applicable stock ownership target, then that officer’s future cash-based awards (such as a STIP payment) may be deferred as stock units and credited to the officer’s account under the SRSP until the stock ownership target is met.

All NEOs have met or exceeded their stock ownership targets under the Program with the exception of the former Vice President, Finance and Chief Financial Officer of Pacific Gas and Electric Company, who was not subject to the guidelines. For additional details regarding SISOPs, please see the narrative accompanying the table “Grants of Plan-Based Awards in 2009.”

Equity Grant Dates

Consistent with the PG&E Corporation Equity Grant Date Policy, annual equity awards for 2009 were granted on March 9, 2009 in order to take into account the timing of PG&E Corporation’s investor conference relating to PG&E Corporation performance and to enable the market price of PG&E Corporation common stock to reflect the disclosure of all material information, including the information presented at the investor conference. The policy generally provides that annual LTIP awards are granted when the market price of PG&E Corporation common stock reflects the disclosure of all material information.

Under this policy, the grant date for non-annual equity awards to employees (such as for newly hired or newly promoted officers) shall be the later of (1) the date that the non-annual award is approved by the independent members of the PG&E Corporation or Utility Board, the Committee, or PG&E Corporation CEO, as applicable, (2) the date that the LTIP award recipient becomes an employee, if applicable, or (3) the date otherwise specified by the applicable Board, the Committee, or the PG&E Corporation CEO.

In addition, if the grant date of any LTIP award would occur during a trading blackout period, as defined under the PG&E Corporation Insider Trading Policy, then the actual grant date will be the first business day after the trading blackout period ends.

Special Awards

On the first business day of January 2009, a modification was made to Mr. Darbee’s January 3, 2007 restricted stock award to avoid an unintended tax consequence. Under the original grant, if Mr. Darbee retired or was terminated without cause, a prorated portion of the restricted stock award would have vested. That prorated portion was not subject to a substantial risk of forfeiture and became taxable as income, even if Mr. Darbee still was employed by PG&E Corporation and the prorated portion did not actually vest or become payable. The replacement of restricted stock with RSUs avoids this consequence. Therefore, Mr. Darbee’s remaining 12,693 shares of restricted stock from his January 3, 2007 LTIP award were cancelled. In lieu of the cancelled shares, Mr. Darbee was granted 12,693 RSUs (the “Replacement RSU Grant”) that contain the same general terms and conditions as those applicable to the cancelled portion of the restricted stock award, and have the same vesting date as the original award (i.e., the first business day of January 2012). The vesting period of the Replacement RSU Grant began on the first business day of January 2009. Mr. Darbee will be entitled to receive dividend equivalents associated with all the RSUs subject to the vesting of the RSU awards.

Effective August 10, 2009, in connection with his promotion to his new position, Mr. Johns received a prorated supplemental LTIP award of $279,000, representing an annualized value of $500,000. Also effective August 10, 2009, in connection with his promotion to his new position, Mr. Harvey received a prorated supplemental LTIP award of $140,000, with an annualized value of $250,000. These awards reflected the additional LTIP value that would be deliverable to these officers based on their promotions to new positions.

Executive Incentive Compensation Recoupment (Clawback) Policy

At their February 17, 2010 meeting, the Boards adopted a formal policy authorizing recoupment of certain incentive compensation if either PG&E Corporation or the Utility restates its financial statements that are filed with the SEC, with respect to any fiscal year within the three-year period preceding the filing of the restatement (a “Restatement Year”). In case of such a restatement, the Committee (or with respect to the CEO, the full Board of the applicable company) may, in good-faith exercise of its reasonable discretion and to the extent permitted by law, seek to recoup long-term and short-term incentive compensation previously paid with respect to each Restatement Year to any individual who was a Section 16 Officer of that company during that Restatement Year. (A Section 16 Officer includes an “officer” of either PG&E Corporation or the Utility who is subject to the reporting and short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.) Compensation may be recouped to the extent that such compensation would have been lower when computed using the restated financial statements, and the Committee and the Boards have discretion to recoup such compensation on a tax-neutral basis. The policy applies only to compensation paid after the effective date of the policy, February 17, 2010. The policy provides additional leverage for the companies to restore shareholder value that may be lost due to a financial restatement.

What Are the Other Elements of Executive Compensation?

Perquisites and Related Compensation

In general, the NEOs receive a limited range of perquisite benefits, typically encompassing a partial subsidy for financial planning services from a third-party financial advisory firm, partial reimbursement of certain health club fees, certain life insurance subsidies, parking reimbursement, and executive health services. Mr. Darbee and Mr. Johns also receive car transportation services. The magnitude of these perquisites, including the lump-sum payment described in the following paragraph, is comparable to that provided to executive officers of companies in the Pay Comparator Group, and the value of these services are taxable to the recipient.

The Committee (and the independent members of the Boards of PG&E Corporation and the Utility in the case of Mr. Darbee) also approved a 2009 lump-sum annual stipend amount for each executive officer, which ranged from $15,000 to $35,000 (the upper end applicable only to the CEO of PG&E Corporation). This stipend is provided in lieu of providing the NEO with additional benefits. The NEOs have discretion to use this stipend as they see fit.

Elimination of Tax Restoration (Gross-up) Payments

During the first quarter of 2009, the Committee elected to eliminate tax gross-up payments made in connection with executive compensation, with two exceptions: (1) tax gross-up obligations that are part of benefit programs offered to all employees (e.g., certain expenses associated with relocation programs and temporary housing), and (2) obligations under pre-existing change in control agreements to reimburse excise taxes triggered by payments in connection with a change in control.

The PG&E Corporation Officer Severance Policy, first adopted in 1998, provides for the gross-up of excise tax payments associated with a change in control. No other officer policies or arrangements provide gross-up provisions. Therefore, neither PG&E Corporation nor the Utility has entered into any new excise tax gross-up arrangements associated with a change in control.

Post-Service Benefits

Retirement/Pension

NEOs are eligible to receive retirement benefits under the Utility’s tax-qualified defined benefit plan (pension plan), which also provides benefits to other eligible employees of PG&E Corporation and the

Utility. NEOs also are eligible to receive benefits under the PG&E Corporation Supplemental Executive Retirement Plan (“SERP”), which is a non-tax-qualified defined benefit pension plan that provides officers and key employees of PG&E Corporation and its subsidiaries, including the Utility, with a pension benefit. These plans are described in the section entitled “Pension Benefits – 2009” on pages 65-66 of this Joint Proxy Statement.

With respect to the SERP, the Committee has adopted a policy against crediting additional years of service for participants under this plan.

NEOs and other officers and employees also are eligible to participate in the PG&E Corporation Retirement Savings Plan (“RSP”), a tax-qualified 401(k) plan. PG&E Corporation provides a maximum matching contribution of 75 cents for each dollar contributed up to 6% of base salary. To the extent that matching contributions cannot be made to an NEO’s RSP account because the Internal Revenue Code limits would be exceeded, PG&E Corporation contributes the excess amount to the NEO’s account in the SRSP.

The majority of companies in the Pay Comparator Group provide tax-qualified defined benefit plans (e.g., pensions or similar plans), other tax-qualified defined contribution plans (i.e., 401(k) plans), and non-tax-qualified retirement plans. The Committee believes that these plans offer significant recruiting and retention incentives. The magnitude of PG&E Corporation’s retirement programs is generally comparable to that of the Pay Comparator Group.

Additional details regarding the retirement programs and the value of pension benefits accumulated as of December 31, 2009 for the executive officers named in the Summary Compensation Table are reported in the table entitled “Pension Benefits – 2009” below.

What Compensation Is Payable Upon Termination and/or a Change in Control of PG&E Corporation?

Termination Generally Absent a Change in Control

General Severance Benefits – The PG&E Corporation Officer Severance Policy provides certain officers of PG&E Corporation and the Utility, including the NEOs, with severance benefits if their employment is terminated without cause. The purpose of the severance policy is to (1) attract and retain senior management by providing severance benefits that are part of a competitive total compensation package, (2) provide consistent treatment for all terminated officers, and (3) by conditioning payments upon a general release of claims, minimize potential litigation costs in connection with terminations of employment. These severance benefits are described below under the section entitled “Potential Payments – Termination Without Cause” on page 71 of this Joint Proxy Statement.

LTIP Awards – Treatment of 2009 LTIP awards upon severance is set forth in the individual LTIP award agreements. In general, if an NEO is terminated without cause,

•

Any unvested RSU or restricted stock that would have vested within 18 or 24 months following separation (depending on the NEO’s officer level) will continue to vest and will be settled pursuant to the normal vesting schedule in the agreement, and

•

Any unvested performance shares will vest proportionately based on the number of months during the applicable performance period in which the NEO was employed, divided by 36 (the number of months in the performance period), and will be paid, if at all, pursuant to the normal payment schedule, multiplied by the performance payout percentage applicable to that grant.

If an NEO resigns or is terminated for cause (i.e., for dishonesty, a criminal offense, or violation of a work rule), the NEO forfeits any unvested restricted stock, RSUs, or performance shares, and would not receive any associated dividends.

Termination in Connection with a Change in Control

The PG&E Corporation Board has determined that the provision of change in control benefits is a key part of PG&E Corporation’s officer compensation program. In a hostile takeover or other change in control situation, it is important for management to remain focused on maximizing shareholder value and aligning management’s interests with shareholders’ interest, and not be distracted by concerns about the security of their jobs. The benefit levels provided to the covered officers, including the NEOs, under different termination circumstances reflect competitive market practices among the Pay Comparator Group that the Committee benchmarks.

Shareholder approval is required for certain severance payments provided in connection with a change in control, as described further under “Golden Parachute Restriction Policy” below.

Golden Parachute Restriction Policy – The Golden Parachute Restriction Policy requires shareholder approval of certain executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target STIP award.

Officer Severance Policy – The PG&E Corporation Officer Severance Policy provides certain NEOs with compensation if (1) there is a Change in Control of PG&E Corporation (as defined in the Policy), and (2) that NEO is terminated without cause or terminates for good reason in connection with the Change in Control or Potential Change in Control (as defined in the Policy) of PG&E Corporation. The Policy applies to officers of PG&E Corporation with the title of Senior Vice President or higher, and the principal executive officers of the Utility and of any other participating subsidiary. Specific benefits are described in the section entitled “Potential Payments – Change in Control with Other Triggering Events” on pages 71-74 of this Joint Proxy Statement.

LTIP Awards – Upon a Change in Control of PG&E Corporation, the vesting schedule for LTIP awards may be accelerated if (1) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (2) the award recipient is terminated in connection with a Change in Control during a specified period of time before or after the Change in Control. This practice aligns PG&E Corporation with market trends and (1) better balances the interests of award recipients and shareholders, (2) provides security for award recipients in a time of uncertainty, and (3) preserves the incentive for award recipients to stay with PG&E Corporation even following a transaction.

Details regarding the specific termination provisions are discussed in the section entitled “Potential Payments – Change in Control with Other Triggering Events” below.

Are There Material Differences Between Compensation Paid to the Different NEOs?

There is no material difference in compensation policy among the NEOs. The compensation philosophy and policies discussed throughout the CD&A apply equally to all executive officers. There are no differences in the types of compensation nor the methodology used to establish compensation levels among the NEOs. The differences that exist in the amounts of compensation generally relate to each NEO’s position and the pay differences determined from the benchmarking study conducted for the Committee.

For example, when determining total target compensation for the PG&E Corporation CEO, the Committee first uses competitive market data in assessing appropriate levels of base pay and total annual cash compensation, focusing on how the CEO’s base pay and total cash compensation compare to the market average. Next, to determine the appropriate amount of long-term incentive opportunities, the Committee considers the annual LTIP value range, which is established based on competitive market data and comprised of a minimum, target, and maximum LTIP value. The Committee then evaluates the CEO’s leadership, accomplishments, personal development, and PG&E Corporation’s performance results to arrive at final total compensation recommendations for the independent members of the Board to review and approve. As part of this process, the Committee considers whether the CEO has achieved his annual objectives that are reviewed and approved by the Committee at the beginning of each year. These objectives closely track short-term and long-term financial and operational goals for PG&E Corporation, which have previously been reviewed and approved by the Board. The individual objectives may relate to corporate financial performance and shareholder returns, operational performance, investment in utility infrastructure, corporate culture, and effective communications with key stakeholders.

Conclusion

The Committee believes that the amount and design of executive compensation provided in 2009 to the NEOs of PG&E Corporation and the Utility are consistent with the Committee’s compensation objectives and policies to (1) provide long-term incentives to align shareholders’ and officers’ interests and enhance total return for shareholders, (2) attract, retain, and motivate employees with the necessary mix of skills and experience for the development and successful operation of PG&E Corporation’s businesses, and (3) compensate NEOs in a competitive, cost-efficient, and transparent manner.

Exhibit A

Reconciliation of PG&E Corporation’s Earnings from Operations to Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)

For the year ended December 31, 2009

(in millions, except per share amounts)

	Earnings	Per Share Amounts
PG&E Corporation Earnings from Operations(1)	$1,223	$3.21
Items Impacting Comparability:(2)
Tax benefit(3)	66	0.18
Recovery of hydro divestiture costs(4)	28	0.07
Accelerated work on gas system(5)	(59)	(0.16)
Severance costs(6)	(38)	(0.10)
PG&E Corporation Earnings on a GAAP basis	$1,220	$3.20

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Income Available for Common Shareholders as reported in accordance with GAAP.

(3)	PG&E Corporation recognized $66 million, after-tax, for the interest and state tax benefit associated with a federal tax refund, for 1998 and 1999.

(4)	PG&E Corporation recognized $28 million, after-tax, following the California Public Utilities Commission’s decision authorizing the Utility to recover costs previously incurred in connection with its hydroelectric generation facilities.

(5)	PG&E Corporation incurred $59 million, after-tax, representing costs incurred by the Utility to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

(6)	PG&E Corporation accrued $38 million, after-tax, of severance costs related to the elimination of approximately 2% percent of the Utility’s workforce.

Compensation Committee Report

The Compensation Committee of PG&E Corporation is comprised of independent directors and operates under a written charter adopted by the PG&E Corporation Board. The Compensation Committee is responsible for overseeing and establishing officer compensation policies for PG&E Corporation, the Utility, and their subsidiaries.

The Compensation Committee has reviewed and discussed the section of this Joint Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Boards of PG&E Corporation and the Utility that the “Compensation Discussion and Analysis” section be included in this Joint Proxy Statement.

March 31, 2010

C. Lee Cox, Chair

Forrest E. Miller

Barbara L. Rambo

Barry Lawson Williams

Executive Officer Compensation Information

Summary Compensation Table – 2009

This table summarizes the principal components of compensation paid or granted during 2009. The NEOs consist of the principal executive officers and the principal financial officers of PG&E Corporation and the Utility, and the next three most highly compensated executive officers during the past year. This table also includes information disclosed in the 2009 and 2008 Joint Proxy Statements for compensation paid or granted to certain officers during 2008 and 2007, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter A. Darbee*	2009	$1,135,633	$0	$6,285,392	$0	$1,871,524	$1,131,494	$135,385	$10,559,428
Chairman, Chief Executive Officer, and President, PG&E Corporation (NEO for both PG&E Corporation and the Utility)	2008	$1,090,833	$0	$5,733,999	$0	$1,285,002	$1,461,189	$150,210	$9,721,233
	2007	$1,050,000	$0	$5,283,601	$0	$1,250,550	$1,295,034	$174,364	$9,053,549

Christopher P. Johns**	2009	$593,866	$0	$1,880,357	$0	$684,431	$268,077	$70,999	$3,497,730
President, Pacific Gas and Electric Company (NEO for both PG&E Corporation and the Utility)	2008	$541,457	$0	$893,206	$0	$350,809	$193,500	$89,819	$2,068,791
	2007	$523,640	$0	$832,935	$0	$343,010	$156,155	$88,486	$1,944,226

Kent M. Harvey***	2009	$454,106	$0	$564,322	$0	$428,259	$432,377	$50,507	$1,929,571
Senior Vice President and Chief Financial Officer, PG&E Corporation (NEO for PG&E Corporation only)

Hyun Park	2009	$524,493	$0	$1,319,499	$0	$475,401	$109,210	$274,781	$2,703,384
Senior Vice President and General Counsel, PG&E Corporation (NEO for both PG&E Corporation and the Utility)	2008	$498,091	$500,000	$893,206	$0	$322,713	$63,744	$46,173	$2,323,927
	2007	$475,000	$1,000,000	$761,152	$0	$311,149	$32,256	$486,492	$3,066,049

Rand L. Rosenberg	2009	$519,714	$0	$967,649	$0	$471,068	$184,154	$72,169	$2,214,754
Senior Vice President, Corporate Strategy and Development, PG&E Corporation (NEO for PG&E Corporation only)	2008	$515,825	$0	$894,263	$0	$334,203	$129,376	$47,612	$1,921,279
	2007	$496,380	$0	$785,363	$0	$325,154	$80,744	$45,613	$1,733,254

John S. Keenan	2009	$583,333	$0	$1,695,670	$0	$652,333	$359,153	$96,511	$3,387,000
Senior Vice President and Chief Operating Officer, Pacific Gas and Electric Company (NEO for the Utility only)	2008	$500,000	$0	$918,705	$0	$323,950	$183,160	$44,544	$1,970,359

Barbara L. Barcon****	2009	$307,500	$0	$295,139	$0	$228,042	$45,615	$98,223	$974,519
Vice President, Finance and Chief Financial Officer, Pacific Gas and Electric Company (NEO for the Utility only)	2008	$232,143	$125,000	$463,825	$0	$123,059	$20,505	$120,136	$1,084,668

*	Mr. Darbee also served as President and CEO of the Pacific Gas and Electric Company through July 31, 2009. Mr. Darbee did not receive separate compensation for his services as an officer of Pacific Gas and Electric Company.

**	Mr. Johns became President of Pacific Gas and Electric Company on August 1, 2009.

***	Mr. Harvey became Senior Vice President and Chief Financial Officer of PG&E Corporation on August 1, 2009

****	Ms. Barcon resigned on March 1, 2010.

(1)	Includes base salary deferred at the election of the officer.

(2)	Includes amounts deferred under the terms of the award.

(3)	Represents the grant date fair value of restricted stock, RSUs, performance shares, and SISOPs measured in accordance with FASB ASC Topic 718, without taking into account an estimate of forfeitures related to service-based vesting. For restricted stock, RSUs, and SISOPs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. For performance shares, the grant date fair value is based on the probable outcome of the applicable performance conditions, measured using a Monte Carlo simulation valuation model. The assumed per-share value for the March 9, 2010 annual grants was $44.78, and the assumed per-share value for the August 10, 2009 grants to Mr. Johns and Mr. Harvey is $37.48. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. Because performance shares granted in 2009 are settled in cash rather than shares, the grant date fair value described here is not used for financial statement purposes, and assumptions regarding valuation are not included in PG&E Corporation’s or the Utility’s financial statements. In addition, assuming that the highest level of performance conditions would be achieved, the estimated maximum grant date value of performance shares awarded in 2009 would be: Mr. Darbee $7,818,096, Mr. Johns $2,318,751, Mr. Harvey $711,032, Mr. Park $1,537,751, Mr. Rosenberg $1,153,073, Mr. Keenan $1,922,428, and Ms. Barcon $352,102.

(4)	Amounts represent payments received or deferred in 2009, 2008, and 2007 for achievement of corporate and organizational objectives in 2008, 2007, and 2006, respectively, under the STIP.

(5)	Amounts reported for 2009 consist of (i) the change in pension value during 2009 (Mr. Darbee $1,124,207, Mr. Johns $267,974, Mr. Harvey $432,241, Mr. Park $109,210, Mr. Rosenberg $184,154, Mr. Keenan $359,153, and Ms. Barcon $45,615), and (ii) the above-market earnings on deferred compensation in the PG&E Corporation Supplemental Retirement Savings Plan (“SRSP”) (Mr. Darbee $7,287, Mr. Johns $103, and Mr. Harvey $136). The SRSP earnings for the Utility Bond Fund are based on Moody’s Investors Service’s long-term Aa bond rate for utilities. The above-market earnings are calculated as the difference between actual earnings from the Utility Bond Fund investment option of the SRSP and hypothetical earnings that would have resulted using an interest rate equal to 120% of the applicable federal rate.

(6)	Amounts reported for 2009 consist of (i) perquisites and personal benefits, as detailed below (Mr. Darbee $47,480, Mr. Johns $18,377, Mr. Harvey $6,232, Mr. Park $226,685, Mr. Rosenberg $5,803, Mr. Keenan $45,261, and Ms. Barcon $46,445), (ii) tax reimbursement payments (Mr. Darbee $1,801, Mr. Johns $898, Mr. Harvey $923, Mr. Park $1,379, Mr. Rosenberg $1,379, and Ms. Barcon $23,191), (iii) a lump-sum annual stipend paid in lieu of providing perquisite benefits, with the exception of perquisite benefits noted in the chart below (Mr. Darbee $35,000, Mr. Johns $25,000, Mr. Harvey $22,917, Mr. Park $25,000, Mr. Rosenberg $25,000, Mr. Keenan $25,000, and Ms. Barcon $15,000), (iv) company contributions to defined contribution retirement plans (Mr. Darbee $51,104, Mr. Johns $26,724, Mr. Harvey $20,435, Mr. Park $21,717, Mr. Rosenberg $23,387, Mr. Keenan $26,250, and Ms. Barcon $11,587), and (v) lump-sum merit payments (Mr. Rosenberg $16,600 and Ms. Barcon $2,000).

The following chart provides additional information regarding perquisites and personal benefits that are included in the Summary Compensation Table.

	Transportation Services	Life Insurance	Parking	Fitness	Executive Health	Financial Services	Relocation	Total
P. A. Darbee	$34,387		$1,595	$964	$3,171	$7,363		$47,480
C. P. Johns	$3,874		$3,350		$3,495	$7,658		$18,377
K. M. Harvey			$4,460		$1,772			$6,232
H. Park		$1,721	$4,460	$1,598	$1,780	$7,459	$209,667	$226,685
R. L. Rosenberg			$4,460		$1,343			$5,803
J. S. Keenan		$3,564	$2,120		$3,577		$36,000	$45,261
B. L. Barcon		$3,174	$406				$42,865	$46,445

The above perquisites and personal benefits consist of the following:

•

Transportation services for Mr. Darbee and Mr. Johns, consisting of car transportation for commute and incidental non-business travel. Amounts include the prorated salary and burden of the drivers and vehicle costs. Amounts include tax reimbursement payments provided to Mr. Darbee ($625) with respect to this benefit prior to the PG&E Corporation Compensation Committee’s decision to discontinue such payments in early 2009. Such reimbursement payments also are reflected in section (ii) of footnote 6 above.

•	The cost of life insurance coverage exceeding amounts available to all employees (i.e., $50,000).

•

The cost of parking. Amounts include tax reimbursement payments provided to Mr. Darbee ($1,176), Mr. Johns ($898), Mr. Harvey ($923), Mr. Park ($1,379) and Mr. Rosenberg ($1,379) with respect to this benefit prior to the Compensation Committee’s elimination of such payments in early 2009. Such reimbursement payments also are reflected in section (ii) of footnote 6 above.

•

The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting the decisions of each individual officer regarding the specific types of tests and consultations provided, and the exact value of reimbursed expenses.

•	The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers.

•	Fees paid for financial services provided by an independent contractor selected by PG&E Corporation to provide such services.

•

The cost to PG&E Corporation of relocation assistance, which may include moving services, payments to a third-party home sale assistance firm (which may include inspection, appraisal, and other costs related to sale of the home, net loss on sale of the officer’s home, third-party service fees, etc.), mortgage subsidies, and commuting expenses during the relocation process. Such amounts include tax reimbursement payments provided to Ms. Barcon ($23,191) with respect to this benefit in accordance with a broad-based program that provides relocation benefits to all employees. Such payment is reflected in section (ii) of footnote 6 above.

In addition to the perquisite benefits described above, NEOs are given a set stipend that each NEO may use as the officer sees fit. The stipend is intended to cover miscellaneous items in each NEO’s discretion (such as organizational dues). The amount of this stipend is included in the Summary Compensation Table in the “All Other Compensation” column.

Please see the Compensation Discussion and Analysis (“CD&A”) on pages 42-56 of this Joint Proxy Statement for additional information regarding the elements of compensation discussed above, including salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found following the table entitled “Grants of Plan-Based Awards in 2009.”

Grants of Plan-Based Awards in 2009

This table provides information regarding incentive awards and other stock-based awards granted during 2009 to individuals named in the Summary Compensation Table.

Name	Grant Date	Committee		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	Grant Date Fair Value of Stock and Option Awards
										Number of Shares of Stock or Units (#)(3)
		Action Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P. A. Darbee				$0	$1,135,633	$2,271,266
	3/9/2009	2/18/2009					20,400	81,600	163,200		$3,654,048
	3/9/2009	2/18/2009								60,195	$2,138,728
	1/2/2009	4/16/2008								12,693	$492,616
C. P. Johns				$0	$415,310	$830,620
	3/9/2009	2/17/2009					5,016	20,065	40,130		$898,511
	3/9/2009	2/17/2009								20,065	$712,909
	8/10/2009	7/1/2009					864	3,455	6,910		$129,493
	8/10/2009	7/1/2009								3,455	$139,444
K. M. Harvey				$0	$259,866	$519,732
	3/9/2009	2/17/2009					1,338	5,350	10,700		$239,573
	3/9/2009	2/17/2009								5,350	$190,086
	8/10/2009	7/1/2009					433	1,730	3,460		$64,840
	8/10/2009	7/1/2009								1,730	$69,823
H. Park				$0	$288,471	$576,942
	3/9/2009	2/17/2009					4,013	16,050	32,100		$718,719
	3/9/2009	2/17/2009								16,050	$570,257
	1/2/2009	n/a	(4)							786	$30,523
R. Rosenberg				$0	$285,843	$571,686
	3/9/2009	2/17/2009					3,009	12,035	24,070		$538,927
	3/9/2009	2/17/2009								12,035	$427,604
	1/2/2009	n/a	(4)							29	$1,118
J. S. Keenan				$0	$395,833	$791,666
	3/9/2009	2/17/2009					5,016	20,065	40,130		$898,511
	3/9/2009	2/17/2009								20,065	$712,909
	1/2/2009	n/a	(4)							2,171	$84,250
B. L. Barcon				$0	$138,375	$276,750
	3/9/2009	2/17/2009					919	3,675	7,350		$164,566
	3/9/2009	2/17/2009								3,675	$130,573

(1)	Compensation opportunity granted for 2009 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents performance shares granted under the LTIP.

(3)	Represents RSUs and SISOPs granted under the LTIP.

(4)	Award of SISOPs under the Executive Stock Ownership Program. No specific action is required by the PG&E Corporation Compensation Committee or by either Board.

Detailed information regarding compensation reported in the tables entitled “Summary Compensation Table – 2009” and “Grants of Plan-Based Awards in 2009,” including the relative amounts apportioned to different elements of compensation, can be found in the CD&A. Information regarding specific grants is provided below.

STIP Awards. Information regarding the terms and basis of STIP awards can be found in the CD&A.

Restricted Stock Units. RSUs granted in 2009 will vest in 20% increments during each of the first three years. The remaining 40% will vest on the first business day of March 2013. Upon vesting, RSUs are settled in an equivalent number of shares of PG&E Corporation common stock.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of RSUs awarded to the recipient will be accrued on behalf of the recipient. Accrued dividends are paid at the time related RSUs are settled.

Different vesting provisions may apply to RSUs granted as a retention award. Those awards, and their vesting provisions, are discussed in more detail below in the subsection entitled “Retention Awards.”

Performance Shares. Performance shares granted in 2009 will vest at the end of a three-year period. The value of vested performance shares will depend on PG&E Corporation’s TSR relative to the Performance Comparator Group for the period. The payment for performance shares will be in cash and will be calculated by multiplying (1) the number of vested performance shares, (2) the average closing price of PG&E Corporation common stock over the last 30 calendar days of the year preceding the vesting date, and (3) a payout factor based on corporate performance. The specific payout formula is discussed in the CD&A.

Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the value of the cash dividend per share multiplied by the number of performance shares awarded to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested performance shares for the period.

Retention Awards. Pursuant to a modification approved by the independent members of the PG&E Corporation Board in 2008, 12,693 shares of Mr. Darbee’s restricted stock were cancelled on December 31, 2008. These shares were originally granted on January 3, 2007 as part of a retention award. On January 2, 2009, 12,693 RSUs were granted to Mr. Darbee. The modification is intended to avoid an unintended tax consequence of the restricted stock award to Mr. Darbee. The replacement RSU grant contains the same terms and conditions as those applicable to the cancelled restricted stock and has the same vesting date as the original award (i.e., the first business day of January 2012). Dividends are converted into additional RSUs subject to the same vesting and other provisions.

SISOPs. During each of the first three years after an executive becomes subject to the Executive Stock Ownership Program, PG&E Corporation may award the officer phantom stock called Special Incentive Stock Ownership Premiums (“SISOPs”) that will be credited to the officer’s deferred compensation account in the SRSP to encourage executive officers to meet the stock ownership targets. Each time a cash dividend is paid on PG&E Corporation common stock, an amount equal to such dividend, multiplied by the number of SISOPs held, shall be awarded under the LTIP and credited to the executive’s account as additional units. The conversion to units shall be based on the closing price of PG&E Corporation common stock on the dividend payment date. SISOPs vest in full on the third anniversary of the grant date, and can be forfeited if the executive fails to maintain the applicable stock ownership target. Upon retirement or termination, the vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. The vesting of SISOPs can be accelerated under certain circumstances, as specified in the discussion below regarding “Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability” on pages 68-75 of this Joint Proxy Statement.

For more information regarding the terms of plan-based awards, please see the discussion above in the CD&A.

Outstanding Equity Awards at Fiscal Year-End – 2009

This table provides additional information regarding stock options, restricted stock, RSUs, performance shares, and other equity-based awards that were held as of December 31, 2009 by the individuals named in the Summary Compensation Table, including awards granted prior to 2009. Any awards described below that were granted in 2009 also are reflected in the “Grants of Plan-Based Awards in 2009” table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
P. A. Darbee					184,444	(5)	$8,235,404	199,945	(6)	$8,927,544
C. P. Johns					39,655	(7)	$1,770,596	46,140	(8)	$2,060,151
K. M. Harvey					13,868	(9)	$619,206	16,685	(10)	$744,985
H. Park					32,490	(11)	$1,450,678	37,825	(12)	$1,688,886
R. L. Rosenberg					27,890	(13)	$1,245,294	34,095	(14)	$1,522,342
J. L. Keenan					39,877	(15)	$1,780,495	38,255	(16)	$1,708,086
B. L. Barcon					8,647	(17)	$386,089	9,890	(18)	$441,589

(1)	Includes restricted stock, RSUs, SISOPs, and individual retention and incentive awards. See the CD&A for additional details regarding grants in 2009.

(2)	Value based on the December 31, 2009 closing price of PG&E Corporation common stock ($44.65).

(3)	Consists of performance shares. See the CD&A for additional details regarding grants in 2009.

(4)	Value based on the December 31, 2009 closing price of PG&E Corporation common stock ($44.65). Consistent with SEC rules, performance shares are valued at the target payout factor because PG&E Corporation exceeded the corresponding threshold performance goal for 2009.

(5)	10,085 shares of restricted stock vested on January 4, 2010, 13,584 shares vested on March 1, 2010, 13,584 shares will vest on March 1, 2011, 20,170 shares will vest on January 3, 2012, and 27,168 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 12,039 RSUs vested on March 1, 2010, 12,039 RSUs will vest on March 1, 2011, 13,105 RSUs will vest on January 3, 2012, 12,039 RSUs will vest on March 1, 2012, 26,553 RSUs will vest on January 2, 2013, and 24,078 RSUs will vest on March 1, 2013.

(6)	50,425 performance shares vested on January 4, 2010, but payment was made only with respect to 45,382.5 performance shares based on the performance-based payout factor. 67,920 performance shares are scheduled to vest on March 1, 2011, and 81,600 performance shares are scheduled to vest on March 1, 2012.

(7)	1,961 shares of restricted stock vested on January 4, 2010, 2,563 shares vested on March 1, 2010, 2,563 shares will vest on March 1, 2011, 3,922 shares will vest on January 3, 2012, and 5,126 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 4,704 RSUs vested on March 1, 2010, 4,704 RSUs will vest on March 1, 2011, 4,704 RSUs will vest on March 1, 2012, and 9,408 RSUs will vest on March 1, 2013.

(8)	9,805 performance shares vested on January 4, 2010, but payment was made only with respect to 8,824.5 performance shares based on the performance-based payout factor. 12,815 performance shares are scheduled to vest on March 1, 2011, and 23,520 performance shares are scheduled to vest on March 1, 2012.

(9)	896 shares of restricted stock vested on January 4, 2010, 1,025 shares vested on March 1, 2010, 1,025 shares will vest on March 1, 2011, 1,792 shares will vest on January 3, 2012, and 2,050 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 1,416 RSUs vested on March 1, 2010, 1,416 RSUs will vest on March 1, 2011, 1,416 RSUs will vest on March 1, 2012, and 2,832 RSUs will vest on March 1, 2013.

(10)	4,480 performance shares vested on January 4, 2010, but payment was made only with respect to 4,032 performance shares based on the performance-based payout factor. 5,125 performance shares are scheduled to vest on March 1, 2011, and 7,080 performance shares are scheduled to vest on March 1, 2012.

(11)	1,792 shares of restricted stock vested on January 4, 2010, 2,563 shares vested on March 1, 2010, 2,563 shares will vest on March 1, 2011, 3,584 shares will vest on January 3, 2012, and 5,126 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 3,210 RSUs vested on March 1, 2010, 3,210 RSUs will vest on March 1, 2011, 3,210 RSUs will vest on March 1, 2012, and 6,420 RSUs will vest on March 1, 2013. 812 SISOPs will vest on January 2, 2012.

(12)	8,960 performance shares vested on January 4, 2010, but payment was made only with respect to 8,064 performance shares based on the performance-based payout factor. 12,815 performance shares are scheduled to vest on March 1, 2011, and 16,050 performance shares are scheduled to vest on March 1, 2012.

(13)	1,849 shares of restricted stock vested on January 4, 2010, 2,563 shares vested on March 1, 2010, 2,563 shares will vest on March 1, 2011, 3,698 shares will vest on January 3, 2012, and 5,126 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 2,407 RSUs vested on March 1, 2010, 2,407 RSUs will vest on March 1, 2011, 2,407 RSUs will vest on March 1, 2012, and 4,814 RSUs will vest on March 1, 2013. 26 SISOPs will vest on January 2, 2011, and 30 SISOPs will vest on January 2, 2012.

(14)	9,245 performance shares vested on January 4, 2010, but payment was made only with respect to 8,320.5 performance shares based on the performance-based payout factor. 12,815 performance shares are scheduled to vest on March 1, 2011, and 12,035 performance shares are scheduled to vest on March 1, 2012.

(15)	1,075 shares of restricted stock vested on January 4, 2010, 2,563 shares vested on March 1, 2010, 2,563 shares will vest on March 1, 2011, 2,150 shares will vest on January 3, 2012, and 5,126 shares will vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 4,013 RSUs vested on March 1, 2010, 4,013 RSUs will vest on March 1, 2011, 4,013 RSUs will vest on March 1, 2012, and 8,026 RSUs will vest on March 1, 2013. 3,458 SISOPs vested on January 3, 2010, 636 SISOPs will vest on January 2, 2011, and 2,241 SISOPs will vest on January 2, 2012.

(16)	5,375 performance shares vested on January 4, 2010, but payment was made only with respect to 4,837.5 performance shares based on the performance-based payout factor. 12,815 performance shares are scheduled to vest on March 1, 2011, and 20,065 performance shares are scheduled to vest on March 1, 2012.

(17)	1,243 shares of restricted stock vested on March 1, 2010, 1,243 shares will vest on March 1, 2011, and 2,486 shares are scheduled to vest on March 1, 2013 (unless PG&E Corporation’s TSR for the three years ending December 31, 2010 is in the top quartile of the Performance Comparator Group, in which case such shares will vest instead on March 1, 2011). 735 RSUs vested on March 1, 2010, 735 RSUs will vest on March 1, 2011, 735 RSUs are scheduled to vest on March 1, 2012, and 1,470 RSUs are scheduled to vest on March 1, 2013. Due to Ms. Barcon’s March 1, 2010 resignation, restricted stock and RSUs that will not vest within 18 months of her resignation date will be forfeited.

(18)	6,215 performance shares are scheduled to vest on March 1, 2011, and 3,675 performance shares are scheduled to vest on March 1, 2012. Following Ms. Barcon’s March 1, 2010 resignation, the share amounts scheduled to vest in 2011 and 2012 have been reduced to 3,971 and 1,429, respectively.

Option Exercises and Stock Vested During 2009

This table provides additional information regarding the amounts received during 2009 by individuals named in the Summary Compensation Table upon exercise, vesting, or transfer of stock options, restricted stock, and other stock-based awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
P. A. Darbee	27,175	$93,237	107,862	$4,106,602
C. P. Johns	64,000	$461,298	26,308	$1,001,305
K. M. Harvey	4,612	$32,197	11,890	$452,781
H. Park			22,435	$852,717
R. L. Rosenberg			24,982	$951,807
J. S. Keenan			16,990	$645,571
B. L. Barcon			1,243	$47,278

(1)	Based on the difference between the option price and the fair market value of PG&E Corporation common stock at exercise.

(2)	Reflects restricted stock that vested January 2, 2009 and March 2, 2009 and performance shares that vested on January 2, 2009. For Mr. Johns, the value of stock awards includes $351,164 from the vesting of performance shares that Mr. Johns has deferred under the SRSP and that he will not receive until the seventh month following termination of his employment.

Pension Benefits – 2009

This table provides information for each individual named in the Summary Compensation Table relating to accumulated benefits as of December 31, 2009 under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
P. A. Darbee	Pacific Gas and Electric Company Retirement Plan	2.8	(1)	$102,894	$0
	PG&E Corporation Supplemental Executive Retirement Plan	16.5	(2)	$6,270,194	$0
C. P. Johns	Pacific Gas and Electric Company Retirement Plan	13.6		$1,153,405	$0
	PG&E Corporation Supplemental Executive Retirement Plan	13.6		$114,587	$0
K. M. Harvey	Pacific Gas and Electric Company Retirement Plan	27.3		$1,375,778	$0
	PG&E Corporation Supplemental Executive Retirement Plan	27.3		$1,101,450	$0
H. Park	Pacific Gas and Electric Company Retirement Plan	2.8	(1)	$61,834	$0
	PG&E Corporation Supplemental Executive Retirement Plan	3.1		$153,332	$0
R. L. Rosenberg	Pacific Gas and Electric Company Retirement Plan	2.8	(1)	$82,393	$0
	PG&E Corporation Supplemental Executive Retirement Plan	4.2		$375,058	$0
J. S. Keenan	Pacific Gas and Electric Company Retirement Plan	4.0	(3)	$150,139	$0
	PG&E Corporation Supplemental Executive Retirement Plan	6.0		$606,239	$0
B. L. Barcon	Pacific Gas and Electric Company Retirement Plan	1.8		$43,396	$0
	PG&E Corporation Supplemental Executive Retirement Plan	1.8		$22,724	$0

(1)	Effective April 1, 2007, participation in the Pacific Gas and Electric Company Retirement Plan also was made available to all employees of PG&E Corporation. Prior to that time, the only PG&E Corporation employees who could participate in the retirement plan were individuals who had previously been employed by the Utility and participated in the Retirement Plan and were subsequently transferred to PG&E Corporation.

(2)	Effective July 1, 2003, Mr. Darbee became a participant in the SERP with five years of credited service. He received an additional five years of credited service on July 1, 2008.

(3)	During his first seven years of employment with the Utility, Mr. Keenan will receive 1.5 years of credited service under the PG&E Corporation Supplemental Executive Retirement Plan for each year of actual service.

Detailed information regarding compensation reported in the Pension Benefits table can be found in the CD&A. Assumptions used in calculating the present value of accumulated pension benefits are the same as were used in preparing PG&E Corporation’s and the Utility’s 2009 financial statements. Assumptions are set forth in the 2009 Annual Report.

Pension benefits are provided to executive officers under two plans. The Utility provides retirement benefits to all of its employees, including its officers, under the Pacific Gas and Electric Company Retirement Plan (“Retirement Plan”), which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has covered a significant number of PG&E Corporation’s employees and officers. As of April 1, 2007, all PG&E Corporation employees and officers may participate in the Retirement Plan.

A participant may begin receiving pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with pre-set charts set forth in the Retirement Plan. The benefit formula is 1.7% of the average annual salary for the last 36 months of service multiplied by years of credited service. Payments are in the form of a single life annuity or, at the election of the participant, a joint spousal annuity.

PG&E Corporation has also adopted a non-tax-qualified defined benefit pension plan that provides benefits to officers and key employees. The benefit formula under the PG&E Corporation Supplemental Executive Retirement Plan (the “SERP”) is 1.7% of the average of the three highest combined salary and annual STIP payments during the last 10 years of service multiplied by years of credited service. The benefit payable from the SERP is reduced by any benefit payable from the Retirement Plan. Payments are in the form of a single life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, subject to reduction depending on years of credited service.

Mr. Darbee, Mr. Rosenberg, and Mr. Keenan currently are the only NEOs who are over 55 years of age. Mr. Darbee, Mr. Rosenberg, and Mr. Keenan each have less than 35 years of service and are entitled to receive a reduced pension benefit under the Retirement Plan and the SERP.

Additional information regarding the plans that provide these pension benefits and the Compensation Committee’s decisions regarding these plans, including any previous decision to grant extra years of service, are provided in the CD&A. With respect to the SERP, the Compensation Committee has adopted a policy against crediting additional years of service for participants under this plan.

Non-Qualified Deferred Compensation

This table provides information for 2009 for each individual named in the Summary Compensation Table regarding such individual’s accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2009.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(4)
P. A. Darbee	$0	$42,861	$351,364	$0	$2,511,156
C. P. Johns	$391,728	$18,344	$550,120	$0	$3,926,598
K. M. Harvey	$0	$9,410	$48,110	$0	$337,757
H. Park	$0	$12,847	$1,944	$502,365	$39,620
R. L. Rosenberg	$0	$12,362	$272	$0	$28,502
J. S. Keenan	$0	$15,625	$85,550	$0	$528,742
B. L. Barcon	$30,750	$5,330	$3,101	$0	$57,381

(1)	Includes the following amounts that were reported as compensation in the Summary Compensation Table: Mr. Johns $351,164 and Ms. Barcon $30,750.

(2)	Represents amounts earned in 2009 and credited to the officer’s deferred compensation account on the first business day of February 2010.

(3)	Represents earnings from the supplemental retirement savings plans described below. Includes the following amounts that were reported for 2009 as compensation in the Summary Compensation Table: Mr. Darbee $7,287, Mr. Johns $103, and Mr. Harvey $136.

(4)	Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2009 and prior years: Mr. Darbee $1,872,620, Mr. Johns $2,599,789, Mr. Harvey $9,410, Mr. Park $38,540, Mr. Rosenberg $26,049, Mr. Keenan $22,438, and Ms. Barcon $56,080.

The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan, for deferrals made prior to January 1, 2005, and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (the “SRSP”), for deferrals made on and after January 1, 2005.

PG&E Corporation will also contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415.

Under the SRSP, officers also may defer 5% to 50% of their base salary, and all or part of their perquisite allowance, STIP payment, and performance share award. SISOPs must be deferred pursuant to the terms of the Executive Stock Ownership Program.

Earnings are calculated based on the performance of the following funds available in the 401(k) plan: Large Company Stock Index Fund (2009 return of 26.7%), International Stock Index Fund (2009 return of

32.1%), Stable Value Fund (2009 return of 1.9%), Bond Index Fund (2009 return of 6.1%), and Small Company Stock Index Fund (2009 return of 37.8%). The following funds, also available in the 401(k) plan, were added in July 2009: Total U.S. Stock Index Fund, World Stock Index Fund, International Stock Index Fund, Emerging Markets Enhanced Index Fund, U.S. Government Bond Index Fund, and Target Date Funds. At the same time, the following funds were removed: the Conservative, Moderate, and Aggressive Asset Allocation Funds. 2009 full year returns are not available for the added or removed funds. Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2009 return of 20.2%), and the AA Utility Bond Fund. The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for Aa utilities reported by Moody’s Investors Service (yields reported during 2009 ranged from 5.0% to 6.4%). Pre-2005 deferrals are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the AA Utility Bond Fund. In general, the earnings measures are selected by the officer and may be reallocated subject to restrictions imposed by regulations of the SEC. However, SISOP deferrals may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

Pre-2005 deferrals may be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals made in 2005 and thereafter, distributions may be made in the seventh month following termination of employment or in January of a year specified by the officer.

Potential Payments Upon Resignation, Retirement, Termination,

Change in Control, Death, or Disability

The executive officers named in the Summary Compensation Table are eligible to receive certain benefits upon termination, or when a Change in Control (as defined in the PG&E Corporation Officer Severance Policy) occurs and the executive is terminated in connection with the Change in Control or the acquiring company does not continue existing LTIP awards.

The following discussions of potential payments upon termination or a Change in Control assume that the executive officer left employment on December 31, 2009 and that, except where noted, the value of any stock-based compensation received was $44.65 per share, which was the closing price of a share of PG&E Corporation common stock on December 31, 2009. The tables below exclude amounts that represent payment for services rendered (such as unpaid and earned salary or STIP payments) and that would be due to the executive officer even if the individual had remained employed with PG&E Corporation or the Utility (as the case may be).

Potential Payments Upon Resignation, Retirement, Termination,

Change in Control, Death, or Disability

This table estimates potential payments for each individual named in the Summary Compensation Table as if that individual terminated from employment or an applicable Change in Control event occurred, effective December 31, 2009.

Name	Resignation/ Retirement	Termination With Cause	Termination Without Cause	Change in Control and Other Triggering Events(1)	Death or Disability
P. A. Darbee
Value of Accumulated Pension Benefits	$7,487,788	$7,487,788	$7,487,788	$7,487,788	$4,788,251
Non-Qualified Deferred Compensation Aggregate Balance(2)	$2,468,295	$2,468,295	$2,468,295	$2,468,295	$2,468,295
Value of Stock Awards Vesting(3)	$19,592,877	$0	$19,592,877	$20,312,303	$20,312,303
Severance Payment	$0	$0	$4,571,840	$6,857,760	$0
Tax Restoration	$0	$0	$0	$9,800,040	$0
Short-Term Incentive Plan Award	$0	$0	$0	$1,135,633	$0
Health Care Insurance	$0	$0	$35,001	$0	$0
Career Transition	$0	$0	$15,000	$0	$0
Total	$29,548,960	$9,956,083	$34,170,801	$48,061,819	$27,568,849

C. P. Johns
Value of Accumulated Pension Benefits	$1,451,549	$1,451,549	$1,451,549	$1,451,549	$728,865
Non-Qualified Deferred Compensation Aggregate Balance(2)	$3,908,254	$3,908,254	$3,908,254	$3,908,254	$3,908,254
Value of Stock Awards Vesting(3)	$0	$0	$3,626,932	$4,339,336	$4,339,336
Severance Payment	$0	$0	$2,222,500	$3,333,750	$0
Tax Restoration	$0	$0	$0	$2,922,012	$0
Short-Term Incentive Plan Award	$0	$0	$0	$415,310	$0
Health Care Insurance	$0	$0	$34,993	$0	$0
Career Transition	$0	$0	$15,000	$0	$0
Total	$5,359,803	$5,359,803	$11,259,228	$16,370,211	$8,976,455

K. M. Harvey
Value of Accumulated Pension Benefits	$2,777,701	$2,777,701	$2,777,701	$2,777,701	$2,251,308
Non-Qualified Deferred Compensation Aggregate Balance(2)	$328,347	$328,347	$328,347	$328,347	$328,347
Value of Stock Awards Vesting(3)	$0	$0	$1,303,389	$1,592,930	$1,592,930
Severance Payment	$0	$0	$1,732,500	$2,598,750	$0
Tax Restoration	$0	$0	$0	$0	$0
Short-Term Incentive Plan Award	$0	$0	$0	$259,866	$0
Health Care Insurance	$0	$0	$34,464	$0	$0
Career Transition	$0	$0	$15,000	$0	$0
Total	$3,106,048	$3,106,048	$6,191,401	$7,557,594	$4,172,585

H. Park
Value of Accumulated Pension Benefits	$247,139	$247,139	$247,139	$247,139	$123,856
Non-Qualified Deferred Compensation Aggregate Balance(2)	$26,773	$26,773	$26,773	$26,773	$26,773
Value of Stock Awards Vesting(3)	$0	$0	$3,123,993	$3,729,486	$3,729,486
Severance Payment	$0	$0	$1,639,435	$2,459,153	$0
Tax Restoration	$0	$0	$0	$2,515,667	$0
Short-Term Incentive Plan Award	$0	$0	$0	$288,471	$0
Health Care Insurance	$0	$0	$35,001	$0	$0
Career Transition	$0	$0	$15,000	$0	$0
Total	$273,912	$273,912	$5,087,341	$9,266,689	$3,880,115

R. L. Rosenberg
Value of Accumulated Pension Benefits	$622,621	$622,621	$622,621	$622,621	$429,593
Non-Qualified Deferred Compensation Aggregate Balance(2)	$16,140	$16,140	$16,140	$16,140	$16,140
Value of Stock Awards Vesting(3)	$0	$0	$2,870,461	$3,400,081	$3,400,081
Severance Payment	$0	$0	$1,611,113	$2,416,670	$0
Tax Restoration	$0	$0	$0	$2,531,363	$0
Short-Term Incentive Plan Award	$0	$0	$0	$285,843	$0
Health Care Insurance	$0	$0	$35,001	$0	$0
Career Transition	$0	$0	$15,000	$0	$0
Total	$638,761	$638,761	$5,170,336	$9,272,718	$3,845,814

J. S. Keenan
Value of Accumulated Pension Benefits	$896,211	$896,211	$896,211	$896,211	$536,473
Non-Qualified Deferred Compensation Aggregate Balance(2)	$513,117	$513,117	$513,117	$513,117	$513,117
Value of Stock Awards Vesting(3)	$0	$0	$3,270,926	$4,029,567	$4,029,567
Severance Payment	$0	$0	$2,040,000	$2,040,000	$0
Tax Restoration	$0	$0	$0	$0	$0
Short-Term Incentive Plan Award	$0	$0	$0	$0	$0
Health Care Insurance	$0	$0	$25,320	$25,320	$0
Career Transition	$0	$0	$15,000	$15,000	$0
Total	$1,409,328	$1,409,328	$6,760,574	$7,519,215	$5,079,157

B. L. Barcon
Value of Accumulated Pension Benefits	$94,585	$94,585	$94,585	$94,585	$43,810
Non-Qualified Deferred Compensation Aggregate Balance(2)	$52,051	$52,051	$52,051	$52,051	$52,051
Value of Stock Awards Vesting(3)	$0	$0	$864,366	$1,138,846	$1,138,846
Severance Payment	$0	$0	$672,075	$672,075	$0
Tax Restoration	$0	$0	$0	$0	$0
Short-Term Incentive Plan Award	$0	$0	$0	$0	$0
Health Care Insurance	$0	$0	$25,320	$25,320	$0
Career Transition	$0	$0	$15,000	$15,000	$0
Total	$146,636	$146,636	$1,723,397	$1,997,877	$1,234,707

(1)	Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below.

(2)	Amounts shown for the value of accumulated deferred compensation account balances reflect actual balances as of December 31, 2009.

(3)	Performance shares granted in 2007 are valued at $44.6438 per share, the average closing price for the last 30 calendar days of 2009, because the applicable performance period has been completed. All other stock awards are valued at the December 31, 2009 closing price of $44.65. Payout percentages applied to performance shares reflect performance through December 31, 2009.

Pension Benefits and Deferred Compensation in General

If an officer is terminated for any reason, that officer is entitled to receive accrued pension benefits and the aggregate balance in the officer’s deferred compensation account, as described in the narrative accompanying the “Pension Benefits – 2009” table and the “Non-Qualified Deferred Compensation” table.

If an officer’s employment is terminated due to the officer’s death, the amount of pension benefits depends on the officer’s age and the number of years worked at PG&E Corporation and the Utility. If (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer’s surviving spouse would be entitled to an immediate payment of 50% of the single life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the surviving spouse’s pension benefits would commence in the month that starts the day after that officer would have reached age 55. The value of this benefit would be 50% of the single life pension benefit that would otherwise have been available to the officer at age 55.

If an officer’s employment is terminated by reason of disability, the officer is entitled to pension payments consistent with benefits paid upon resignation. These payments are detailed above in the table entitled “Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability.”

Potential Payments – Resignation/Retirement

LTIP Awards. In general, vested stock options are exercisable within 30 days after resignation or the original option term, whichever is shorter. Unvested stock options, restricted stock, RSUs, performance shares, and SISOPs generally are cancelled upon resignation.

However, if the individual’s resignation also qualifies as a “retirement” under the LTIP or its predecessor (the PG&E Corporation Long-Term Incentive Program), (1) all unvested options immediately vest and are exercisable for the shorter of five years or the option term, (2) unvested annual restricted stock and RSU awards continue to vest as if the officer remained employed (unless retirement occurs within two years following a Change in Control, in which case the underlying shares vest and are paid out within 60 days following the retirement), (3) unvested performance shares continue to vest as if the officer remained employed, and (4) unvested SISOPs immediately vest and are payable in the seventh month following termination of employment. Mr. Darbee was the only NEO who is retirement-eligible under the LTIP as of December 31, 2009.

With respect to Mr. Darbee’s retention grants of RSUs, a pro-rated portion of these awards would vest immediately upon Mr. Darbee’s retirement or resignation, in accordance with the percentage of time that he was employed by PG&E Corporation during the applicable vesting period.

Potential Payments – Termination For Cause

Application. As provided in the PG&E Corporation Officer Severance Policy, an officer may be terminated “for cause” if the officer’s employer determines in good faith that the officer has engaged in, committed, or is responsible for:

•	Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer’s employer,

•	Refusal or unwillingness to perform his or her duties,

•	Inappropriate conduct in violation of PG&E Corporation’s equal employment opportunity policy,

•	Conduct which reflects adversely upon, or making any remarks disparaging of, PG&E Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,

•	Insubordination,

•	Any willful act that is likely to have the effect of injuring the reputation, business, or business relationship of PG&E Corporation or its subsidiaries or affiliates,

•	Violation of any fiduciary duty, or

•	Breach of any duty of loyalty.

Incentive Compensation. If an officer is terminated for cause, that officer is not eligible to receive a STIP payment for that year. All outstanding unvested stock options, restricted stock, performance shares, RSUs, and SISOPs are cancelled.

Potential Payments – Termination Without Cause

PG&E Corporation Officer Severance Policy. The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the NEOs, provides benefits if a covered officer is terminated without cause. For these purposes, “for cause” has the same meaning as described above in the section entitled “Potential Payments – Termination For Cause.”

LTIP Awards. Unvested annual restricted stock and RSU awards continue to vest for a number of months equivalent to the severance multiple applicable to that officer as set forth in the Officer Severance Policy (i.e., 18 months or 24 months). Vested stock options are exercisable within five years after termination or the original option term, whichever is shorter. Unvested performance shares vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months, and are settled, if at all, at the end of the applicable performance period. Two-thirds of unvested SISOPs vest, and the remaining one-third is forfeited.

If the officer is at least 55 years of age with at least five years of service, his or her termination is treated as a retirement under the terms of the LTIP (and its predecessor). (Please see section entitled “Potential Payments – Resignation/Retirement” for a discussion of vesting provisions.)

With respect to Mr. Darbee’s retention grants of RSUs, a prorated portion of these awards would vest immediately upon termination, in accordance with the percentage of time that he was employed by PG&E Corporation during the applicable vesting period.

Severance Payment. The officer is entitled to a lump-sum payment of up to one and one-half or two times annual base salary and STIP target (the applicable severance multiple being dependent on an officer’s level).

STIP. If an officer is terminated without cause before December 31 of a given year and has less than six months of service in the year, the officer is not eligible for that year’s STIP award. If the officer is terminated before December 31 and has at least six months of service in the year, he or she is eligible for a prorated STIP award for that year, if any. If the officer is terminated on December 31, he or she is eligible for that year’s STIP award, if any.

Miscellaneous Benefits. The officer is entitled to payment of health care insurance premiums for 18 months after termination.

Covenants. In consideration of such severance benefits, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, (2) during a period equal to the severance multiple, the officer agrees to a covenant to, among other things, refrain from soliciting customers and employees, and (3) the officer also agrees to assist in legal proceedings as reasonably required during this period.

Potential Payments – Change in Control with Other Triggering Events

PG&E Corporation’s and the Utility’s policy is not to provide benefits conditioned solely upon a Change in Control. In general, payments are triggered only if the Change in Control has been implemented (not just approved by shareholders), and (1) the individual has been terminated or constructively terminated in connection with a Change in Control or a Potential Change in Control, or (2) with respect to vesting of equity-based awards, the successor entity has elected not to continue any equity-based awards in a manner that preserves the value of those awards or to substitute those awards with substantially equivalent awards. Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the Officer Severance Policy (which, among other things, includes a material diminution in duties, authority, or base compensation).

These benefits are provided by the Officer Severance Policy, the LTIP and related award agreements, and the Executive Stock Ownership Program. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which was adopted on February 15, 2006 and is discussed below.

Definition of “Change in Control.” The Officer Severance Policy and LTIP both define a Change in Control as follows:

1.	Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20% or more of the combined voting power of PG&E Corporation’s then outstanding securities,

2.	During any two consecutive years, individuals who at the beginning of that period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of PG&E Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period,

3.	Any consolidation or merger of PG&E Corporation shall have been approved by the shareholders and consummated, other than a merger or consolidation that would result in the voting securities of PG&E Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70% of the combined voting power of PG&E Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation, or

4.	The shareholders of PG&E Corporation shall have approved:

a.	Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or

b.	Any plan or proposal for the liquidation or dissolution of PG&E Corporation.

For purposes of this definition, the term “combined voting power” means the combined voting power of the then outstanding voting securities of PG&E Corporation or the other relevant entity.

LTIP Awards. Annual equity grants accelerate or automatically vest (1) following a Change in Control, and (2) if (a) the successor company fails to continue previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated in connection with a Change in Control during a set period of time before and after the Change in Control. Specific accelerations and vesting provisions are as follows (subject to any delays necessary to comply with Section 409A of the Internal Revenue Code):

1.	If a termination or constructive termination occurs within two years after a Change in Control, (a) unvested performance shares will vest upon termination of employment, and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs will vest on the date of termination of employment and will be settled within 60 days after the date of termination, (c) unvested restricted stock will vest on the date of termination, and (d) unvested SISOPs will be accelerated so that they may be realized in full immediately upon the Change in Control.

2.	If a termination or constructive termination occurs within three months before a Change in Control, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the performance period, (b) unvested RSUs (including RSUs that would have otherwise been forfeited after the end of any continued vesting period) will vest on the date of termination of employment and will be settled within 60 days after the date of termination, (c) unvested restricted stock will vest on the date of the Change in Control, and (d) unvested SISOPs will be accelerated so that they may be exercised or realized in full immediately upon the Change in Control.

3.	If there is a Change in Control and the acquiring company does not assume, continue, or substitute the LTIP awards with substantially equivalent awards, (a) unvested performance shares will vest upon the date of the Change in Control and will be payable, if at all, at the completion of the original performance period, but based on a payout factor measuring TSR for the period from the beginning of the performance period to the date of the Change in Control, (b) unvested RSUs will vest on the date of the Change in Control and will be paid according to the normal vesting schedule (subject to the earlier settling provisions for other termination scenarios), (c) unvested restricted stock will vest on the date of the Change in Control, and (d) SISOPs will be accelerated so that they may be exercised or realized in full immediately upon the Change in Control.

With respect to Mr. Darbee’s retention awards of RSUs, if these RSUs are neither assumed, continued, nor substituted with a substantially equivalent award, all outstanding RSUs vest immediately before, and contingent upon, the Change in Control, and will be paid on the applicable original vesting date. If Mr. Darbee is terminated (i) following a Potential Change in Control or (ii) within two years following the Change in Control, all outstanding RSUs relating to his retention awards (to the extent that they did not already vest) automatically vest when Mr. Darbee has a separation from service.

For these purposes, a Potential Change in Control is the earlier of (i) the date on which PG&E Corporation executes an agreement or letter of intent, where the consummation of the transaction described in such agreement or letter would result in a Change in Control, (ii) the date on which the Board of PG&E Corporation approves a transaction or series of transactions, the consummation of which would result in a Change in Control, or (iii) the date on which a tender offer for PG&E Corporation’s voting stock is publicly announced, the completion of which would result in a Change in Control.

Severance Payment. The Officer Severance Policy provides enhanced “change in control” severance benefits to covered officers, i.e., officers of PG&E Corporation at the Senior Vice President level or higher, and the principal executive officer of any entity listed in the Officer Severance Policy, which typically includes PG&E Corporation’s primary subsidiaries. If other officers are terminated in connection with a Change in Control, they will receive standard severance benefits as discussed in the section entitled “Potential Payments—Termination Without Cause.”

These Change in Control severance payments and benefits apply only upon a “double trigger,” i.e., after (1) the covered officer’s termination without cause or constructive termination, and (2) in connection with a Change in Control (which may include following a Potential Change in Control, as defined in the Policy). Constructive termination includes resignation in connection with conditions that constitute Good Reason, as defined in the Officer Severance Policy (and consistent with Section 409A of the Internal Revenue Code).

If a covered officer is terminated without cause or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides for a lump-sum payment equal to the total of:

1.	Unpaid base salary earned through the termination date;

2.	Any accrued but unpaid vacation pay; and

3.	Three times the sum of target STIP for the fiscal year in which termination occurs and the officer’s annual base salary in effect immediately before either the date of termination or the Change in Control, whichever base salary is greater.

For these purposes, “cause” means:

(i)	The willful and continued failure of the executive officer to perform substantially his or her duties with PG&E Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive officer by the Board or the CEO of PG&E Corporation, which specifically identifies the manner in which the Board or the CEO believes that the executive officer has not substantially performed the executive officer’s duties, or

(ii)	The willful engagement by the executive officer in illegal conduct or gross misconduct which is materially demonstrably injurious to PG&E Corporation.

STIP. If a covered officer is terminated without cause (as defined above) or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides for a lump-sum payment equal to the total of the officer’s target STIP calculated for the fiscal year in which termination occurs.

Tax Restoration and Other Benefits. If an officer receives benefits in connection with a Change in Control, the Officer Severance Policy also provides such officers with reimbursement of excise taxes levied upon the severance benefit under Internal Revenue Code Section 4999. No officers of PG&E Corporation or the Utility have additional new or pre-existing arrangements for reimbursement of such excise taxes. Benefits conditioned upon continued future employment will accelerate in full.

PG&E Corporation Golden Parachute Restriction Policy. Benefits provided under the Officer Severance Policy also are subject to the Golden Parachute Restriction Policy, which was adopted on February 15, 2006 in response to a shareholder proposal that was approved by shareholders at PG&E Corporation’s 2005 annual meeting.

The Golden Parachute Restriction Policy requires shareholder approval of executive severance payments provided in connection with a Change in Control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target annual bonus.

The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a Change in Control, and (2) the termination or constructive termination of an officer covered by the Officer Severance Policy. It does not apply to the value of benefits that would be triggered by a Change in Control without severance, or to the value of benefits that would be triggered by severance in the absence of a Change in Control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.

Potential Payments – Termination Due to Death or Disability

With respect to annual LTIP grants upon death or disability:

•	Unvested options vest immediately and are exercisable for the shorter of one year or the option term.

•	Unvested shares of restricted stock vest on the next annual vesting date.

•

Upon a participant’s death or disability while employed, unvested RSUs vest immediately and will be settled within 60 days. Upon a participant’s death or disability following termination, unvested RSUs and any RSUs that would have vested under a continued vesting period (e.g., upon retirement) vest immediately and will be settled within 60 days.

•	Unvested performance shares vest immediately. Vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the performance share award.

•	SISOPs vest immediately and are payable in the seventh month following termination.

Vested LTIP awards are payable to the officer’s designated beneficiary(ies), or otherwise in accordance with the officer’s instructions or by law.

Compensation Risk Analysis

In December 2009, Frederic W. Cook & Co. Inc., the Compensation Committee’s independent consultant, assisted the companies with a review of the design of PG&E Corporation’s and the Utility’s incentive plans relative to enterprise risk factors to identify potential areas of concern. Among other things, this analysis examined the balance between fixed and variable pay, the mix of equity-based awards, existence of caps on incentive compensation, composition and balance of performance metrics and the various performance thresholds, and stock ownership requirements. In addition, during 2010 each company adopted a policy authorizing recoupment of certain incentive-based compensation following a restatement of company financials.

Based on the companies’ review of their compensation policies and practices, PG&E Corporation and the Utility concluded that there were no significant risks from a compensation risk perspective and that the companies’ compensation policies and practices for employees do not create risks that are reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Item No. 4:

PG&E Management Proposal

Approval of Certain Performance Goals and Amendments to the PG&E Corporation 2006 Long-Term Incentive Plan

To Be Voted on by PG&E Corporation Shareholders Only

PG&E Corporation requests that shareholders of PG&E Corporation approve the material terms of the amended performance goals under the PG&E Corporation 2006 Long-Term Incentive Plan (the “LTIP”) applicable to performance shares, performance units, restricted stock, and restricted stock units (“RSUs”). This approval is required approximately every five years under Internal Revenue Service regulations in order to preserve the company’s federal income tax deduction when payments based on these performance goals are made to certain executive officers. These material terms, which were approved by our shareholders when the LTIP was first adopted in 2005, have been amended, subject to shareholder approval at this annual meeting, as described below. The PG&E Corporation 2006 Long-Term Incentive Plan, as proposed to be amended, is referred to in this proposal as the “Amended LTIP.”

The amendments to such material terms are designed to:

•	Provide a broader and more flexible list of permissible business performance measures upon which performance goals may be based,

•

Increase the limit on the value of performance units that may be granted to any individual during any fiscal year from $2 million to $5 million and provide for pro-rated limits for performance periods of less than a full fiscal year, and

•	Permit an individual to receive both performance shares and performance units during any one performance period, subject to the limits that apply to each type of award.

A copy of the Amended LTIP is attached to this Joint Proxy Statement as Appendix C, and shareholders are urged to read the Amended LTIP in its entirety. The following is a summary of the principal features of the Amended LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the Amended LTIP. It is qualified in its entirety by reference to the full text of the Amended LTIP.

Purpose of the Proposal

Section 162(m) of the Internal Revenue Code (the “Code”) sets limits on PG&E Corporation’s federal income tax deduction for compensation paid in a taxable year to its CEO and to other covered employees under Section 162(m) of the Code. “Qualified performance-based compensation” is not subject to this deduction limit and, therefore, is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

In 2005, our shareholders initially approved the LTIP, including its performance goals. However, if the PG&E Corporation Compensation Committee retains the discretion to set the targets under a performance goal, the company is generally required by Internal Revenue Service regulations to obtain approval of the material terms of the performance goals from its shareholders every five years. Thus, the effectiveness of the 2005 shareholder approval of the material terms of the LTIP’s performance goals described below expires at the 2010 annual meeting. As a result, PG&E Corporation is seeking approval of the material terms of the performance goals, as amended, in order to have the compensation paid based on these performance goals to the CEO and certain other covered employees under Section 162(m) of the Code remain fully deductible by the company for federal tax purposes.

Material Terms of the Performance Goals

Under the Amended LTIP, the following kinds of performance awards can be made subject to performance goals under which the Compensation Committee retains the discretion to set targets: restricted stock, RSUs, performance shares, and performance units.

The material terms of the performance goals for these performance awards consist of (i) the class of employees eligible to receive the performance awards, (ii) the business criteria on which the performance goals are based, and (iii) the maximum payout of a performance award that can be provided to any employee under the Amended LTIP during a specified period.

Purpose of the Amended LTIP

The purpose of the Amended LTIP is to advance the interests of PG&E Corporation and its shareholders by providing key management employees, non-employee directors, and other eligible participants with stock-based financial incentives to align participants’ interests with the interests of the company’s shareholders in the long-term success of PG&E Corporation.

The intial adoption of the LTIP was recommended by the PG&E Corporation Nominating, Compensation, and Governance Committee, which was composed entirely of independent directors, as defined in PG&E Corporation’s Corporate Governance Guidelines, and became the PG&E Corporation Compensation Committee in 2008. The Nominating, Compensation, and Governance Committee and the Compensation Committee are referred to collectively in this proposal as the “Committee.” The Board of Directors has delegated administration of the LTIP and the Amended LTIP to the Committee.

Types of Incentive Awards

The Amended LTIP permits the grant of various forms of incentive awards that may be made at the sole discretion of the Committee. The Committee has discretion to grant stock options, stock appreciation rights (“SARs”), restricted stock awards, RSUs, performance shares, performance units, deferred compensation awards, and other stock-based awards. The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”). SARs may be freestanding or granted in relation to a stock option as a tandem SAR.

The type of incentive award being granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant. In addition, non-employee directors are eligible to receive formula-based grants. (See “Formula-Based Awards for Non-Employee Directors” below.)

Specific awards will be reflected in a stock option agreement, SAR agreement, stock unit agreement, restricted stock agreement, or other applicable agreement between PG&E Corporation and the participant. Those awards will be subject to all applicable terms and conditions of the Amended LTIP and also may be subject to any other terms and conditions consistent with the Amended LTIP that the Committee deems appropriate, including accelerated vesting or settlement in the event of a participant’s death, disability, termination of employment, or a change in control. The provisions of the various agreements entered into under the Amended LTIP do not need to be identical.

Eligibility

All officers and employees of PG&E Corporation, its subsidiaries, and affiliates are eligible to participate in the Amended LTIP. Consultants are also eligible to receive incentive awards under the Amended LTIP. Non-employee directors of PG&E Corporation are eligible to receive formula-based awards. Under certain circumstances, prospective employees and consultants are also eligible for awards.

As of December 31, 2009, there were 16 current or former officers of PG&E Corporation, 32 current or former officers of PG&E Corporation subsidiaries, 719 current or former key management employees of PG&E Corporation and its subsidiaries, and 10 current or former non-employee directors of PG&E Corporation participating in the LTIP.

Administration

The Committee will administer the Amended LTIP. Among other powers, the Committee will have the power to:

•	Determine the eligible participants who will be granted incentive awards,

•	Determine the amount and type of award,

•	Determine the applicable fair market value of PG&E Corporation common stock,

•	Determine the terms and conditions of awards,

•	Construe and interpret the Amended LTIP, and

•	Make all other determinations relating to the Amended LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the Amended LTIP.

The Board of Directors also has delegated to the PG&E Corporation CEO the authority to make awards to certain eligible participants within the guidelines adopted by the Committee. The Committee may delegate authority to the PG&E Corporation CEO or the PG&E Corporation Senior Vice President, Human Resources with respect to ministerial matters.

Formula grants to non-employee directors of PG&E Corporation will be made strictly in accordance with the terms and conditions specified in the Amended LTIP.

Effective Date and Duration of the Amended LTIP

The LTIP became effective as of January 1, 2006 and will terminate on December 31, 2015, unless it is terminated sooner according to the terms of the LTIP. The proposed amendments to the LTIP will become effective as of the date that they are approved by the shareholders.

Shares Subject to the Amended LTIP

A maximum of 12,000,000 shares of PG&E Corporation common stock (subject to adjustment for changes in capital structure, stock dividends, or other similar events) are reserved for use under the Amended LTIP. Shares of the Corporation’s common stock covered by incentive awards previously granted under the Amended LTIP may be reused or added back to the Amended LTIP under certain circumstances set forth in the Amended LTIP and to the extent permitted by applicable law. In addition, if a participant uses shares to pay all or part of the exercise price when exercising a stock option, or if a participant uses the net exercise method, only the net number of shares will be considered to have been issued.

All shares reserved for use under the Amended LTIP may be issued in connection with the exercise or settlement of restricted stock awards, RSUs, performance shares, and performance units. However, no more than 5% of those shares may (1) vest more rapidly than pro rata annual vesting over a three-year period based on the participant’s continued service with PG&E Corporation, a subsidiary, or an affiliate, or (2) vest based on the achievement of performance goals over a performance period of less than 12 months.

During any fiscal year, an employee may be granted:

•	Stock options and freestanding (non-tandem) SARs representing a total of no more than 400,000 shares reserved for use under the Amended LTIP,
•

Restricted stock awards and RSUs subject to vesting based on the achievement of performance goals (see “Performance Awards” below) representing a total of no more than 400,000 shares reserved for use under the Amended LTIP,

•

Performance shares that could result in the employee receiving no more than 400,000 shares reserved for use under the Amended LTIP for each full fiscal year contained in the performance period for the award (such amount pro-rated for performance periods of less than one full fiscal year), and

•

Performance units that could result in the employee receiving no more than $5 million for each full fiscal year contained in the performance period for the award (such amount pro-rated for performance periods of the less than one full fiscal year).

An employee may be granted more than one performance award (i.e., performance shares or performance units) for the same performance period, subject to the limits that apply to each type of award.

Stock Options

The Committee may grant ISOs, NQSOs, and tandem SARs to eligible participants, subject to the terms and conditions of the Amended LTIP.

Stock Options. Stock options allow the participant to buy a certain number of shares of PG&E Corporation common stock at an exercise price equal to at least the fair market value on the date the option is granted. The participant may exercise an option only during specified time periods. Specific terms of the option will be set by the Committee.

Payment for Shares Upon Exercise of Stock Options. At the time a stock option is exercised, shares of PG&E Corporation common stock may be purchased using the following, to the extent provided in the option agreement and permitted by law:

•	Cash or certain cash equivalents,

•	Shares of PG&E Corporation common stock owned by the participant, with a fair market value equal to or greater than the option exercise price,

•

A “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the net stock option sale or loan proceeds to the participant), subject to limitations set forth by the Committee,

•	A “net exercise” procedure (whereby the participant receives the number of shares with a value equivalent to the net proceeds from the participant’s exercised options), or

•	Any combination of the foregoing or any other method of payment which the Committee may allow.

Term of Stock Options and Tandem SARs. The maximum term of stock options and any related tandem SARs is 10 years. Stock options are subject to earlier termination, as described below.

Termination of Employment or Other Relationship with PG&E Corporation. Each stock option agreement will describe how a participant’s termination of employment or other relationship with PG&E Corporation affects the exercise of that individual’s stock options.

Restricted Stock and Restricted Stock Units

The Committee may grant awards in the form of restricted stock, RSUs, or both, to eligible participants.

Restricted Stock. Restricted stock includes shares of PG&E Corporation common stock that are subject to vesting and other restrictions. Restricted stock may be issued under the Amended LTIP with or without cash consideration.

Unless otherwise provided in the applicable award agreement, the holders of restricted stock awarded under the Amended LTIP shall have the same voting, dividend, and other rights as PG&E Corporation’s other shareholders. The number of shares of restricted stock is subject to adjustment for changes in capital structure and stock dividends, and any new shares obtained based on the adjustment will be subject to the same vesting conditions as the underlying restricted stock award.

Restricted Stock Units. RSUs are a bookkeeping entry representing an equivalent number of shares of

PG&E Corporation common stock, as awarded under the Amended LTIP. RSUs may be issued with or without cash consideration.

Each vested RSU may be settled in the form of one share of PG&E Corporation common stock (subject to adjustment for changes in capital structure and stock dividends). The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. The distribution may occur or commence when all vesting conditions applicable to the RSUs have been satisfied, or it may be deferred to a later date, if permitted in the applicable award agreement.

The holders of RSUs will have no voting rights, but may be entitled to receive dividend equivalents. Dividend equivalents entitle the holder to be credited with an amount equal to all cash dividends paid on the shares underlying the RSUs while the RSUs are still outstanding. Dividend equivalents are converted into additional RSUs and are subject to the same conditions and restrictions as the related RSUs but may be settled in cash, shares, or a combination thereof.

Termination of Employment or Other Relationship with PG&E Corporation. Restricted stock or unless otherwise specified in the applicable RSU agreement, upon a participant’s termination of employment or other relationship with PG&E Corporation, all unvested restricted stock and RSUs are forfeited.

Stock Appreciation Rights (SARs)

The Committee may grant awards in the form of freestanding or tandem SARs. SARs are a bookkeeping entry representing, for each share of PG&E Corporation common stock subject to the SAR or related stock option, the right to receive payment equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or the related stock option exceeds the exercise price.

Exercisability and Term. Specific terms of an SAR award (including the number awarded, exercise price, the date when all or any part of the SAR can be exercised, and the term) will be set by the Committee. A tandem SAR is subject to the same terms and conditions as the related stock option. A tandem SAR can be exercised only if the related option is surrendered. No SAR will be exercisable after 10 years after the date it was granted.

Termination of Employment or Other Relationship with PG&E Corporation. Each SAR agreement will describe how a participant’s termination of employment or other relationship with PG&E Corporation affects that individual’s SARs.

Exercise of SARs. Upon exercise of an SAR, the participant will receive shares, cash, or a combination of shares and cash, as determined by the Committee. The total amount of cash and/or the fair market value of PG&E Corporation common stock received upon exercise of an SAR will be equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SAR or related option exceeds the exercise price.

If, on the date that an SAR expires, the exercise price of the SAR is less than the fair market value of the shares underlying the SAR on that date, but any portion of the SAR has not been exercised or surrendered, then the unexercised portion of the SAR will automatically be deemed to be exercised as of that date.

Performance Awards

The Committee may grant performance awards in the form of performance shares or performance units. Specific terms of performance awards (including the number of shares or units awarded, dividend equivalents (if any), and the performance award formula, goal, and period) will be set by the Committee. In addition, the Committee may grant restricted stock awards and RSUs that are subject to vesting based on the achievement of performance goals.

Performance Goals. The final value of a performance award or the vesting of restricted stock or RSUs that are subject to performance goals will be based on the extent to which the established performance goals are achieved within the corresponding performance period. Performance goals are targets relating to one or more measures of business performance. These measures may be based on one or more of the following objectively defined and non-discretionary business criteria and any objectively verifiable and non-discretionary adjustments thereto permitted and pre-established by the Committee in accordance with Section 162(m): (1) sales revenue, (2) gross margin, (3) operating margin, (4) operating income, (5) pre-tax profit, (6) earnings before interest, taxes, and depreciation and amortization (EBITDA)/

adjusted EBITDA (7) net income, (8) expenses, (9) the market price of the stock, (10) earnings per share, (11) return on shareholder equity or assets, (12) return on capital, (13) return on net assets, (14) economic profit or economic value added (EVA), (15) market share, (16) customer satisfaction, (17) safety, (18) total shareholder return, (19) earnings, (20) cash flow, (21) revenue, (22) profits before interest and taxes, (23) profit/loss, (24) profit margin, (25) working capital, (26) price/earnings ratio, (27) debt or debt-to-equity, (28) accounts receivable, (29) write-offs, (30) cash, (31) assets, (32) liquidity, (33) earnings from operations, (34) operational reliability, (35) environmental performance, (36) funds from operations, (37) adjusted revenues, (38) free cash flow, or (39) core earnings. The Committee shall determine the extent to which applicable performance goals have been attained and, if applicable, the resulting final value of the award. The Committee may adjust the basis for computing the value of a performance award, consistent with the Amended LTIP and applicable law.

Performance Shares. Unless otherwise provided by the Committee, the initial value of a performance share is the fair market value of one share of PG&E Corporation common stock (subject to adjustment for changes in capital structure and stock dividends) on the grant date. The Committee will also specify the form of payment for the settlement of performance shares: cash, stock, or a combination of both.

The holders of performance share awards will have voting rights as to those shares that settle in stock only after the underlying shares have been issued by PG&E Corporation. The Committee may, at its discretion, grant holders of performance share awards the right to receive dividend equivalents associated with those awards. Dividend equivalents may be paid currently, or may be accumulated and paid to the extent that performance shares become non-forfeitable, as determined by the Committee. Dividend equivalents may be settled in cash, shares, or a combination of both, and may be paid on the same basis as the related performance shares.

Performance Units. Each performance unit will have an initial value determined by the Committee. The holders of performance units will have no voting rights or dividend rights associated with those awards.

Termination of Employment or Other Relationship with PG&E Corporation. Each performance share or performance unit agreement will describe how a participant’s termination of employment or other relationship with PG&E Corporation affects that individual’s performance shares or performance units.

Formula-Based Awards for Non-Employee Directors

On each annual grant date approved by the Board of Directors during the term of the Amended LTIP, each director who is not an employee of PG&E Corporation or a subsidiary will automatically receive incentive awards with an aggregate fair market value (as determined in accordance with the Amended LTIP) of $90,000. The incentive awards will consist of (1) restricted stock having an aggregate fair market value of $45,000, and (2) a combination of NQSOs and RSUs in $5,000 increments, as designated by the director, having a total value of $45,000 (as determined under the Amended LTIP).

Restricted Stock. Shares of restricted stock vest at the rate of 20 percent on each anniversary of the grant date. Non-employee directors will have all of the rights of a shareholder with respect to all outstanding shares of restricted stock, including the right to vote and receive dividends, whether or not the shares are vested.

Upon termination of service as a non-employee director by reason of mandatory retirement at the age specified in the PG&E Corporation Board of Directors retirement policy, or by reason of death or disability all shares of restricted stock will fully vest. If termination is for any other reason, any unvested shares of restricted stock will be forfeited. The Board may modify these provisions.

Upon a change in control, any unvested shares of restricted stock will fully vest.

Stock Options. The number of shares subject to NQSOs granted under the formula award provisions is determined by dividing the equity value increment selected by the director (subject to aggregate $45,000 limit), or $22,250 if the director fails to make a timely election, by the per-option value. (The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent). Stock options awarded under the Amended LTIP to non-employee directors become exercisable as to one-third of the stock options on or after the second anniversary of the date of grant, as to two-thirds of the stock options on or after the third anniversary, and as to 100 percent on or after the fourth anniversary.

The stock option exercise price is equal to the fair market value of PG&E Corporation common stock on the date of grant. Dividend equivalents are not granted in connection with the stock options. The stock option will terminate 10 years after the grant date.

Upon termination of a non-employee director’s service on the Board by reason of death, disability, or mandatory retirement, all stock options will become fully exercisable for the shorter of (1) the remainder of the stock option term, or (2) five years in the case of termination by reason of mandatory retirement, or one year in the case of termination by reason of death or disability. If termination is for any other reason, unvested stock options shall terminate and vested stock options shall remain exercisable for three months after termination or the remainder of the stock option term, whichever is shorter. The Board may modify these provisions.

Upon a change in control, all unvested stock options will become fully exercisable.

Restricted Stock Units. Each RSU granted under the LTIP to non-employee directors will be equal to one share of PG&E Corporation common stock. The number of RSUs is determined by dividing the equity value increment selected by the director (subject to aggregate $45,000 limit), or $22,250 if the director fails to make a timely election, by the fair market value of PG&E Corporation common stock on the grant date.

On each dividend payment date, the number of additional RSUs that are credited to a non-employee director’s account is determined by dividing the total amount of the dividends (the dividend multiplied by the number of RSUs on the dividend record date) by the closing price of PG&E Corporation common stock on the dividend payment date.

RSUs are distributed to the non-employee director in the form of an equal number of shares of PG&E Corporation common stock, either as a lump sum or in installments, upon the non-employee director’s separation from service (as defined in Section 409A of the Code) and retirement from the Board (1) based on the director reaching the mandatory retirement age specified in the PG&E Corporation Board’s retirement policy, or (2) after five years of continuous service on the Board. RSUs also become payable immediately in the event of the non-employee director’s death or disability (as defined in Section 409A of the Code).

Upon a change in control (as defined in Section 409A of the Code), or upon the non-employee director’s separation from service in connection with a change in control (which does not also qualify as a “change in control” as defined in Section 409A of the Code), all RSUs will be settled in the same manner as if the non-employee director retired from the Board.

If a non-employee director’s service on the Board terminates for any other reason, all RSUs are forfeited on the date of termination. The Board may modify these termination provisions.

Deferred Compensation Programs

The Committee may establish one or more deferred compensation programs under the Amended LTIP to permit certain participants to irrevocably elect prior to a date specified by the Committee to be automatically granted stock units subject to the terms of a deferred compensation award in lieu of cash or shares of PG&E Corporation common stock otherwise issuable to the participant upon the settlement of a performance award.

Specific terms of any stock units will be set by the Committee. Stock units will not be subject to any vesting conditions.

Voting Rights. Participants will have no voting rights with respect to shares of PG&E Corporation common stock represented by stock units until the underlying shares are issued.

Dividend Equivalent Rights and Distributions. Prior to settlement or forfeiture of stock units, participants shall be entitled to receive dividend equivalents. The participant shall be credited with additional whole and/or fractional stock units as of the date of payment of cash dividends on PG&E Corporation common stock. The method of determining the number of additional stock units to be so credited shall be determined by the Committee and specified in the applicable agreement. Such additional stock units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the stock units originally subject to the deferred compensation award.

Settlement of Awards. A participant who elects to receive stock units must specify a settlement date for those units at the time of such election. On the earlier of the settlement date or the participant’s separation from service, the participant will receive a number of whole shares of PG&E Corporation common stock equal to the number of whole stock units subject to the deferred compensation awards. The shares of stock will be fully vested, and the participant will not be required to pay any additional amounts (other than applicable tax withholding) to acquire those shares. Any fractional stock units will be paid in cash.

Other Stock-Based Awards

The Committee also may grant other stock-based awards that are valued based on PG&E Corporation stock or dividends on that stock.

Tax Withholding

To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award, the participant’s withholding obligation may be satisfied through payroll deductions or a direct cash payment to PG&E Corporation. In addition, the Committee may allow the participant to satisfy the withholding obligation by allowing the Corporation to withhold a portion of the shares to be issued to the participant, or to accept the participant’s tender of shares. Those shares may be added back to the Amended LTIP.

Deferral of Payments

The Committee may allow certain deferrals, of compensation due under the LTIP.

Adjustment Upon Changes in Number or Value of Shares of Stock

In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of PG&E Corporation common stock, the Committee may make such adjustments as it deems appropriate.

No Repricing

The Amended LTIP does not allow stock options or SARs to be repriced, unless the shareholders approve the repricing.

Transferability of Incentive Awards

Except as may otherwise be provided in the applicable award agreement, incentive awards will not be transferable other than by will or by the laws of descent and distribution, and generally may be exercised during the lifetime of the participant only by the participant.

Amendment and Termination of the Amended LTIP and Incentive Awards

The PG&E Corporation Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the Amended LTIP in any respect. However, shareholder approval of amendments will be obtained in the manner and to the degree required by applicable laws or regulations.

The Committee also may amend or modify the terms and conditions of any incentive award, or may cancel or annul any grant of an award. No suspension, termination, modification, or amendment of the Amended LTIP, and no amendment, modification, cancellation, or annulment of any incentive award, may adversely affect a participant’s rights under the Amended LTIP or such incentive award without the participant’s consent. The Committee may grant incentive awards in exchange for the participant’s surrender of other awards.

Funding

The costs of the Amended LTIP will be borne by PG&E Corporation.

Effect of Change in Control

In the event of a change in control:

•

If the successor corporation does not assume or continue PG&E Corporation’s rights and obligations under outstanding unvested stock option or SARs, or does not substitute these with substantially equivalent awards, such stock options or SARs vest immediately prior to the change in control and become fully exercisable. Other unvested LTIP awards that are not assumed or continued also become fully vested immediately prior to the change in control.

•

If the successor corporation does assume or continue PG&E Corporation’s rights and obligations under outstanding unvested LTIP awards, or substitute such awards with substantially equivalent awards, then if the participant is terminated in connection with the change in control, any unvested options, SARs, or other LTIP awards may be subject to accelerated vesting, exercisability, or lapse of restrictions, as the Board may determine.

The effect of a change in control on awards to non-employee directors is described above under “Formula-Based Awards for Non-Employee Directors.”

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences under current tax laws of stock options, tandem SARs, RSUs, restricted stock, and performance awards granted under the Amended LTIP. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, or other tax laws other than federal income tax law. In addition, this summary does not discuss the rules applicable to deferred compensation under Section 409A of the Code.

Non-Qualified Stock Options. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of an NQSO. Upon the exercise of an NQSO, the participant generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option exercise price, and the Corporation will be entitled to a federal income tax deduction of that amount.

Incentive Stock Options. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, a participant will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option exercise price) that may result in alternative minimum tax liability.

If a participant exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the participant, any gain realized upon disposition will be taxable to the employee as a long-term capital gain, and PG&E Corporation will not be entitled to any deduction.

If a participant violates the holding period requirements, the participant will realize ordinary income in the year of disposition, and PG&E Corporation will be entitled to a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option exercise price.

An ISO which is exercised more than three months after the participant terminates employment with PG&E Corporation generally will be treated as an NQSO for federal income tax purposes, unless the termination occurred due to death or disability.

Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or PG&E Corporation upon the grant of RSUs. Dividend equivalents paid on RSUs will be taxable to the participant as ordinary income, and PG&E Corporation will be entitled to a corresponding federal income tax deduction. Upon the payment of RSUs, the amount received will be taxable to the participant as ordinary income, and the Corporation will be entitled to a corresponding federal income tax deduction.

Restricted Stock. Upon the grant of restricted stock subject to a vesting schedule, the participant will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the participant will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on each vesting date and the sale or disposition price.

Section 83(b) of the Code permits a participant to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at ordinary income rates on the fair market value of all shares received, based on the fair market value of the shares on the date of grant, ignoring restrictions or limitations on the shares’ disposition. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

At the time the participant is taxed on the grant of restricted stock, PG&E Corporation will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant.

Performance Awards. Performance awards are generally subject to federal income tax at the time they are settled. PG&E Corporation is generally entitled to a corresponding federal income tax deduction at that time.

Deferred Compensation Awards. Deferred compensation awards are generally not subject to income tax until they are payable to the participant. However, deferred compensation awards are subject to employment tax at the time of vesting (which may be at the time of deferral for fully vested awards). PG&E Corporation is generally entitled to a corresponding federal income tax deduction at the time the participant is subject to income tax.

Section 162(m). Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to PG&E Corporation’s CEO and to the other covered employees under Section 162(m) of the Code. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, PG&E Corporation can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see “Performance Awards –Performance Goals” above). Because of the fact- based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, the Corporation cannot guarantee that the awards under the Amended LTIP will qualify for exemption under Section 162(m) of the Code. However, the Amended LTIP is structured with the intention that the Committee will have the discretion to make awards under the Amended LTIP that would qualify as “performance-based compensation” and be fully deductible.

Benefits Under the LTIP

Subject to certain limitations, the Committee (and with respect to the CEO of PG&E Corporation and the CEO or the President of the Utility, the independent members of the applicable Board) has full discretion to determine the number, type, and value of awards to be granted to eligible participants under the current LTIP. Thus, the benefits and amounts that will be received by or allocated to the eligible officers, directors, employees, and consultants of PG&E Corporation and its subsidiaries and affiliates are not determinable. In accordance with SEC rules, the following table lists the number of shares of PG&E Corporation common stock underlying LTIP awards (restricted stock, RSUs, target performance shares, stock options, and SISOPs) granted to each of the NEOs of PG&E Corporation and to other specified groups during 2009 pursuant to the current LTIP, consistent with compensation reported in the table entitled “Grants of Plan-Based Awards in 2009” on page 61 of this Joint Proxy Statement. The amount of awards to be received by each non-employee director is determined under the formula provisions discussed above.

Plan Benefits

Person or Group of Persons	Number of Units/Shares
Peter A. Darbee – Chairman of the Board, Chief Executive Officer, and President, PG&E Corporation	154,488

Christopher P. Johns – President, Pacific Gas and Electric Company	47,040

Kent M. Harvey – Senior Vice President and Chief Financial Officer, PG&E Corporation	14,160

Hyun Park – Senior Vice President and General Counsel, PG&E Corporation	32,886

Rand L. Rosenberg – Senior Vice President, Corporate Strategy and Development, PG&E Corporation	24,099

All PG&E Corporation executive officers as a group	302,511

All PG&E Corporation non-employee directors as a group	35,084

All employees, including current officers who are not executive officers and employees of PG&E Corporation subsidiaries, as a group	993,644

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 concerning shares of PG&E Corporation common stock authorized for issuance under PG&E Corporation’s existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders	2,723,349	(1)	$23.99	9,703,937	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total equity compensation plans	2,723,349	(1)	$23.99	9,703,937	(2)

(1)	Includes 748,620 phantom stock units and RSUs. The weighted average exercise price reported in column (b) does not take these awards into account.

(2)	Represents the total number of shares available for issuance under the PG&E Corporation’s Long-Term Incentive Program (the “Prior LTIP”) and the PG&E Corporation 2006 Long-Term Incentive Plan (the “2006 LTIP”) as of December 31, 2009. Outstanding stock-based awards granted under the Prior LTIP include stock options, restricted stock, and phantom stock. The Prior LTIP expired on December 31, 2005. The 2006 LTIP, which became effective on January 1, 2006, authorizes up to 12 million shares to be issued pursuant to awards granted under the 2006 LTIP. Outstanding stock-based awards granted under the 2006 LTIP include stock options, restricted stock, RSUs, and phantom stock. For a description of the Prior LTIP and the 2006 LTIP, see Note 13 of the Notes to the Consolidated Financial Statements in the 2009 Annual Report.

The Board of Directors of PG&E Corporation Unanimously Recommends a Vote FOR this Proposal.

Item Nos. 5 through 9:

PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

Certain shareholders have advised PG&E Corporation that they intend to introduce at the 2010 annual meetings the proposals set forth below. The addresses of each such shareholder will be provided upon request to the PG&E Corporation Corporate Secretary.

The shareholder proposals and related supporting statements represent the views of the shareholders who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. These shareholder proposals and supporting statements are included in this Joint Proxy Statement pursuant to rules established by the SEC.

Item No. 5: Shareholder Proposal

Mr. Ronald D. Rattner, holder of 1,975 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

RADIOACTIVE HAZARDOUS WASTES AT SEISMICALLY-ACTIVE LOCATION: RISK REDUCTION POLICY

Preliminary statement: PG&E’s production and storage of hazardous high-level radioactive wastes at Diablo Canyon nuclear plant involves potentially catastrophic risks to the public, the environment, and our company which must be mitigated.

Recitals: In July 2007, because of an unanticipated earthquake, 8000 MW of electricity immediately went offline at one Japanese nuclear facility. Over 6000 MW still remain offline. Cost of replacement power so far has been over $4 billion.

In November 2008, PG&E announced discovery of a new major active earthquake fault 1800 feet offshore of Diablo Canyon, the second active fault within two miles of the aging reactors.

In November 2008, the California Energy Commission (CEC) recommended 3D seismic reflection mapping and state-of-the-art technological studies for both Diablo Canyon and San Onofre reactors and waste sites.

In 2009, the California legislature unanimously passed AB 42, mandating implementation of the CEC recommendations. The Governor vetoed the bill, but granted CEC and CPUC authority to require seismic, aging and cost studies before PG&E can seek ratepayer funding for its license renewal application.

In June 2009, CPUC directed PG&E to perform certain such studies for its plant relicensing application.

In 2009, Yucca Mountain, the nation’s only proposed high-level radioactive waste repository, was defunded. No plans exist to remove thousands of tons of hazardous radioactive materials from California’s seismically-active coast.

Potential magnitude of a possible spent-fuel accident increases as quantities of radioactive wastes increase. Every day of unrestricted operation each Diablo Canyon reactor produces radioactive wastes equivalent to those of an Hiroshima bomb. These wastes – including Cesium137, Strontium90 and Plutonium239 – are so hazardous that Department of Energy requires isolation for 10,000 years.

Risks: PG&E’s financial prospects are threatened by possibility of an unforeseen seismic event that might cause a radioactive release with possible public health hazards, and/or cause need for costly replacement power, or loss of reliable generation.

An unplanned long-term outage at Diablo Canyon, like the outage in Japan, could result in PG&E’s inability to meet California’s and the company’s renewable portfolio standard goals.

Conclusion: Fiscally and morally, PG&E has a compelling duty to mitigate Diablo Canyon radioactive, seismic, aging, and cost related risks encompassed by studies recommended by CEC, CPUC, and the California legislature. Until PG&E completes and considers such studies, Diablo Canyon risks should not be increased or exacerbated, and no public or corporate funds should be sought or spent for license renewal.

RESOLUTION: Shareholders recommend that Board of Directors adopt and implement a new policy that pending PG&E’s completion of all Diablo Canyon studies required and recommended by the State of California, PG&E will mitigate all potential risks encompassed by those studies, will defer any request for expenditure of public or corporate funds for license renewal, and will not increase production of high level radioactive wastes at Diablo beyond the current capacity of existing spent-fuel pools and approved on-site storage.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

This proposal is unnecessary. The U.S. Nuclear Regulatory Commission (NRC) has a comprehensive set of regulations to ensure the safe operation of nuclear power plants and to protect the public from the possibility of exposure to radioactive release caused by operations, including operations during a seismic event or other natural disaster. The NRC’s active and continuous oversight of Pacific Gas and Electric Company’s Diablo Canyon Power Plant (Diablo Canyon) addresses the issues raised in the proposal. Diablo Canyon is in compliance with all applicable NRC regulations.

Moreover, Pacific Gas and Electric Company (the Utility) already has a comprehensive Long-Term Seismic Program commitment under its NRC operating license for Diablo Canyon to evaluate new seismic data, assess the safety implications for Diablo Canyon, and report all study results to the NRC. The Utility’s initial assessment, already reported to the NRC, is that Diablo Canyon’s robust design establishes sufficient seismic margin to withstand potential ground motions from the shoreline fault zone. In early 2009, the NRC conducted an independent study of the potential impacts of the shoreline fault zone on Diablo Canyon and also reached a preliminary conclusion that there is adequate seismic margin to ensure safe operations of the plant.

In furtherance of our commitment to safe and reliable operations of Diablo Canyon, the Utility has requested ratemaking authority from the California Public Utilities Commission (CPUC) to undertake additional supplemental seismic studies at a cost of approximately $16.7 million, as recommended by the California Energy Commission and mentioned in the proposal. No party has protested this request. Following final CPUC approval of the application, the Utility will initiate the studies and report any additional findings to the NRC as part of its Long-Term Seismic Program. As the Utility is already undertaking the seismic assessments called for in the proposal, it is unnecessary.

In addition, there is no basis for delaying the federal and state license renewal proceedings for Diablo Canyon, as recommended in the proposal. The evaluation of seismic issues at Diablo Canyon is outside the scope of license renewal proceedings under NRC regulations. Instead, seismic risks are covered by NRC oversight of ongoing operations. As discussed above, the proper forum for evaluation of seismic issues is through the Utility’s existing Long-Term Seismic Program, which is an ongoing commitment under the current NRC operating license. Delaying the license renewal proceedings will not further the review of seismic conditions at Diablo Canyon. Rather, such a delay would increase uncertainty and could limit options as the Utility plans to meets its customers’ future resource needs to address global climate change and prepare for potential regulation of greenhouse gas emissions.

Finally, the proposal also addresses the storage of spent nuclear fuel at Diablo Canyon. The proposed policy would prohibit production of additional spent nuclear fuel beyond the current capacity of the existing spent fuel pools and approved on-site storage at Diablo Canyon. This is arbitrary and contrary to shareholder and customer interests. The Utility has obtained a license from the NRC to store spent nuclear fuel at an on-site dry cask storage facility. In connection with the permitting of the on-site storage facility, the NRC conducted a comprehensive safety review of the design and operation of the facility and concluded that it is an appropriate, safe storage method. Prohibiting expansion of the existing on-site storage facility would preclude operation of Diablo Canyon beyond the existing operating licenses and would result in the loss of a cost-effective, reliable, and critical source of non-greenhouse gas-emitting generation. Any additional spent fuel storage options at Diablo Canyon would require review and approval by the NRC under its applicable safety and operational standards. There is no basis for limiting management discretion and imposing a moratorium on expansion of the on-site storage facility at Diablo Canyon, since the NRC process will provide a full and fair opportunity to review the safety and reliability of any future proposals to expand on-site storage at the plant.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 6: Shareholder Proposal

Mr. Simon Levine, holder of 2,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

6 – Independent Board Chairman

RESOLVED: The shareholders request our board of directors to adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When a CEO serves as board chairman, this arrangement may hinder our board’s ability to monitor our CEO’s performance. Many companies have independent Chairs; by 2008 close to 39% of the S&P 500 companies had boards that were not chaired by their chief executive. An independent Chair is the prevailing practice in the United Kingdom and many international markets. Shareholder resolutions for separation of CEO and Chair averaged 36% support in 2009 at 30 companies – indicating strong and growing investor support.

The merits of this Independent Board Chairman proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent research firm rated our company “Moderate Concern” in executive pay with $13 million for Peter Darbee. The performance share plan, which paid out in cash, rewarded executives with more than half the target award for relative Total Shareholder Return performance below the median of the company’s peers.

The Corporate Library said another concern was the high level of CEO Peter Darbee’s pension value increase ($1.46 million), which exceeded his annual bonus ($1.29 million) and would seem an unnecessarily large expenditure of resources. This was unbalanced and was a direct result of the company awarding Mr. Darbee many years of “additional credited” service beyond his actual service. Given that the company already awarded significant amounts of restricted stock as a retention tool, credited years of service would seem to be an unnecessary additional retention tool.

The above concerns show there is need for improvement. An independent Chair can enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman – Yes on 6.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation believes it is not in the best interests of the Corporation and its shareholders to have an inflexible rule regarding whether the offices of Chairman and CEO must be separate. In the past, PG&E Corporation has had both combined and separate Chairman and CEO positions, allowing the Board in each case to consider all eligible directors for the position of Chairman and not exclude any eligible candidate from consideration.

More recently, when the positions have been combined, PG&E Corporation also has had a strong and independent lead director. As provided in the company’s Corporate Governance Guidelines, which are included as Appendix A to this Joint Proxy

Statement and also available on the company’s website, the lead director is elected by the independent board members from among the independent chairs of the standing Board committees’ and must have served a minimum of one year as a director of PG&E Corporation in order to qualify as the lead director. C. Lee Cox is the current independent lead director. The Corporate Governance Guidelines also specify clearly delineated and comprehensive duties for the position of lead director, which include:

•	presiding at the executive sessions of the independent directors, with authority to call additional executive sessions or meetings of the independent directors;

•	serving as a liaison between the Chairman and the independent directors;

•	presiding at Board meetings in the Chairman’s absence;

•	approving information sent to the Board of Directors;

•	approving meeting agendas and schedules for the Board;

•	being available for consultation and direct communication with major stockholders, if requested; and

•	evaluating, along with the members of the Compensation Committee and the other independent directors, the performance of the PG&E Corporation CEO, who also is the Chairman.

Pursuant to the Corporate Governance Guidelines, at least annually and whenever a vacancy occurs in the office of either the Chairman or the CEO, the Board considers the circumstances existing at that time and determines whether the role of CEO should be separate from that of the Chairman and, if so, whether the Chairman should be selected from the independent directors or from management. Rather than adopting a rigid standard requiring separate Chairman and CEO positions in all circumstances, the Corporation’s Board believes that it is better for the Corporation and its shareholders to preserve flexibility in this area and to allow the Board to assess this issue on a regular basis as described above and make the determination that best serves the best interests of the Corporation and its shareholders based on the facts and circumstances at the time of such determination.

An inflexible rule requiring separation of the Chairman and CEO positions also could, depending on the circumstances, create confusion and duplication of responsibilities held by the separate Chairman and CEO positions, disrupt or impede the governance of the company, reduce the efficiency of Board decision-making processes, and/or disrupt the Board’s working relationship.

PG&E Corporation’s adoption of various “best practices” in corporate governance also makes it unnecessary to separate the Chairman and CEO positions. The Corporate Governance Guidelines require that at least 75% of the Board members be independent, as defined by the NYSE and the Corporation’s own standards of “independence,” which is more stringent than the NYSE definition. Currently, 10 of the 11 directors of PG&E Corporation are independent, and all of the Corporation’s committees (other than the Executive Committee, which has not had a need to meet in recent years in light of the regularity of meetings of the full Board) are comprised solely of independent directors.

Moreover, the independent directors meet in executive session at each regularly scheduled Board meeting, without the presence of management directors or employees of PG&E Corporation, to discuss various matters related to the oversight of the Corporation, the management of the Board’s affairs, and the CEO’s performance. The lead director establishes the agenda for each such executive session meeting. In addition, the lead director reviews Board meeting schedules to assure that there is sufficient time for discussion of all agenda items.

With respect to the proponent’s specific concerns regarding executive compensation, PG&E Corporation believes that the structure and design of its performance share awards provide challenging and appropriate goals, reward exceptional performance, and do not reward poor corporate performance. Specifically, the maximum potential payout is earned only if PG&E Corporation’s total shareholder return (TSR) over the three-year performance period is ranked number 1 as compared to the other companies in the comparator group. “Target” compensation is paid only if PG&E

Corporation’s TSR is at the 75th percentile of the comparator group. No payout is made if PG&E Corporation’s performance falls below the 25th percentile of the comparator group.

With respect to the proponent’s specific concerns that Mr. Darbee was awarded additional years of service under the supplemental executive retirement plan, PG&E Corporation notes that, while the granting of the additional years of credited service to Mr. Darbee was appropriate at the time, the Compensation Committee has since adopted a policy prohibiting the grant of additional years of credited service under the supplemental executive retirement plan.

It should also be noted that PG&E Corporation has adopted various “best practices” with respect to corporate governance and executive compensation, including giving shareholders an advisory vote on executive compensation and adopting an executive incentive compensation recoupment policy that is triggered upon the filing of restated financial statements with the SEC.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 7: Shareholder Proposal

Mr. Ray T. Chevedden, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

7 – Limits for Directors Involved with Bankruptcy RESOLVED, Shareholders request that our board take the steps necessary to adopt a bylaw that any director of our company that served as a director at a company that had $1 billion in market capitalization and declared bankruptcy during his or her tenure shall henceforth not serve on our key board committees of audit, nomination and executive pay, effective as soon as possible. This proposal would give our board an opportunity to find replacement director(s) if needed, allow a reasonable but prompt transition period, and allow a temporary suspension of this policy of the board is temporarily unable to find qualified replacement director(s).

There is no reason, now or in the future, to have a director, involved with a bankruptcy of a company that had $1 billion in market capitalization when we now have the overwhelming majority of our directors who do not have this strike against them.

Please encourage our board to respond positively to this proposal: Limits for Directors Involved with Bankruptcy – Yes on 7.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation believes that it is inappropriate to adopt the proponent’s test for prohibiting certain directors from serving on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

As with the Board as a whole, each committee is comprised of individuals who bring a diversity and richness of skills and characteristics to that committee. Using a mechanical single standard to bar an otherwise qualified director from being a member of specific committees is contrary to our shareholders’ best interests.

Further, PG&E Corporation believes that there is no substantive connection between the proposed disqualification standard and a director’s fitness to serve on one of the listed Board committees. A company’s decision to declare bankruptcy could be due to factors that are beyond the company’s reasonable control. In some circumstances, filing a petition for reorganization under Chapter 11 of the Bankruptcy Code and continuing to operate and work toward regaining solvency and operability may be in the best interests of that company and its shareholders. In fact, three of the current directors of PG&E Corporation were directors of the Utility in 2001 when the Utility filed a Chapter 11 petition for reorganization. That action was taken in response to the impact of extraordinary external factors, rather than internal company factors. However, if the Utility’s market capitalization were $1 billion or more, the proposed disqualification standard would prevent these three directors from serving on PG&E Corporation’s key Board committees, when in fact each of these directors’ experience and qualifications make them a valuable addition to the committees on which they serve.

This distinction is recognized in the disclosure rules promulgated by the SEC. A company’s proxy statement must include certain information about the nominees for director, including a discussion of instances during the prior 10 years in which bankruptcy was filed by the nominee or any entity at which the nominee was an executive officer, and which are material to an evaluation of the ability or integrity of any director nominee. Notably, these SEC rules apply when the director nominee was an executive officer of an entity that declared bankruptcy. By comparison, the proposed disqualification standard would apply to individuals who were merely directors of such an entity.

The Board believes that the proposed disqualification standard is inappropriate and not useful for assessing the fitness of a director to serve on the Audit, Compensation, and Nominating and Governance Committees.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 8: Shareholder Proposal

Mr. Shelton Ehrlich, holder of 211 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting.

Political Contributions

Resolved: The shareholders hereby request that the Board of Directors provide a report, updated semi-annually, disclosing PG&Es’:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of PG&E funds contributed to any of the organizations described above;

b.	Identification of the person or persons in PG&E who participated in making the decisions to contribute; and,

c.	The internal guideless or policies, if any, governing PG&E’s political contributions.

This report should be presented to the Board of Directors’ Audit Committee or other relevant oversight committee, and posted on PG&E’s website.

Supporting Statement: As long-term shareholders of PG&E, we support policies that apply transparency and accountability to corporate political giving.

Absent a system of accountability, we believe that corporate executives may be free to use PG&E’s assets for political objectives that are not shared by and may be harmful to the interests of PG&E and its shareholders. We are concerned that there is currently no single source of information that provides all of the information sought by this resolution.

According to OpenSecrets.org, in 2008 PG&E spent over $27 million on lobbying activities.

PG&E support for cap-and-trade has been controversial, in part because economic studies report cap-and-trade would lead to an increase in energy prices, a decrease in economic growth and an increase in unemployment. These impacts could be detrimental to shareholder interests.

PG&E has worked with non-profit organizations such as the Natural Resources Defense Council and Environmental Defense through its membership in the United States Climate Action Partnership (USCAP) – a lobbying coalition seeking cap-and-trade legislation.

However, USCAP’s policy blueprint document on cap-and-trade does not endorse nuclear power – PG&E’s key business strategy.

Indeed, the lack of support for nuclear power in USCAP’s blueprint reflects the views of Environmental Defense and not PG&E. Environmental Defense’s statement posted on its website states, “Serious questions of safety, security, waste and proliferation surround the issue of nuclear power. Until these questions are resolved satisfactorily, Environmental Defense cannot support an expansion of nuclear generating capacity.”

Additionally, PG&E ended its membership in the U.S. Chamber of Commerce over policy differences on cap-and-trade. Leaving the largest broad-based trade organization over one policy matter may expose the company to political risk. Moreover, the decision to “go it alone” may cause PG&E to increase its political giving.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

PG&E Corporation is committed to complying fully with both the letter and the spirit of all federal, state, local, and foreign political laws and to maintaining the highest ethical standards in the way we conduct our business. This includes promoting transparency through full compliance with all applicable requirements regarding disclosure of PG&E Corporation’s corporate contributions.

Consistent with our corporate values of acting with integrity and communicating honestly and openly, PG&E Corporation has implemented an extensive compliance system to disclose all reportable political contributions by PG&E Corporation on the websites of the California Secretary of State and the Federal Election Commission. The contributions typically reported in PG&E Corporation’s public disclosures account for well over 99% of the types of contributions covered by the proposal.

The Board believes that PG&E Corporation’s current public disclosures provide shareholders with extensive and adequate information on PG&E Corporation’s political contributions. The Board also believes that providing the additional information requested by the proponent, including the broad request to identify all “persons in PG&E who participated in making the decisions to contribute,” would be unnecessary and unduly burdensome.

PG&E Corporation also notes that the proponent’s statement that “in 2008 PG&E spent over $27 million on lobbying activities” is misleading. Of that amount, nearly $25 million does not relate to “lobbying activities” as that term would be commonly understood, but instead relates directly to PG&E Corporation’s political contributions made to oppose two California ballot measures that would have been detrimental to PG&E Corporation’s business interests. These political contributions are fully disclosed in publicly available records.

For these reasons, the Board of Directors of PG&E Corporation unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 9: Shareholder Proposal

Mr. Peter B. Kaiser, holder of 312 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting.

Item No. 9 Charitable Contributions Transparency and Accountability

WHEREAS, Charitable contributions should enhance the image of PG&E in the eyes of the public. Because there is no clear system of accountability for charitable contributions, Company executives and Board of Directors may use our Company’s assets for purposes that are not shared by many shareholders and may harm the interest of the Company, thereby potentially decreasing shareholder value.

Whereas, Company executives have allowed the Company’s assets to be given away to organizations without providing clear details to shareholders on how those assets were actually used by the organization. Thus, some assets may be misused and harm stock value. According to PG&E reports, Company executives are giving away about $19,000,000 of the Company’s assets in 2009.

WHEREAS, the Company claims charitable contributions come from shareholder and not ratepayers without providing any clear explanation.

WHEREAS, shareholders are given no clear voice in contribution standards, nominations, selection and decision process.

WHEREAS, PG&E has given millions of dollars over the decades to homosexual and lesbian alliances, networks, education groups and activist groups. In 2008, PG&E even gave $250,000 of shareholders money to support homosexual marriage and to defeat Proposition 8 (Traditional Marriage-Marriage is only between a man and a woman).

RESOLVED: That the shareholders request PG&E provide a semiannual report to the shareholders and the public, omitting proprietary information and at reasonable cost, disclosing: the PG&E standards for choosing which organizations receive the Company’s assets in the form of charitable contributions; business rationale and purpose for each of the charitable contributions; personnel who participated in making the decisions to contribute; the benefits to the Company and beneficiaries produced by Company contributions; procedures for ways shareholders to participate in the decision process; and a follow-up confirming that the organization actually used the contributions for the purpose stated.

Supporting Statement of Peter B. Kaiser Many PG&E stockholders and even customers were shocked when the PG&E board voted to spend $250,000 of Company stockholders’ money to support a homosexual organization for no on Proposition 8 (Traditional Marriage). None of us stockholders that I know of were asked in advance about this shareholder donation. Shareholders millions were also sent to other homosexual, lesbian and other related groups. Thomas Jefferson warned us that “to furnish funds for the propagation of ideas he disbelieves and abhors is sinful and tyrannical.”

We have decided to not sell PG&E stock or buy another utility’s gas. We will stick with PG&E and encourage it to return to its moral roots and stand strong again with traditional moral family and Judeo-Christian values.

I respectfully urge shareholders to support this proposal to have PG&E return to its traditional values.

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

Consistent with our corporate values of acting with integrity and communicating honestly and openly, PG&E Corporation is committed to maintaining the highest ethical standards in the way we conduct our business, including promoting transparency through full disclosure of PG&E Corporation’s corporate contributions.

Most of the information requested by the proposal can be found on the company’s charitable contributions website (www.pge.com/giving) (the “PG&E Grantmaking Program Website”) and in the corporate governance portions of PG&E

Corporation’s general website (www.pgecorp.com/aboutus/corp_gov).

•

The PG&E Grantmaking Program Website states that grants may be made only to organizations that hold current tax-exempt status under Section 501(c)(3) of the Internal Revenue Code, or are units of government (such as public schools). Otherwise, the decision to make a charitable contribution is based on the company’s evaluation of the specific project described in the contribution request; it is not based solely on the identity of the organization that is requesting the contribution. (See below for further discussion of the guidelines for selecting contributions.)

•

The PG&E Grantmaking Program Website specifically discloses the overall policies and guidelines for determining the types of grants that are given. Among other things, the website describes (1) the five major and two minor “funding areas” that are the focus of grants provided by PG&E Corporation’s charitable contributions program, (2) certain types of requests that typically are not funded, and (3) the charitable contributions program’s goal that 75% of total grant-making dollars assist underserved communities.

•

The PG&E Grantmaking Program Website describes which personnel and departments within PG&E Corporation and its affiliates review requests for charitable contributions. Board-level oversight of charitable contributions resides with the Public Policy Committee of the PG&E Corporation Board of Directors, as set forth in that Committee’s charter. This charter is available to the public at www.pgecorp.com/aboutus/corp_gov/ppcc.shtml.

•

The PG&E Grantmaking Program Website notes that PG&E Corporation’s goal is to be the leading corporate citizen in the diverse communities that it serves. The charitable contributions program is one vehicle through which PG&E Corporation works toward this goal. PG&E Corporation receives no commensurate financial return from the grant recipient in exchange for making a charitable contribution. (As indicated above, grant recipients must be tax-exempt 501(c)(3) organizations or units of government, and

PG&E Corporation is able to deduct the value of charitable contributions for income tax purposes.)

•	The PG&E Grantmaking Program Website provides contact information for individuals who have questions regarding the program and contributions.

•	As noted in the PG&E Grantmaking Program Website, recipients of grants are expected to comply with certain regulations and other rules regarding the contributions, including the requirement that all contributions be used solely for charitable purposes. The on-line application form includes a certification that the grant would be used only for charitable purposes.

Thus, shareholders and the public already have access to the types of information requested in the proposal.

For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Other Information

Principal Shareholders

The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are the beneficial owners of more than 5% of any class of voting securities of PG&E Corporation or the Utility as of March [11], 2010.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) One Market, Spear Tower, Suite 2400 San Francisco, CA 94105	264,374,809	96.24%

PG&E Corporation common stock	BlackRock, Inc.(3) 40 East 52 nd Street New York, NY 10022	19,006,286	5.12%

(1)	The Utility’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)	As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Utility common stock. As of March [11], 2010, PG&E Corporation held 100% of the issued and outstanding shares of Utility common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Utility preferred stock.

(3)	The information relates to beneficial ownership as of December 31, 2009, as reported in an amended Schedule 13G filed with the SEC on January 29, 2010, by BlackRock, Inc. (BlackRock). Effective December 1, 2009, BlackRock purchased Barclays Global Investors, NA and certain of its affiliates. For these purposes, BlackRock has sole voting power and sole dispositive power with respect to all 19,006,286 shares of PG&E Corporation common stock held by BlackRock’s subsidiaries reported in the Schedule 13G, which include BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Assets Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Fund Managers Ltd, BlackRock International Ltd, BlackRock Investment Management UK Ltd, and State Street Research & Management Co. Various person have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the common stock of PG&E Corporation.

Appendix A

PG&E Corporation*

Corporate Governance Guidelines

February 17, 2010

1.	Election of Directors

All members of the Board of Directors of PG&E Corporation (the “Corporation”) are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.	Composition of the Board

The Board’s membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation’s operations and understand the complexities of the Corporation’s business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members. No member of the Board of Directors may be an employee of NYSE AMEX Equities or a floor member of that exchange.

3.	Independence of Directors

All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in applicable stock exchange rules. The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent. Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

*	The Pacific Gas and Electric Company Corporate Governance Guidelines are substantially similar to the PG&E Corporation Guidelines.

4.	Selection of Directors

The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.	Characteristics of Directors

The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

6.	Selection of the Chairman of the Board and the Chief Executive Officer

The Chairman of the Board and the Chief Executive Officer are elected by the Board.

Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

At least annually, the Board will reassess the appropriateness of the Board leadership structure, based on the specific circumstances and characteristics of the Corporation at that time, including a review of whether the positions of Chairman and Chief Executive Officer should be separated.

7.	Assessing the Board’s and Committees’ Performance

The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees. The Board conducts an evaluation at least annually to determine whether it and its committees are functioning effectively. The Board evaluation includes an assessment of the Board’s contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other permanent Board committee that meets on a regular basis conducts periodic evaluations. The Board committees provide the results of any evaluation to the Nominating and Governance Committee, which will review those results and provide them to the Board for consideration in the Board’s evaluation.

8.	Size of the Board

As provided in paragraph I of Article Third of the Corporation’s Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation’s Bylaws.

9.	Advisory Directors

The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation’s business before assuming the responsibility of serving as a regular director.

10.	Directors Who Change Responsibilities

Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors’ nomination for re-election to the Board under these circumstances.

Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.	Retirement Age

The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70.

12.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence. Directors who are also current employees of the Corporation receive no additional compensation for service as directors. The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.	Director Stock Ownership Guidelines

In order to more closely align the interests of directors and the Corporation’s shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board. A director should own shares of the Corporation’s common stock having a dollar value of at least $200,000, measured at the time the stock is acquired or on the first business day of January 2007, whichever is later. A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these guidelines (December 20, 2006), whichever is later. For purposes of calculating a director’s level of share ownership, the following are included: (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.	Meetings of the Board

As provided in Article II, Section 4 of the Corporation’s Bylaws, the Board meets regularly on previously determined dates. Board meetings shall be held at least quarterly. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation’s shareholders. Pursuant to proxy disclosure rules, the Corporation’s proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.	Lead Director

The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be selected by the independent directors based upon the recommendation of the Nominating and Governance Committee. The lead director must have at least one year of experience as a director of the Corporation, shall be elected every three years, and shall serve a three-year term. Any lead director may serve consecutive terms. The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present. The lead director approves the agendas and schedules for meetings of the Board, and approves information sent to the members of the Board. The lead director has authority to call special meetings of the independent directors.

16.	Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the lead director. Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

The lead director establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.	Board Agenda Items

The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

Board members are encouraged to suggest the inclusion of items on the agenda.

18.	Board Materials and Presentations

The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors’ review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring

Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board’s discussion of key issues and make the most efficient use of the Board’s meeting time. Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.	Regular Attendance of Non-Directors at Board Meetings

Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.	Board Committees

The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

Currently, there are six committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

21.	Membership of Board Committees

All permanent Board committees, other than the Executive Committee, are chaired by independent directors. Each such independent committee chair shall be elected to serve a three-year term (provided that such committee chair continues to be re-elected to the Board during that term). Any such committee chair may serve consecutive terms. The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year. Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee. Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members. Each independent committee chair has authority to call special meetings of the respective committee.

The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed. If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation’s Board of Directors and, in order for that member to continue serving on the Corporation’s Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation’s Audit Committee.

22.	Appointment of Committee Members

The composition of each committee is determined by the Board of Directors.

The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.	Committee Agenda Items

The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

24.	Committee Materials and Presentations

The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members’ review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.	Attendance at Committee Meetings

The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.	Formal Evaluation of the Chief Executive Officer

The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.	Management Development and Succession Planning

The Chief Executive Officer reports annually to the Board on management development and succession planning. This report includes the CEO’s recommendation for a successor should the CEO become unexpectedly disabled.

28.	Communications with External Entities

The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

29.	Access to Independent Advisors

The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate. The Corporation shall bear the costs of retaining such advisors.

30.	Director Orientation and Continuing Education

The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

The Corporation also provides each director with information regarding opportunities for continuing education. The Corporation encourages each director to stay current on important developments pertaining to such director’s function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.	Communications with Shareholders

The lead director shall be designated as the director who receives written communications from interested parties (including the Corporation’s shareholders), in care of the Corporate Secretary. The Corporate Secretary shall forward to the lead director any communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also shall receive communications directed to individual directors and forward those as appropriate. If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.	Legal Compliance and Business Ethics

The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation’s legal compliance and ethics program. In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation’s compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

Exhibit A

PG&E Corporation

Corporate Governance Guidelines

Categorical Standards for Identifying “Material”

Relationships That May Affect Director Independence

Adopted: December 17, 2003

Amended as of February 18, 2004, December 15, 2004, December 20, 2006, and December 17, 2008

The following categories of relationships between a director and PG&E Corporation shall be considered “material.” The existence of a “material” relationship provides a rebuttable presumption that the affected director is not “independent,” absent a specific determination by the Board of Directors to the contrary.

A director has a “material” relationship with the Corporation in the following circumstances:

Employment

•	If a director is a current or former employee of the Corporation.

•	If a member of the director’s immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

Direct Compensation from the Corporation

•	If a director is a consultant to the Corporation.

•

If a director or his or her immediate family member receives, or during the past three years received, more than $120,000 per year or rolling 12-month period in direct compensation from the Corporation. “Direct compensation” does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director’s immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).

Internal or External Auditors

•	If a director is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation’s internal or external auditor.

•

If a director’s immediate family member (1) is a current partner of the Corporation’s internal or external auditor, (2) is a current employee of such a firm and personally works on the Corporation’s audit, or (3) was within the last three years a partner or employee of such a firm and personally worked on the Corporation’s audit within that time.

Director Interlock

•	If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•

If a director’s immediate family member is, or during the past three years was, employed by another company where any of the Corporation’s present Section 16 Officers concurrently serves on that company’s compensation committee.

Business Relationships

•

If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues, during any of the past three years. The director is not “independent” until three years after falling below such threshold. (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Corporation and the director’s or immediate family member’s current employer; the Corporation need not consider former employment of the director or immediate family member.)

Charitable Relationships

•

If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient’s gross revenues during the Corporation’s or the recipient’s most recent completed fiscal year.

Notes

•

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, or is financially dependent on such person.

•	“Corporation” includes any consolidated subsidiaries or parent companies.

•

“Section 16 Officer” means “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.

Appendix B

PG&E Corporation

Pacific Gas and Electric Company

Secondary Pay Comparator Group of General Industry Companies

November 2009

For the 2009 officer compensation program, the general industry comparator group provided by Hewitt Associates, LLC, the PG&E Corporation Compensation Committee’s former independent compensation consultant, consisted of the following 84 companies:

7-Eleven, Inc.	Mittal Steel USA Inc
Air Products & Chemicals, Inc.	National Oilwell Varco Inc.
Amgen Inc.	Navistar International.
Anadarko Petroleum Corporation	Nestle USA
Anheuser-Busch Companies, Inc.	Nike, Inc.
Avon Products, Inc.	Nordstrom, Inc.
BAE Systems, Inc.	Northwest Airlines, Inc.
Baxter International Inc.	Occidental Petroleum Corporation
Bristol-Myers Squibb Company	OfficeMax Incorporated
Burlington Northern Santa Fe Corporation	ONEOK Inc.
Case New Holland	PACCAR Inc.
CHS Inc.	Philips Electronics Corporation
Colgate-Palmolive Company	PPG Industries, Inc.
ConAgra Foods, Inc.	Praxair, Inc.
Coventry Health Care	Qualcomm Inc.
Covidien	Qwest Communication International, Inc.
Cummins Inc.	Reliant Energy, Inc.
Devon Energy Corporation	Reynolds American Inc.
Eastman Kodak Company	Robert Bosch Corporation
Eaton Corporation	Rohm and Haas Company
Eli Lilly & Company	Sara Lee Corporation
Energy Future Holdings Corporation	Science Applications International Corporation
Fluor Corporation	The Sherwin-Williams Company
Fortune Brands, Inc.	Smith International Inc.
Freeport-McMoRan Copper & Gold	Staples, Inc.
The Gap, Inc.	Starbucks Corporation
General Mills, Inc.	Sun Microsystems, Inc.
Genuine Parts Company	Tenet Healthcare Corporation
The Goodyear Tire & Rubber Company	Terex Corporation
H. J. Heinz Company	Textron, Inc.
Halliburton Company	Time Warner Cable Inc.
Illinois Tool Works Inc.	Tyco International
J. C. Penney Company, Inc.	Unilever United States, Inc.
Jacobs Engineering Group Inc.	Union Pacific Railroad Co.
KBR, Incl	Viacom Inc
Kellogg Company	Visteon Corporation
Kimberly-Clark Corporation	Waste Management, Inc.
L-3 Communications Corporation	Western Digital Corporation
Land O Lakes	Weyerhauser Company
Marriott International, Inc.	Whirlpool Corporation
Masco Corporation	Xerox Corporation
Medtronic, Inc.	Yum! Brands, Inc.

B-1

Appendix C

PG&E Corporation

2006 Long-Term Incentive Plan

(As adopted effective January 1, 2006, and as amended effective on February 15, 2006, December 20, 2006, October 17, 2007, September 17, 2008, January 1, 2009, February 18, 2009, and [DATE OF SHAREHOLDER APPROVAL])

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment. The PG&E Corporation 2006 Long-Term Incentive Plan (the “Plan”) was adopted effective as of January 1, 2006 (the “Effective Date”).

1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date. Moreover, Incentive Stock Options shall not be granted later than ten (10) years from the date of shareholder approval of the Plan.

2.	DEFINITIONS AND CONSTRUCTION.

2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)    “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, the occurrence of any of the following:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), of stock of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting stock; or

(ii)    during any two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the period; or

(iii)    the consummation of any consolidation or merger of the Company other than a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent of such surviving entity) at least seventy percent (70%) of the Combined Voting Power of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after the merger or consolidation; or

(iv)    the approval of the Shareholders of the Company of any (1) sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company, or (2) any plan or proposal for the liquidation or dissolution of the Company.

For purposes of paragraph (iii), the term “Combined Voting Power” shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting stock.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)    “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(h)    “Company” means PG&E Corporation, a California corporation, or any successor corporation thereto.

(i)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(j)    “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 12 of the Plan.

(k)    “Director” means a member of the Board.

(l)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code, except as otherwise set forth in the Plan or an Award Agreement.

(m)    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n)    “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an

Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)    “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)    “Mandatory Retirement” means retirement as a Director at age 70 or at such other age as may be specified in the retirement policy for the Board in effect at the time of a Nonemployee Director’s termination of Service as a Director.

(t)    “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:

X = Y(A-B)/A, where

X = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

Y = the total number of shares with respect to which the Participant has elected to exercise the Option;

A = the Fair Market Value of one (1) share of Stock;

B = the exercise price per share (as defined in the Participant’s Award Agreement).

(u)    “Nonemployee Director” means a Director who is not an Employee.

(v)    “Nonemployee Director Award” means an Award granted to a Nonemployee Director pursuant to Section 7 of the Plan.

(w)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(x)    “Officer” means any person designated by the Board as an officer of the Company.

(y)    “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 or Section 7 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)    “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(aa)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb)    “Participant” means any eligible person who has been granted one or more Awards.

(cc)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(dd)    “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ee)    “Performance Award” means an Award of Performance Shares or Performance Units.

(ff)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(gg)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 of the Plan.

(hh)    “Performance Period” means a period established by the Committee pursuant to Section 10.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(ii)    “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(jj)    “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(kk)    “Restricted Stock Award” means an Award of Restricted Stock.

(ll)    “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 or Section 12 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 11 or Section 12, as applicable, and the Participant’s Award Agreement.

(mm)    “Restriction Period” means the period established in accordance with Section 9.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn)    “Retirement” means termination as an Employee of a Participating Company at age 55 or older, provided that the Participant was an Employee for at least five consecutive years prior to the date of such termination.

(oo)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(pp)    “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(qq)    “Section 162(m)” means Section 162(m) of the Code.

(rr)    “Section 409A Change in Control” means a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A of the Code, as such definition applies to the Company.

(ss)    “Securities Act” means the Securities Act of 1933, as amended.

(tt)    “Separation from Service” means a Participant’s “separation from service,” within the meaning of Section 409A of the Internal Revenue Code.

(uu)    “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(vv)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ww)    “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 12 of the Plan.

(xx)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(yy)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(zz)    “Vesting Conditions” mean those conditions established in accordance with Section 9.4 or Section 11.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition, to the extent specified in a resolution adopted by the Board, the Chief Executive Officer of the Company shall have the authority to grant Awards to an Employee who is not an Insider and who is receiving a salary below the level which requires approval by the Committee; provided that the terms of such Awards conform to guidelines established by the Committee and provided further that at the time of making such Awards the Chief Executive Officer also is a Director.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4    Committee Complying with Section 162(m). While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award based on the recommendation of the Chief Executive Officer of the Company (except that Awards to the Chief Executive Officer shall be based on the recommendation of the independent members of the Board in compliance with applicable stock exchange rules and Awards to Nonemployee Directors shall be granted automatically pursuant to Section 7 of the Plan);

(b)    to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)    without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)    to delegate to the Chief Executive Officer or the Senior Vice President of Human Resources the authority with respect to ministerial matters regarding the Plan and Awards made under the Plan.

3.6    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2 and subject to Section 409A of the Code, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twelve million (12,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised.

4.2    Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, in the Nonemployee Director Awards to be granted automatically pursuant to Section 7, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND AWARD LIMITATIONS.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. A Nonemployee Director Award may be granted only to a person who, at the time of grant, is a Nonemployee Director.

5.2    Participation. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, excepting Nonemployee Director Awards, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Incentive Stock Option Limitations.

(a)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan)

become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4    Award Limits.

(a)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed twelve million (12,000,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.

(b)    Aggregate Limit on Full Value Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than twelve million (12,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”). Except with respect to a maximum of five percent (5%) of the shares of Stock authorized in this Section 5.4(b), any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.

(c)    Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)    Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than 400,000 shares of Stock reserved for issuance under the Plan.

(ii)    Restricted Stock and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than 400,000 shares of Stock reserved for issuance under the Plan.

(iii)    Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) one or more awards of Performance Shares which could result in such Employee receiving more than 400,000 shares of Stock reserved for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, and (2) one or more awards of Performance Units which could result in such Employee receiving more than five million dollars ($5 million) for each full fiscal year of the Company contained in the Performance Period for such Award, with such amount to be pro-rated for Performance Periods of less than one full fiscal year.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)    Limitations on Forms of Consideration.

(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)    Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4    Effect of Termination of Service.

(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14.1 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)    Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.	TERMS AND CONDITIONS OF NONEMPLOYEE DIRECTOR AWARDS.

Nonemployee Director Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference, shall be automatic and non-discretionary and shall comply with and be subject to the terms and conditions set forth in this Section 7.

For purposes of this Section 7 as amended on December 19, 2009, each year the Board shall approve the grant date for all Nonemployee Director awards to be made under this Section 7 (the “Grant Date”), which shall be the same as the grant date approved each year by the Committee for the annual Plan Awards to be made to Employees in accordance with guidelines approved by the Committee (“Annual Awards”). Solely for purposes of determining the number of shares of Stock covered by Restricted Stock Awards and Restricted Stock Units described in Section 7.1 and Section 7.4, the “Fair Market Value of the Stock on Grant Date” (which may be determined by an average or other method) shall be approved by the Board each year and shall be the same as that used to determine the number of Annual Awards.

7.1    Automatic Grant of Restricted Stock.

(a)    Timing and Amount of Grant. For each calendar year, each person who is a Nonemployee Director on the Grant Date shall be granted a Restricted Stock Award to purchase a number of shares of Stock determined by dividing forty-five thousand dollars ($45,000) by the Fair Market Value of the Stock on the Grant Date, and rounding down to the nearest whole number.

(b)    Vesting. The shares subject to the Restricted Stock Award granted pursuant to Section 7.1(a) shall vest in equal annual installments of twenty percent (20%) on each anniversary of the Grant Date, with one hundred percent (100%) of the shares vested on the fifth anniversary of the Grant Date.

7.2    Annual Election to Receive Nonstatutory Stock Option and Restricted Stock Units. On a date no later than December 31 of each calendar year during the term of the Plan, each person who is then a Nonemployee Director shall deliver to the Board a written election to receive either Nonstatutory Stock Options or Restricted Stock Units, or both, with an aggregate value of $45,000, on the Grant Date for the following calendar year, provided the person continues to be a Nonemployee Director on the Grant Date. A Nonemployee Director may allocate between Nonstatutory Stock Options and Restricted Stock Units in minimum increments with a value equal to $5,000, as determined in accordance with Sections 7.3 and 7.4. All awards of Nonstatutory Stock Options and Restricted Stock Units made to Nonemployee Directors shall comply with the provisions of Sections 7.3 and 7.4, respectively. A Nonemployee Director who fails to make a timely election or who first becomes a Nonemployee Director after December 31 but before the Grant Date for the following calendar year shall be awarded Nonstatutory Stock Options and Restricted Stock Units each with a value of $22,500, as determined in accordance with Sections 7.3 and 7.4, provided the Nonemployee Director continues to be a Nonemployee Director on the Grant Date.

7.3    Grant of Nonstatutory Stock Option.

(a)    Timing and Amount of Grant. For each calendar year, unless a Nonemployee Director made an election to decline the award of a Nonstatutory Stock Option in accordance with Section 7.7, each person who is a Nonemployee Director on the Grant Date shall receive a grant of a Nonstatutory Stock Option with an aggregate value equal to $5,000, $10,000, $15,000, $20,000, $25,000 $30,000, $35,000, $40,000, or $45,000 as previously elected by the Nonemployee Director (or $22,500 in the case of a Nonemployee Director who failed to make a timely election or who became a Nonemployee Director before the Grant Date for a particular year but after December 31 of the previous year) (the “Elected Option Value”).

The number of shares subject to the Nonstatutory Stock Option shall be determined by dividing the Elected Option Value by the value of a Nonstatutory Stock Option to purchase a single share of Stock as of the Grant Date. The per share option value shall be calculated in accordance with the Black-Scholes stock option valuation method using the average closing price of Stock during the preceding months of November, December, and January, and reducing the per option value by twenty percent (20%). The resulting number of shares subject to the Nonstatutory Stock Option shall be rounded down to the nearest whole share. No person shall receive more than one grant of Nonstatutory Stock Options pursuant to this Section 7.3(a) during any calendar year.

(b)    Exercise Price and Payment. The exercise price of each Nonstatutory Stock Option granted pursuant to Section 7.3(a) shall be the Fair Market Value of the Stock on the Grant Date. The payment of the exercise price for the number of shares of Stock being purchased pursuant to the Nonstatutory Stock Option shall be made in accordance with the provisions of Section 6.3.

(c)    Vesting and Exercisability. The Nonstatutory Stock Option granted in accordance with this Section shall become vested and exercisable as to one third (1/3) of the shares subject to the Nonstatutory Stock Option on the second, third and fourth anniversaries of the Grant Date, respectively. The Nonstatutory Stock Option shall terminate ten (10) years after the Grant Date, unless earlier terminated in accordance with its provisions.

7.4    Grant of Restricted Stock Unit.

(a)    Timing and Amount of Grant. For each calendar year, unless a Nonemployee Director made an election to decline the award of a Restricted Stock Unit in accordance with Section 7.7, each person who is a Nonemployee Director on the Grant Date shall receive a grant of a Restricted Stock Unit with an aggregate value equal to $5,000, $10,000, $15,000, $20,000, $25,000, $30,000, $35,000, $40,000, or $45,000, as previously elected by the Nonemployee Director (or $22,500 in the case of a Nonemployee Director who failed to make a timely election or who became a Nonemployee Director after December 31 but before the Grant Date) (the “Elected Stock Unit Value”). The number of Restricted Stock Units shall be determined by dividing the Elected Stock Unit Value by the Fair Market Value of the Stock on the Grant Date (including fractions computed to three decimal places). The Restricted Stock Units awarded to a

Nonemployee Director shall be credited to the director’s Restricted Stock Unit account. Each Restricted Stock Unit awarded to a Nonemployee Director in accordance with this Section 7.4(a) shall be deemed to be equal to one (1) (or fraction thereof) share of Stock on the Grant Date, and shall thereafter fluctuate in value in accordance with the Fair Market Value of the Stock. No person shall receive more than one grant of Restricted Stock Units pursuant to this Section 7.4(a) during any calendar year.

(b)    Dividend Rights. Each Nonemployee Director’s Restricted Stock Unit account shall be credited quarterly on each dividend payment date with additional shares of Restricted Stock Units (including fractions computed to three decimal places) determined by dividing (1) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the account by (2) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

(c)    Settlement of Restricted Stock Units. Restricted Stock Units credited to a Nonemployee Director’s Restricted Stock Unit account shall be settled by the issuance of an equal number of shares of Stock, rounded down to the nearest whole share, upon the earliest of (i) the Nonemployee Director’s Separation from Service due to Mandatory Retirement, (ii) the Nonemployee Director’s Separation from Service after five years of continuous service on the Board (“Director Retirement”), (iii) the Nonemployee Director’s death, (iv) the Nonemployee Director’s Disability (within the meaning of Section 409A of the Code), (v) a Change in Control that also constitutes a Section 409A Change in Control and (vi) the Nonemployee Director’s Separation from Service following a Change in Control. In the event of a distribution pursuant to Section 7.4(c)(iii) or 7.4(c)(iv), the Nonemployee Director shall receive the Stock in a lump sum distribution at the time of the applicable distribution event. In the case of Sections 7.4(c)(i), 7.4(c)(ii), 7.4(c)(v) and 7.4(c)(vi), the Nonemployee Director shall receive the Stock in a lump sum distribution in January of the year following the year in which the applicable distribution event occurs; provided, however, that the Nonemployee Director may elect, no later than December 31 of the calendar year prior the date of grant of the Restricted Stock Units (or such later time permitted by Section 409A), (1) to receive a series of ten or less approximately equal annual installments commencing no later than January of the year following the year in which the applicable distribution event occurred (such election to apply to all such distribution events) or (2) to instead receive a lump sum at the time that the applicable distribution event occurs (such election to apply to all such distribution events).

7.5    Effect of Termination of Service as a Nonemployee Director.

(a)    Status of Award. Subject to earlier termination of the Nonemployee Director Award as otherwise provided herein, the status of a Nonemployee Director Award shall be determined as follows:

(i)    Death or Disability. If the Nonemployee Director’s Service terminates due to death or Disability (1) all shares subject to the Restricted Stock Award shall become fully vested, and the Participant (or the Participant’s legal representative or other person who acquired the rights to the Restricted Stock by reason of the Participant’s death) shall have the right to resell or transfer such shares at any time; and (2) all Nonstatutory Stock Options held by the Participant shall become fully vested and exercisable, and the Participant (or the Participant’s legal representative or other person who acquired the rights to the Nonstatutory Stock Option by reason of the Participant’s death) shall have the right to exercise the Nonstatutory Stock Options until the earlier of (a) the date that is twelve (12) months after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date. If the Nonemployee Director becomes “disabled,” within the meaning of Section 409A of the Code or in the event of the Nonemployee Director’s death, all Restricted Stock Units credited to the Nonemployee Director’s account shall immediately vest and become payable, in accordance with Section 7.4(c), to the Participant (or the Participant’s legal representative or other person who acquired the rights to the Restricted Stock Units by reason of the Participant’s death) in the form of a number of shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit account, rounded down to the nearest whole share.

(ii)    Mandatory Retirement. If the Participant’s Service terminates because of the Mandatory Retirement of the Participant (1) all shares subject to the Restricted Stock Award shall become fully vested, and the Participant shall have the right to resell or transfer such shares at any time; and (2) all Nonstatutory Stock Options held by the Participant shall become fully vested and exercisable and the Participant shall have the right to exercise the Nonstatutory Stock Options until the earlier of (a) the date that is five (5) years after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date. If the Nonemployee Director Separates from Service due to Mandatory Retirement, all Restricted Stock Units credited to the Nonemployee Director’s account shall immediately vest and become payable to the Participant in accordance with Section 7.4(c) above.

(iii)    Other Termination of Service. If the Participant’s Service terminates for any reason other than those enumerated in Sections 7.5(a)(i) and 7.5(a)(ii), (1) any unvested shares of Restricted Stock shall be forfeited to the Company and from and after the date of such termination, the Participant shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting or other rights with respect thereto and (2) the unvested portion of any Nonstatutory Stock Option shall terminate, and any portion of the Nonstatutory Stock Option exercisable by the Participant on the date on which the Participant’s Service terminated may be exercised until the earlier of (a) the date that is three (3) months after the date on which the Participant’s Service terminated, or (b) the Option Expiration Date. If the Nonemployee Director Separates from Service prior to the occurrence of any of the distribution events set forth in Section 7.4(c), all Restricted Stock Units credited to the Participant’s account shall be forfeited on the date of such Separation from Service; provided, however, that if the Nonemployee Director Separates from Service due to a pending Disability determination such forfeiture shall not occur until a finding that such Disability has not occurred.

(iv)    Notwithstanding the provisions of Section 7.5(i) through 7.5(iii) above, the Board, in its sole discretion, may establish different terms and conditions pertaining to Nonemployee Director Awards.

(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a Nonstatutory Stock Option within the applicable time periods set forth in Section 7.5(a) is prevented by the provisions of Section 14.1 below, the Nonstatutory Stock Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Nonstatutory Stock Option is exercisable, but in any event no later than the Option Expiration Date.

(c)    Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.5(a) of shares acquired upon the exercise of the Nonstatutory Stock Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Nonstatutory Stock Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

7.6    Effect of Change in Control on Nonemployee Director Awards. Upon the occurrence of a Change in Control, (i) the vesting of all shares of Restricted Stock granted pursuant to Section 7.1(a) shall be accelerated so that all such shares become fully vested, (ii) the vesting of Nonstatutory Stock Options granted pursuant to Section 7.3(a) shall be accelerated and such Nonstatutory Stock Options shall remain fully exercisable until the Option Expiration Date, and (iii) all Restricted Stock Units shall immediately vest and be settled in accordance with Section 7.4(c).

7.7    Right to Decline Nonemployee Director Awards. Notwithstanding the foregoing, any person may elect not to receive a Nonemployee Director Award by delivering written notice of such election to the Board no later than the day prior to the date such Nonemployee Director Award would otherwise be granted. A person so declining a Nonemployee Director Award shall receive no payment or other consideration in lieu of such declined Nonemployee Director Award. A person who has declined a

Nonemployee Director Award may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Nonemployee Director Award would be granted.

8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

8.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

8.3    Exercisability and Term of SARs.

(a)    Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

8.4    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

8.5    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

8.6    Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2    Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

9.3    Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

9.4    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 9.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the

Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9.5    Voting Rights, Dividends and Distributions. Except as provided in this Section, Section 9.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

9.6    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

9.7    Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1    Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable

Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures may be based upon one or more of the following objectively defined and non-discretionary business criteria and any other objectively verifiable and non-discretionary adjustments permitted and pre-established by the Committee in accordance with Section 162(m), as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization (EBITDA)/adjusted EBITDA; (vii) net income; (viii) expenses; (ix) the market price of the Stock; (x) earnings per share; (xi) return on shareholder equity or assets; (xii) return on capital; (xiii) return on net assets; (xiv) economic profit or economic value added (EVA); (xv) market share; (xvi) customer satisfaction; (xvii) safety; (xviii) total shareholder return; (xix) earnings; (xx) cash flow; (xxi) revenue; (xxii) profits before interest and taxes;

(xxiii) profit/ loss; (xxiv) profit margin; (xxv) working capital; (xxvi) price/earnings ratio; (xxvii) debt or debt-to-equity; (xxviii) accounts receivable; (xxix) write-offs; (xxx) cash; (xxxi) assets; (xxxii) liquidity; (xxxiii) earnings from operations; (xxxiv) operational reliability; (xxxv) environmental performance; (xxxvi) funds from operations; (xxxvii) adjusted revenues; (xxxviii) free cash flow; or (xxxix) core earnings.

(b)    Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable, but no later than the 15th day of the third month following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b) but, in any case, no later than the 15th day of the third month following completion of the Performance Period applicable to a Performance Award, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.

10.6    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee in accordance with Section 409A of the Code. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)    Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

11.2    Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

11.3    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award, provided that Dividend Equivalents may be settled in cash, shares of Stock, or a combination thereof as determined by the Committee. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

11.4    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

11.5    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 11.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

11.6    Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.	DEFERRED COMPENSATION AWARDS.

12.1    Establishment of Deferred Compensation Award Programs. This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a)    Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)    Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

12.2    Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 12 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)    Vesting Conditions. Deferred Compensation Awards shall not be subject to any vesting conditions.

(b)    Terms and Conditions of Stock Units.

(i)    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)    Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 12, shall specify at the time of such election a settlement date with respect to such Award in accordance with rules established by the Committee. The Company shall issue to the Participant upon the earlier of the settlement date elected by the Participant or the date of the Participant’s Separation from Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)    Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

13.	OTHER STOCK-BASED AWARDS.

In addition to the Awards set forth in Sections 6 through 12 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

14.	CHANGE IN CONTROL.

14.1    Effect of Change in Control on Options and SARs. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or SARs or substitute for outstanding Options or SARs substantially equivalent options or SARs covering the Acquiror’s stock. Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control. Options and SARs which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability in connection with the Participant’s subsequent termination of Service as the Board may determine.

14.2    Effect of Change in Control on Other Awards. In the event of a Change in Control, the

Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or SARs or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock. Any such Awards which are neither assumed or continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested. Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting or lapse of restrictions in connection with the Participant’s subsequent termination of Service as the Board may determine.

14.3    Nonemployee Director Awards. Notwithstanding the foregoing, Nonemployee Director Awards shall be subject to the terms of Section 7, and not this Section 14.

15.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16.	TAX WITHHOLDING.

16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2    Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

17.	AMENDMENT OR TERMINATION OF PLAN.

The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. Notwithstanding the foregoing, only the Board may amend Section 7. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

18.	MISCELLANEOUS PROVISIONS.

18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

18.3    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.4    Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.5    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.6    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.7    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.8    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

18.9    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

18.10    Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent any Award payable in connection with a Participant’s Separation from Service constitutes deferred compensation subject to (and not exempt from) Section 409A of the Code and (ii) the Participant is deemed at the time of such separation to be a “specified employee” under Section 409A of the Code and the Treasury regulations thereunder, then payment shall not be made or commence until the earlier of (i) six (6)-months after such Separation from Service or (ii) the date of the Participant’s death following such Separation from Service; provided, however, that such delay shall only be effected to the extent required to avoid adverse tax treatment to the Participant, including (without limitation) the additional twenty percent (20%) tax for which the Participant would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such delay. Upon the expiration of the applicable delay period, any payment which would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Participant or the Participant’s beneficiary in one lump sum on the first business day immediately following such delay.

PG&E CORPORATION AND

PACIFIC GAS AND ELECTRIC COMPANY

ANNUAL MEETINGS OF SHAREHOLDERS

SAN RAMON VALLEY CONFERENCE CENTER

The 2010 annual meetings of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, May 12, 2010, at 10:00 a.m., at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California.

The San Ramon Valley Conference Center is located in San Ramon right off Interstate 680, approximately 35 miles east of San Francisco. From Highway 680, take the Crow Canyon Road exit. Go east on Crow Canyon Road past Camino Ramon. Turn right into the Conference Center parking lot. There is ample free parking on the grounds.

Cameras, tape recorders, and other electronic recording devices will not be allowed in the meetings, other than for PG&E Corporation and Utility purposes. No items will be allowed into the meetings that might pose a safety or security risk.

Real-time captioning services and assistive listening devices will be available at the meetings. Please note that real-time captioning materials are not reviewed by either company before they are presented to shareholders, in order to provide timely information to shareholders attending the meetings. Any documents created in the real-time captioning process cannot be relied upon as an accurate transcript of the annual meeting proceedings.

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail your proxy card as soon as possible.

VOTE BY TELEPHONE
c/o Corporate Election Services PO Box 1150 Pittsburgh, PA 15230-1150	Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch- tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign, and date your proxy card and return it in the postage-paid envelope provided, or return it to: Corporate Election Services, PO Box 1150, Pittsburgh PA 15230.

You can view the Joint Proxy Statement and the Annual Report on the Internet at: www.pgecorp.com/investors/financial_reports/

Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on Wednesday, May 12, 2010 to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

PACIFIC GAS AND ELECTRIC COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 12, 2010.

The undersigned hereby appoints Christopher P. Johns and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 12, 2010, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2010

Please sign exactly as name appears hereon. When signing as

attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by

President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

2010 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

San Ramon Valley Conference Center

3301 Crow Canyon Road

San Ramon, California

May 12, 2010, at 10:00 a.m.

There is free parking at the San Ramon Valley Conference Center. Doors open at 9:00 a.m.

You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note:  Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.  Cell phones must be turned off prior to entering the meeting.  Cameras and video, audio, or any other electronic recording devices will not be allowed in the meeting room during the Annual Meeting, other than for PG&E Corporation purposes.  A checkroom will be available.  For your protection, all purses, briefcases, and packages will be subject to inspection as you enter the meeting.  No items will be allowed into the meeting that might pose a safety or security risk.  We regret any inconvenience this may cause.

Real-time captioning services and assistive listening devices will be available. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device.

    Please fold and detach card at perforation.

YOUR VOTE IS IMPORTANT  !

As an alternative to completing and mailing the card, you may submit your voting instructions over the Internet at

www.cesvote.com or by touch-tone telephone at 1-888-693-8683. Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the meeting.

Proxy must be signed and dated on the reverse side.

    Please fold and detach card at perforation before mailing.

PACIFIC GAS AND ELECTRIC COMPANY	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1. Election of Directors

Nominees are:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

(1) David R. Andrews	❑	❑	❑	(7) Roger H. Kimmel	❑	❑	❑
(2) Lewis Chew	❑	❑	❑	(8) Richard A. Meserve	❑	❑	❑
(3) C. Lee Cox	❑	❑	❑	(9) Forrest E. Miller	❑	❑	❑
(4) Peter A. Darbee	❑	❑	❑	(10) Rosendo G. Parra	❑	❑	❑
(5) Maryellen C. Herringer	❑	❑	❑	(11) Barbara L. Rambo	❑	❑	❑
(6) Christopher P. Johns	❑	❑	❑	(12) Barry Lawson Williams	❑	❑	❑

2. Ratification of Appointment of the Independent Registered Public Accounting Firm	❑ FOR	❑ AGAINST	❑ ABSTAIN

3. Advisory Vote on Executive Compensation	❑ FOR	❑ AGAINST	❑ ABSTAIN

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PACIFIC GAS AND ELECTRIC COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 12, 2010.

The undersigned hereby appoints Christopher P. Johns and Linda Y.H. Cheng, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of Pacific Gas and Electric Company, to be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 12, 2010, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting, and any adjournments or postponements thereof.

Signature

Signature

Date:	, 2010
Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PACIFIC GAS AND ELECTRIC COMPANY	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2, and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT ITEMS 1, 2, AND 3.

1. Election of Directors

Nominees are:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

(1) David R. Andrews	❑	❑	❑	(7) Roger H. Kimmel	❑	❑	❑
(2) Lewis Chew	❑	❑	❑	(8) Richard A. Meserve	❑	❑	❑
(3) C. Lee Cox	❑	❑	❑	(9) Forrest E. Miller	❑	❑	❑
(4) Peter A. Darbee	❑	❑	❑	(10) Rosendo G. Parra	❑	❑	❑
(5) Maryellen C. Herringer	❑	❑	❑	(11) Barbara L. Rambo	❑	❑	❑
(6) Christopher P. Johns	❑	❑	❑	(12) Barry Lawson Williams	❑	❑	❑

2. Ratification of Appointment of the Independent Registered Public Accounting Firm	❑ FOR	❑ AGAINST	❑ ABSTAIN

3. Advisory Vote on Executive Compensation	❑ FOR	❑ AGAINST	❑ ABSTAIN

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.